Exhibit 99.3

PRO FORMA VALUATION REPORT
MUTUAL HOLDING COMPANY
STOCK OFFERNG

HarborOne Bancorp, Inc. | **Brockton**, Massachusetts

PROPOSED HOLDING COMPANY FOR:
HarborOne Bank | Brockton, Massachusetts

Dated as of February 5, 2016

RP FINANCIAL, LC.
Advisory | Planning | Valuation

1100 North Glebe Road Suite 600
Arlington, Virginia 22201
703.528.1700
rpfinancial.com

February 5, 2016

Board of Directors

HarborOne Mutual Bancshares

HarborOne Bancorp, Inc.
HarborOne Bank
770 Oak Street

Brockton, Massachusetts  02301

Members of the Board of Directors:

At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and the Massachusetts Commissioner of Banks (the “Commissioner”), and applicable regulatory interpretations thereof.

Description of Plan of Reorganization and Minority Stock Issuance

On January 27, 2016, the Board of Directors of HarborOne Bank adopted the Plan of Reorganization and Minority Stock Issuance (the “Reorganization”).  Pursuant to the Reorganization, HarborOne Bank will be a co-operative bank in stock form and its capital stock will be owned by HarborOne Bancorp, Inc. (“HarborOne Bancorp” or the “Company”), a Massachusetts corporation formed in 2016 as part of the Reorganization.  HarborOne Bancorp will issue a majority of its common stock to HarborOne Mutual Bancshares (the “MHC”), a Massachusetts mutual holding company formed in 2016 as part of the Reorganization, and sell a minority of its common stock to the public.  Concurrent with the completion of the public stock offering, the Bank will receive at least 50.0% of the net stock proceeds and the balance will be retained by HarborOne Bancorp.  The MHC will own a controlling interest in the Company of at least 51%, and the Company will be the sole subsidiary of the MHC.

HarborOne Bancorp will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Plans including HarborOne Bank’s employee stock ownership plan (the “ESOP”), and Employees, Officers and Directors of the Bank, as such terms are defined in the Bank’s Reorganization for purposes of applicable federal regulatory

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

guidelines governing stock offerings by mutual institutions.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated community offering or a firm commitment underwritten offering.  A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of HarborOne Bank and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of HarborOne Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company.  In the future, HarborOne Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Reorganization provides for the establishment of a new charitable foundation (the “Foundation”).  The Foundation contribution will  be funded with 1.2% of the number of shares of common stock issued in the stock issuance and cash equal to 0.3% of the Company’s pro forma market value.  The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which HarborOne Bank operates and to enable those communities to share in the Bank’s long-term growth.  The Foundation will be dedicated completely to community activities and the promotion of charitable causes.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form.  The background and experience of RP Financial is detailed in Exhibit V-1.  We believe that, except for the fee we will receive for the Appraisal, we are independent of the Company, the Bank, the MHC and the other parties engaged by the Bank, the Company or the MHC to assist in the stock conversion process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus as filed with the FDIC, the Commissioner and the Securities and Exchange Commission (“SEC”).  We have conducted a financial analysis of the Company, the Bank and the MHC that has included a review of audited financial information for the years ended December 31, 2011 through December 31, 2015, a review of various unaudited information and internal financial reports through December 31, 2015, and due diligence related discussions with the Bank’s management; Wolf & Company, P.C., the Company’s independent auditor; Goodwin Procter LLP, the Bank’s counsel for the Reorganization and Sandler O’Neill & Partners, L.P., the Bank’s marketing advisor in connection with the stock offering.  All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions.  In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable.  While we

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believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which HarborOne Bank operates and have assessed HarborOne Bank’s relative strengths and weaknesses.  We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on HarborOne Bank and the industry as a whole.  We have analyzed the potential effects of the stock offering on HarborOne Bank’s operating characteristics and financial performance as they relate to the pro forma market value of HarborOne Bancorp.  We have reviewed the economic and demographic characteristics of the Bank’s primary market area.  We have compared HarborOne Bank’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies.  We have reviewed the current conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues and initial public offerings by thrifts and thrift holding companies.  We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on HarborOne Bank’s representation that the information contained in the regulatory applications and additional information furnished to us by HarborOne Bank and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete.  We did not independently verify the financial statements and other information provided by HarborOne Bank, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of HarborOne Bank.  The valuation considers HarborOne Bank only as a going concern and should not be considered as an indication of HarborOne Bank’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for HarborOne Bank and for all thrifts and their holding companies.  Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of HarborOne Bank’s stock alone.  It is our understanding that there are no current plans for selling control of HarborOne Bank following completion of the stock offering.  To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which HarborOne Bancorp’s common stock, immediately upon completion of the stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of February 5, 2016, the estimated aggregate pro forma market value of the shares to be issued immediately following the offering, both shares issued publicly as well as to the MHC, was $227,700,000 at the midpoint, equal to 22,700,000 shares issued at a per share value of $10.00.  Pursuant to conversion guidelines, the 15% offering range

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indicates a minimum value of $193,545,000 and a maximum value of $261,855,000.  Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 19,354,500 shares at the minimum of the valuation range and 26,185,500 total shares outstanding at the maximum of the valuation range.  In the event that the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $301,133,250 without a resolicitation.  Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 30,113,325.  The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 45.0% ownership interest of the Company prior to the issuance of the shares to the Foundation.  Accordingly, the offering range to the public of the minority stock will be $87,095,250 at the minimum, $102,465,000 at the midpoint, $117,834,750 at the maximum and $135,509,960 at the super maximum.  Based on the public offering range, and inclusive of the shares issued to the Foundation, the public ownership of the shares will represent 46.2% of the shares issued, with the MHC owning the majority of the shares.

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock.  Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof.  The appraisal reflects only a valuation range as of this date for the pro forma market value of HarborOne Bancorp immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the stock offering.

RP Financial’s valuation was based on the financial condition and operations of HarborOne Bank as of December 31, 2015, the date of the financial data included in the prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.  RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

This valuation will be updated as provided for in the conversion regulations and guidelines.  These updates will consider, among other things, any developments or changes in the financial performance and condition of HarborOne Bank, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues.  These updates may also consider changes in other external factors which impact value including, but not limited to:  various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates.  Should any

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such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made.  The reasons for any such adjustments will be explained in the update at the date of the release of the update.  The valuation will also be updated at the completion of HarborOne Bancorp’s stock offering.

Respectfully submitted,

RP® FINANCIAL, LC.

/s/ Ronald S. Riggins
Ronald S. Riggins
Managing Director

/s/ Gregory E. Dunn
Gregory E. Dunn
Director

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RP® Financial, LC.

TABLE OF CONTENTS

HARBORONE BANCORP, INC.

HARBORONE BANK
Brockton, Massachusetts

PAGE
DESCRIPTION		NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

Introduction		I.1
Plan of Reorganization and Minority Stock Issuance		I.1
Strategic Overview		I.2
Balance Sheet Trends		I.5
Income and Expense Trends		I.8
Interest Rate Risk Management		I.11
Lending Activities and Strategy		I.12
Asset Quality		I.15
Funding Composition and Strategy		I.16
Subsidiary Activities		1.17
Legal Proceedings		I.17

CHAPTER TWO	MARKET AREA

Introduction		II.1
National Economic Factors		II.1
Market Area Demographics		II.5
Regional Economy		II.7
Unemployment Trends		II.8
Market Area Deposit Characteristics and Competition		II.9

CHAPTER THREE	PEER GROUP ANALYSIS

Peer Group Selection		III.1
Financial Condition		III.5
Income and Expense Components		III.8
Loan Composition		III.11
Interest Rate Risk		III.11
Credit Risk		III.14
Summary		III.14

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TABLE OF CONTENTS

HARBORONE BANCORP, INC.

HARBORONE BANK

Brockton, Massachusetts

(continued)

PAGE
DESCRIPTION			NUMBER

CHAPTER FOUR		VALUATION ANALYSIS

Introduction			IV.1
Appraisal Guidelines			IV.1
RP Financial Approach to the Valuation			IV.1
Valuation Analysis			IV.2
1.	Financial Condition		IV.3
2.	Profitability, Growth and Viability of Earnings		IV.4
3.	Asset Growth		IV.6
4.	Primary Market Area		IV.6
5.	Dividends		IV.8
6.	Liquidity of the Shares		IV.8
7.	Marketing of the Issue		IV.9
	A.	The Public Market	IV.9
	B.	The New Issue Market	IV.13
	C.	The Acquisition Market	IV.14
8.	Management		IV.17
9.	Effect of Government Regulation and Regulatory Reform		IV.18
Summary of Adjustments			IV.18
Valuation Approaches: Fully-Converted Basis			IV.18
Basis of Valuation- Fully-Converted Pricing Ratios			IV.20
1.	Price-to-Earnings (“P/E”)		IV.20
2.	Price-to-Book (“P/B”)		IV.22
3.	Price-to-Assets (“P/A”)		IV.24
Comparison to Publicly-Traded MHCs			IV.25
Comparison to Recent Offerings and Publicly-Traded Mortgage Banking Companies			IV.29
Valuation Conclusion			IV.29

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LIST OF TABLES

HARBORONE BANCORP, INC.

HARBORONE BANK

Brockton, Massachusetts

TABLE
NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheet Data	I.6
1.2	Historical Income Statements	I.9

2.1	Summary Demographic Data	II.6
2.2	Primary Market Area Employment Sectors	II.7
2.3	Boston Market Area Largest Employers	II.8
2.4	Unemployment Trends	II.9
2.5	Deposit Summary	II.10
2.6	Market Area Deposit Competitors	II.11

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.6
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.9
3.4	Loan Portfolio Composition and Related Information	III.12
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	III.13
3.6	Credit Risk Measures and Related Information	III.15
4.1	Market Area Unemployment Rates	IV.7
4.2	Pricing Characteristics and After-Market Trends	IV.15
4.3	Market Pricing Comparatives	IV.16
4.4	Fully-Converted Market Pricing Versus Peer Group	IV.21
4.5	MHC Market Pricing Versus Peer Group	IV.23
4.6	Calculation of Implied Per Share Data- Incorporating MHC Second Step Conversion	IV.26
4.7	MHC Institutions Implied Pricing Ratios, Full Conversion Basis	IV.28

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I.  OVERVIEW AND FINANCIAL ANALYSIS

Introduction

HarborOne Bank or the “Bank” is a Massachusetts chartered co-operative bank headquartered in Brockton, Massachusetts.  The Bank was established in 1917 as Brockton Credit Union and converted to a Massachusetts co-operative bank in 2013.  HarborOne Bank serves the Boston metropolitan area through 14 full service branch offices, two limited service branches and 13 free standing ATMs.  The Bank also maintains an ATM at every full service branch and a commercial loan office in Providence, Rhode Island.  Additionally, through its wholly-owned subsidiary Merrimack Mortgage Company, Inc. or “Merrimack Mortgage”, the Bank conducts mortgage banking operations through 34 offices in Massachusetts, New Hampshire, Connecticut and Maine.  Harbor One Bank acquired Merrimack Mortgage on July 1, 2015.  A map of HarborOne Bank’s full serve branch office locations is provided in Exhibit I-1.  HarborOne Bank is a member of the Federal Home Loan Bank (“FHLB”) system and its deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation (“FDIC”).  As of December 31, 2015, HarborOne Bank had total assets of $2.2 billion, total deposits of $1.7 billion and total equity of $190.7 million equal to 8.82% of total assets.  The Bank’s audited financial statements are included by reference as Exhibit I-2.

Plan of Reorganization and Minority Stock Issuance

On January 27, 2016, the Board of Directors of HarborOne Bank adopted the Plan of Reorganization and Minority Stock Issuance (the “Reorganization”).  Pursuant to the Reorganization, HarborOne Bank will be a co-operative bank in stock form and its capital stock will be owned by HarborOne Bancorp, Inc. (“HarborOne Bancorp” or the “Company”), a Massachusetts corporation formed in 2016 as part of the Reorganization.  HarborOne Bancorp will issue a majority of its common stock to HarborOne Mutual Bancshares (the “MHC”), a Massachusetts mutual holding company formed in 2016 as part of the Reorganization, and sell a minority of its common stock to the public.  Concurrent with the completion of the public stock offering, the Bank will receive at least 50% of the net stock proceeds and the balance will be retained by HarborOne Bancorp.  The MHC will own a controlling interest in the Company of at least 51%, and the Company will be the sole subsidiary of the MHC.

I.1

HarborOne Bancorp will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Plans including HarborOne Bank’s employee stock ownership plan (the “ESOP”), and Employees, Officers and Directors of the Bank, as such terms are defined in the Bank’s Reorganization for purposes of applicable federal regulatory guidelines governing stock offerings by mutual institutions.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated community offering or a firm commitment underwritten offering.  A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of HarborOne Bank and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, funding a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company.  In the future, HarborOne Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Reorganization provides for the establishment of a new charitable foundation (the “Foundation”).  The Foundation contribution will  be funded with 1.2% of the number of shares of common stock issued in the stock issuance and cash equal to 0.3% of the Company’s pro forma market value at the close of the offering.  The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which HarborOne Bank operates and to enable those communities to share in the Bank’s long-term growth.  The Foundation will be dedicated completely to community activities and the promotion of charitable causes.

Strategic Overview

HarborOne Bank maintains a local community banking emphasis, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base.  Historically, as a credit union, the Bank’s lending activities were concentrated in origination of 1-4 family permanent mortgage loans and consumer loans that emphasized the origination of indirect auto loans and leases.  Pursuant to HarborOne Bank’s conversion to co-operative bank, the Bank embarked on a new strategic direction designed to build a full service community banking franchise.  In connection with the implementation of a full service community banking

I.2

strategy, the Bank invested in infrastructure and personnel to manage and facilitate growth strategies.  Most notably, in support of implementation of a diversified lending strategy, the Bank has been building a team of commercial lenders experienced in developing full service commercial banking relationships in the local market.  In 2014 and 2015, the Bank has started to realize some leveraging of its strategic investments, as evidenced by an acceleration of commercial loan growth.  The Bank’s objective is to fund asset growth primarily through deposit growth, emphasizing growth of lower cost core deposits.  Core deposit growth is expected to be in part facilitated by growth of commercial lending relationships, pursuant to which the Bank is seeking to establish a full service banking relationship with its commercial loan customers through offering a full range of commercial loan products that can be packaged with lower cost commercial deposit products.

In July 2015, the Bank acquired Merrimack Mortgage, an independent residential mortgage company headquartered in Manchester, New Hampshire.  While the acquisition of Merrimack Mortgage had a relatively small impact on the Bank’s balance sheet, it has had a significant impact on the Bank’s earnings with respect to increasing non-interest operating revenues and operating expenses.  Total non-interest income increased from $15.6 million during 2014 to $35.4 million during 2015 and operating expenses increased from $54.3 million during 2014 to $78.0 million during 2015, in which 2015 earnings includes only six months of Merrimack Mortgage’s revenues and operating expenses.

Investments serve as a supplement to the Bank’s lending activities and the investment portfolio is considered to be indicative of a low risk investment philosophy. Mortgage-backed securities guaranteed by government sponsored enterprises (“GSEs”) constitute the largest portion of the Bank’s investment portfolio, with other investments consisting of municipal bonds, U.S. Government and GSE obligations and Small Business Administration (“SBA”) asset-backed securities.

Deposits have consistently served as the primary funding source for the Bank, with supplemental funding provided by utilization of borrowings as an alternative funding source for purposes of managing funding costs and interest rate risk.  Borrowings currently held by the Bank consist of FHLB advances.

HarborOne Bank’s earnings base is largely dependent upon net interest income and operating expense levels.  The Bank experienced some net interest margin compression from 2011 through 2013, which was the result of a more significant decline in interest-earning assets

I.3

yields relative to interest-bearing funding costs.  Comparatively, the Bank’s net interest margin has increased during the past two years, as commercial loan growth has facilitated a higher yield on interest-earning assets and the Bank’s funding costs have continued to trend lower.

Pursuant to the Bank’s acquisition of Merrimack Mortgage, non-interest operating income and operating expenses have become more significant earnings factors and, in light of the largely off—balance sheet operations of Merrimack Mortgage, non-interest operating income and operating expenses have increased significantly as a percent of average assets.

The post-offering business plan of the Bank is expected to continue to focus on implementing strategic initiatives to develop and grow a full service community banking franchise.  Accordingly, HarborOne Bank will continue to be an independent full service community bank, with a commitment to meeting the retail and commercial banking needs of individuals and businesses in the Boston metropolitan area and nearby regional markets that are served by the Bank’s commercial loan office in Providence, Rhode Island and the offices maintained by Merrimack Mortgage in the states of Massachusetts, New Hampshire, Connecticut and Maine.

The Bank’s Board of Directors has elected to complete a public stock offering to sustain growth strategies and facilitate implementation of its strategic plan.  The capital realized from the stock offering will increase the Bank’s operating flexibility and allow for additional growth of the balance sheet.  The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Bank’s future funding needs, which may facilitate a reduction in HarborOne Bank’s funding costs.  Additionally, HarborOne Bank’s higher equity-to-assets ratio will enable the Bank to pursue expansion opportunities.  Such expansion would most likely occur through the establishment of additional branches and opening additional offices maintained by Merrimack Mortgage.  The Bank will also be in a better position to pursue growth through acquisition of other financial service providers following the stock offering, given its strengthened capital position.  At this time, the Bank has no specific plans for expansion.  The projected uses of proceeds are highlighted below.

•                                               The Company.  The Company is expected to retain up to 50% of the net offering proceeds.  At present, funds at the Company level, net of the loan to the ESOP and the cash contribution to the Foundation, are expected to be primarily invested initially into liquid funds held as a deposit at the Bank.  Over time, the funds may be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock and the payment of  cash dividends.

I.4

•                                          The Bank.  Approximately 50% of the net conversion proceeds will be infused into the Bank.  Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds and are expected to be primarily utilized to fund loan growth over time.

Overall, it is the Bank’s objective to pursue controlled growth that will serve to increase returns, while continuing to emphasize management of the overall risk associated with HarborOne Bank’s operations.

Balance Sheet Trends

Table 1.1 shows the Bank’s historical balance sheet data for the past five years.  From yearend 2011 through yearend 2015, HarborOne Bank’s assets increased at a 3.71% annual rate.  Asset growth was largely driven by loan growth and supplemented with growth of investment securities.  Asset growth was funded by deposit growth, which funded a reduction in borrowings as well.  A summary of HarborOne Bank’s key operating ratios for the past five years is presented in Exhibit I-3.

HarborOne Bank’s loans receivable portfolio increased at a 3.10% annual rate from yearend 2011 through yearend 2015, in which the loans receivable balance declined during 2012 and then trended higher through 2015.  The most significant loan growth was realized during the past two years, which was primarily attributable to growth of commercial real estate loans and commercial business loans.  The Bank’s slightly lower loan growth rate compared to its asset growth rate provided for a slight decrease in the loans-to-assets ratio from 81.86% at yearend 2011 to 79.95% at yearend 2015.

HarborOne Bank’s emphasis on growing commercial loans is evidenced by recent trends in its loan portfolio composition.  Trends in the Bank’s loan portfolio composition since yearend 2011 show that the concentration of 1-4 family mortgage loans comprising total loans decreased from 50.59% of total loans receivable at yearend 2011 to 41.07% of total loans receivable at yearend 2015.  Similarly, consumer loans decreased from 37.76% of total loans receivable at yearend 2011 to 31.71% of total loans receivable at yearend 2015.  Comparatively, from yearend 2011 through yearend 2015, commercial real estate loans (including multi-family loans) increased from 1.73% of total loans receivable to 15.34% of total loans receivable and commercial business loans increased from 1.01% of total loans receivable to 4.07% of total loans receivable.  Over the same time period, the relative concentrations of construction increased from 0.90% of total loans receivable to 2.07% of total loans and home

I.5

Table 1.1

HarborOne Bank

Historical Balance Sheet Data

											12/31/11-
											12/31/15
	At December 31,										Annual.
	2011		2012		2013		2014		2015		Growth Rate
Total Amount of:	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)

Assets	$1,869,920	100.00%	$1,871,335	100.00%	$1,957,671	100.00%	$2,041,879	100.00%	$2,163,142	100.00%	3.71%
Cash and cash equivalents	76,296	4.08%	108,196	5.78%	75,342	3.85%	52,983	2.59%	40,652	1.88%	-14.56%
Investment securities	155,328	8.31%	130,754	6.99%	192,695	9.84%	206,399	10.11%	192,120	8.88%	5.46%
Loans held for sale	2,930	0.16%	11,497	0.61%	2,061	0.11%	3,525	0.17%	63,797	2.95%	116.01%
Loans receivable, net	1,530,668	81.86%	1,518,021	81.12%	1,591,814	81.31%	1,651,894	80.90%	1,729,388	79.95%	3.10%
FHLB stock	23,419	1.25%	22,904	1.22%	22,129	1.13%	18,631	0.91%	18,735	0.87%	-5.43%
Bank-owned life insurance	—	0.00%	—	0.00%	—	0.00%	35,378	1.73%	38,333	1.77%	NM
Goodwill and other intangible assets	3,879	0.21%	3,694	0.20%	3,509	0.18%	3,324	0.16%	13,674	0.63%	37.02%

Deposits	$1,330,516	71.15%	$1,328,720	71.00%	$1,414,960	72.28%	$1,500,115	73.47%	$1,691,212	78.18%	6.18%
Borrowings	351,112	18.78%	344,609	18.42%	339,606	17.35%	329,602	16.14%	249,598	11.54%	-8.18%

Equity	$167,751	8.97%	$175,896	9.40%	$180,803	9.24%	$183,458	8.98%	$190,688	8.82%	3.26%
Tangible equity	163,872	8.76%	172,202	9.20%	177,294	9.06%	180,134	8.82%	177,014	8.18%	1.95%

Loans/Deposits		115.04%		114.25%		112.50%		110.12%		102.26%

(1)  Ratios are as a percent of ending assets.

Sources:  HarborOne Bank’s prospectus, audited and unaudited financial statements, SNL Financial and RP Financial calculations.

I.6

equity loans and lines of credit decreased from 8.01% of total loans receivable to 5.74% of total loans receivable.  Additionally, loans held for sale, which currently consist of Merrimack Mortgage’s loan production, fluctuated from a low of $2.1 million or 0.11% of assets at yearend 2013 to a high of $63.8 million or 2.95% of assets at yearend 2015.

The intent of the Bank’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting HarborOne Bank’s overall credit and interest rate risk objectives.  It is anticipated that proceeds retained at the holding company level will be invested into liquid funds held as a deposit at the Bank.  Since yearend 2011, the Bank’s level of cash and investment securities (inclusive of FHLB stock) ranged from a low of 11.63% of assets at yearend 2015 to a high of 14.82% of assets at yearend 2013.  The decrease in the balance of cash and investments since yearend 2013 was largely related to redeployment of those funds for purposes of funding loan growth.  Mortgage-backed securities totaling $120.7 million comprised the most significant component of the Bank’s investment portfolio at December 31, 2015.  Other investments held by the Bank at December 31, 2015 consisted of municipal bonds ($26.0 million), SBA asset-backed securities ($30.5 million) and U.S. Government and GSE obligations ($14.9 million).  As of December 31, 2015, investments maintained as held to maturity totaled $63.6 million and investments maintained as available-for sale totaled $128.5 million.  As of December 31, 2015, the available for sale investment portfolioand had a net unrealized gain of $212,000.  Exhibit I-4 provides historical detail of the Bank’s investment portfolio.  As of December 31, 2015, the Bank also held $40.7 million of cash and cash equivalents and $18.7 million of FHLB stock.

The Bank also maintains an investment in bank-owned life insurance (“BOLI”) policies, which cover the lives of certain officers of the Bank.  The purpose of the investment is to provide funding for employee benefit plans.  The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds.  As of December 31, 2015, the cash surrender value of the Bank’s BOLI equaled $38.3 million.

Since yearend 2011, HarborOne Bank’s funding needs have been addressed through a combination of deposits, borrowings and internal cash flows.  From yearend 2011 through yearend 2015, the Bank’s deposits increased at a 6.18% annual rate.  Following a slight decline in deposits during 2012, deposit growth was sustained through yearend 2015.  Deposit growth trends in recent years reflect that deposit growth primarily consisted of transaction and savings

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account deposits.  Transaction and savings account deposits comprised 69.57%% of average total deposits during 2015, versus 60.54% of average total deposits during 2013.

Borrowings serve as an alternative funding source for the Bank to address funding needs for growth and to support management of deposit costs and interest rate risk.  From yearend 2011 through yearend 2015, borrowings decreased from $351.1 million or 18.78% of assets to $249.6 million or 11.54% of assets.  Borrowing utilized by the Bank have generally been limited to FHLB advances.

The Bank’s equity increased at a 3.25% annual rate from yearend 2011 through yearend 2015, which was largely related to retention of earnings.  A slightly stronger rate of asset growth relative to equity growth since yearend 2011 provided for a slight decline in the Bank’s equity-to-assets ratio from 8.97% at yearend 2011 to 8.82% at yearend 2015.  Similarly, the Bank’s tangible equity-to-assets ratio decreased from 8.76% at yearend 2011 to 8.18% at yearend 2015.  Goodwill and other intangibles totaled $13.9 million or 0.64% of assets at December 31, 2015.  The Bank maintained capital surpluses relative to all of its regulatory capital requirements at December 31, 2015.  The addition of stock proceeds will serve to strengthen the Bank’s capital position, as well as support growth opportunities.  At the same time, the increase in HarborOne Bank’s pro forma capital position will initially depress its ROE.

Income and Expense Trends

Table 1.2 shows the Bank’s historical income statements for the past five years.  The Bank’s reported earnings ranged from a low of $2.6 million or 0.13% of average assets during 2014 to a high of $8.7 million or 0.46% of average assets during 2012.  The higher earnings reported by the Bank during 2011 and 2012 was in part attributable to that as a credit union the Bank did not pay federal and state income taxes.  For 2015, the Bank reported net income of $5.8 million or 0.27% of average assets.  Net interest income and operating expenses represent the primary components of the Bank’s recurring earnings, while non-operating income has become a more significant factor in the Bank’s earnings largely due to revenues generated by Merrimack Mortgage.  Loan loss provisions have had a varied impact on the Bank’s earnings over the past five years, while non-operating gains have been a limited contributor to the Bank’s earnings over the past five years.

During the period covered in Table 1.2, the Bank’s net interest income to average assets ratio ranged from a low of 2.28% during 2014 to a high of 2.56% during 2011.  For 2015, the

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Table 1.2

HarborOne Bank

Historical Income Statements

For the Year Ended December 31,
2011	2012	2013	2014	2015
Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest income	$71,545	3.88%	$66,702	3.52%	$59,973	3.19%	$61,079	3.08%	$66,800	3.15%
Interest expense	(24,273)	-1.32%	(20,311)	-1.07%	(16,381)	-0.87%	(15,878)	-0.80%	(14,575)	-0.69%
Net interest income	$47,272	2.56%	$46,391	2.45%	$43,592	2.32%	$45,201	2.28%	$52,225	2.46%
Provision for loan losses	(4,024)	-0.22%	(3,839)	-0.20%	(2,235)	-0.12%	(2,589)	-0.13%	(1,257)	-0.06%
Net interest income after provisions	$43,248	2.34%	$42,552	2.25%	$41,357	2.20%	$42,612	2.15%	$50,968	2.40%

Mortgage banking income/Gain on sale of loans	$1,296	0.07%	$7,844	0.41%	$1,617	0.09%	$1,912	0.10%	$20,228	0.95%
Other non-interest operating income	13,540	0.73%	13,017	0.69%	13,837	0.74%	13,215	0.67%	14,850	0.70%
Operating expense	(51,433)	-2.79%	(54,900)	-2.90%	(53,370)	-2.83%	(54,302)	-2.73%	(78,014)	-3.68%
Net operating income	$6,651	0.36%	$8,513	0.45%	$3,441	0.18%	$3,437	0.17%	$8,032	0.38%

Non-Operating Income/(Losses)
Gain (loss) on sale and call of securities, net	$360	0.02%	$204	0.01%	$794	0.04%	$483	0.02%	$295	0.01%
Net non-operating income(loss)	$360	0.02%	$204	0.01%	$794	0.04%	$483	0.02%	$295	0.01%

Net income before tax	$7,011	0.38%	$8,717	0.46%	$4,235	0.22%	$3,920	0.20%	$8,327	0.39%
Income tax provision	0	0.00%	—	0.00%	2,909	0.15%	(1,350)	-0.07%	(2,559)	-0.12%
Net income (loss)	$7,011	0.38%	$8,717	0.46%	$7,144	0.38%	$2,570	0.13%	$5,768	0.27%

Adjusted Earnings
Net income	$7,011	0.38%	$8,717	0.46%	$7,144	0.38%	$2,570	0.13%	$5,768	0.27%
Add(Deduct): Non-operating income	(360)	-0.02%	(204)	-0.01%	(794)	-0.04%	(483)	-0.02%	(295)	-0.01%
Tax effect (2)	144	0.01%	82	0.00%	318	0.02%	193	0.01%	118	0.01%
Adjusted earnings	$6,795	0.37%	$8,595	0.45%	$6,668	0.35%	$2,280	0.11%	$5,591	0.26%

Expense Coverage Ratio (3)	0.92	x	0.84	x	0.82	x	0.84	x	0.67	x
Efficiency Ratio (4)	83.04%	81.69%	89.84%	89.51%	89.54%

(1)  Ratios are as a percent of average assets.

(2)  Assumes a 40.0% effective tax rate.

(3)  Expense coverage ratio calculated as net interest income before provisions for loan losses divided by operating expenses.

(4)  Efficiency ratio calculated as operating expenses divided by the sum of net interest income before provisions for loan losses plus non-interest operating income.

Sources:  HarborOne Bank’s prospectus, audited & unaudited financial statements, SNL Financial and RP Financial calculations.

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Bank’s net interest income to average assets ratio equaled 2.46%.  The decline in the Bank’s net interest income ratio since 2011 has been largely attributable to interest rate spread compression that has resulted from a more significant decrease in the yield earned on interest-earnings assets relative to the cost of interest-bearing liabilities.  As the result of the prolonged low interest rate environment, the decline in yield earned on less rate sensitive interest-earning assets became more significant relative to the decline in rate paid on more rate sensitive liabilities which had more significant downward repricing earlier in the prevailing interest rate environment.  The increase in the Bank’s net interest income ratio during 2015 was facilitated by a wider yield-cost spread, as commercial loan growth served to increase the overall yield on interest-earning assets and funding costs for the Bank’s deposits and borrowings continued to trend lower.  Overall, during the past five years, the Bank’s interest rate spread ranged from a low of 2.23% during 2013 to a high of 2.50% during 2015.  The Bank’s net interest rate spreads and yields and costs for the past five years are set forth in Exhibit I-3 and Exhibit I-5.

With the acquisition of Merrimack Mortgage in 2015, non-interest operating income has become a significantly larger contributor to the Bank’s earnings.  Most notably, mortgage banking income increased from $1.4 million during 2014 to $20.1 million during 2015.  In addition to mortgage banking income, the Bank has also recorded modest gains on the sale of some its auto loan originations.  Beyond mortgage banking income and gains on the sales of auto loans, deposit account fees constitute the major portion of the Bank’s non-interest operating income.  Throughout the period shown in Table 1.2, non-interest operating income ranged from a low of $14.8 million or 0.80% of average assets during 2011 to a high of $35.1 million or 1.65% of average assets during 2015.  Mortgage banking income and gains on sale of auto loans accounted for 57.7% of the Bank’s non-interest operating income during 2015.

Operating expenses represent the other major component of the Bank’s earnings, ranging from a low of $51.4 million or 2.79% of average assets during fiscal 2011 to a high of $78.0 million or 3.68% of average assets during 2015.  Consistent with the sharp increase in the Bank’s non-interest operating revenues during 2015, the large increase in the Bank’s operating expenses during 2015 was mostly related to the operations of Merrimack Mortgage.  To a lesser extent, the recent increase in operating expenses reflects additional resources devoted to building the Bank’s commercial lending platform.

Overall, during the past five years, the Bank’s expense coverage ratios (net interest income divided by operating expenses) ranged from a low of 0.67x during 2015 to a high of

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0.92x during 2011.  Comparatively, the Bank’s efficiency ratio (operating expenses as a percent of the sum of net interest income and other operating income) ranged from a high of 89.84% during 2013 to a low of 81.69% during 2012 and equaled 89.54% during 2015.

During the period covered in Table 1.2, the amount of loan loss provisions established ranged from high of $4.0 million or 0.22% of average assets during 2011 to a low of $1.3 million or 0.06% of average assets during 2015.  The reduction in loan loss provisions established was facilitated by improving credit quality trends, including decreases in the amount of net charge-offs recorded.  As of December 31, 2015 the Bank maintained loan loss allowances of $13.7 million, equal to 0.79% of total loans receivable and 46.56% of non-accruing loans.  Exhibit I-6 sets forth the Bank’s loan loss allowance activity for the past five years.

Non-operating gains from the sale of investment securities have had a limited impact on the Bank’s earnings during the period covered in Table 1.2, ranging from a low of $204,000 or 0.01% of average assets during 2012 to a high $794,000 or 0.04% of average assets during 2013.  For 2015, the Bank reported gains on the sale of investment securities equal to $295,000 or 0.01% of average assets.

As a former credit union, the Bank did not pay state and federal income taxes during 2011 and 2012.  With its conversion to a state-charted co-operative bank, the Bank’s effective tax rate ranged from a low of 30.73% during 2015 to a high of 68.69% during 2013.  As set forth in the prospectus, the Bank’s effective marginal tax rate is 40.0%.

Interest Rate Risk Management

The Bank’s balance sheet is liability-sensitive in the short-term (less than one year) and, thus, Economic Value of Equity (“EVE”) would decrease more significantly during periods of rising and higher interest rates.  As of December 31, 2015, an analysis of the Bank’s EVE indicated that in the event of an instantaneous parallel 100 basis point decrease in interest rates EVE would decrease 3.7%.  Comparatively, in the event of an instantaneous parallel 300 basis point increase in interest rates, the Bank would experience a 19.8% decrease in EVE (see Exhibit I-7).

The Bank pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities.  The Bank manages interest rate risk from the asset side of the balance sheet through investing in investment securities with adjustable interest rates, emphasizing origination of

I.11

adjustable rate and shorter term fixed rate loans for retention in the Bank’s loan portfolio and selling origination of longer term fixed rate 1-4 family permanent mortgage loans in the secondary market.  The Bank also hedges a portion of its fixed rate commercial business loan portfolio with interest rate swap contracts.  As of December 31, 2015, ARM loans comprised 21.18%% of total loans receivable (see Exhibit I-8).  On the liability side of the balance sheet, management of interest rate risk has been pursued through emphasizing growth of lower costing and less interest rate sensitive transaction and savings accounts and utilizing fixed rate FHLB advances to fund commercial real estate loan growth.  Transaction and savings accounts comprised 72.65% of the Bank’s total deposits at December 31, 2015.

The infusion of stock proceeds will serve to further limit the Bank’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Bank’s capital position will lessen the proportion of interest rate sensitive liabilities funding assets.

Lending Activities and Strategy

Historically, HarborOne Bank’s lending activities have been concentrated in 1-4 family permanent mortgage loans and indirect auto loans and leases and those loan types continue to comprise the largest components of the Bank’s loan portfolio composition.  Pursuant to the Bank’s strategic plan, the Bank is pursuing a diversified lending strategy emphasizing commercial real estate loans and commercial business loans as the primary areas of targeted loan growth.  Other areas of lending diversification for the Bank include construction loans, home equity loans and lines of credit and other consumer loans.  The origination of 1-4 family permanent mortgage loans is expected to remain a highly active area of lending for the Bank, particularly with respect to loan production generated through Merrimack Mortgage.  However, growth of the 1-4 family loan portfolio will be constrained by the sale of loans originated by Merrimack Mortgage, as well as by the sale of most originations of longer term, fixed rate 1-4 family permanent mortgage loans that are originated by the Bank.  Exhibit I-9 provides historical detail of HarborOne Bank’s loan portfolio composition for the past five years and Exhibit I-10 provides the contractual maturity of the Bank’s loan portfolio by loan type as of December 31, 2015.

1-4 Family Residential Loans.  HarborOne Bank offers both fixed rate and adjustable rate 1-4 family permanent mortgage loans.  Loans are underwritten to secondary market guidelines, as the Bank’s current philosophy has been to generally sell originations of

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conforming 1-4 family fixed rate loans with terms of 15 years or more.  Loans are generally sold on a servicing retained basis.  ARM loans offered by the Bank have initial repricing terms of one to seven years and then reprice annually for the balance of the loan term.  ARM loans are indexed to the 1-year Treasury rate or LIBOR.  As of December 31, 2015, the Bank’s outstanding balance of 1-4 family loans equaled $711.0 million or 41.07% of total loans receivable.

Home Equity Loans and Lines of Credit.  The Bank’s 1-4 family lending activities include home equity loans and lines of credit.  Home equity loans are originated as fixed rate loans with amortization terms up 20 years.  Home equity lines of credit are tied to the prime rate as published in The Wall Street Journal and are offered for terms of up to a ten year draw period followed by a 5, 10 or 15 year repayment period.  The Bank will originate home equity loans and lines of credit up to a maximum loan-to value (“LTV”) ratio of 80.0%, inclusive of other liens on the property.  As of December 31, 2015, the Bank’s outstanding balance of home equity loans and lines of credit totaled $99.4 million or 5.74% of total loans receivable.

Construction Loans.  Construction loans originated by the Bank consist of loans to finance the construction of 1-4 family residences and commercial/multi-family properties.  The Bank’s 1-4 family construction lending activities consist of originations to professional developers, contractors and builders, and, to a lesser extent, to individuals.  Construction loans for commercial development include industrial buildings and retail and office buildings.  Construction loans are generally offered as fixed rate interest only loans during the construction period, which is usually 12-24 months.  Construction loans are generally offered up to a maximum LTV ratio of 80.0% of the appraised value of the completed property.  As of December 31, 2015, the Bank’s outstanding balance of construction loans equaled $35.8 million or 2.07% of total loans receivable.

Commercial Real Estate Loans.  The balance of the mortgage loan portfolio consists of commercial real estate loans, which are collateralized by properties in the Bank’s regional lending area.  HarborOne Bank originates commercial real estate loans up to a maximum LTV ratio of 80.0% and requires a minimum debt-coverage ratio of 1.25 times.  The Bank supplements originations of commercial real estate loans with purchases of loan participations, which are secured by properties in the Bank’s regional lending area and are subject to the Bank’s underwriting standards for commercial real estate loans.  Commercial real estate loans are originated as either fixed rate or adjustable rate loans with for terms of up to 25 years.

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Fixed rate loans are generally offered with a shorter term balloon provision.  Most of the Bank’s adjustable rate commercial estate loans adjust every five years and are indexed to the 5-year FHLB Classic Advance borrowing rate.  Properties securing the commercial real estate loan portfolio include office buildings, retail development properties, manufacturing facilities, warehouse distribution facilities, hotels and apartments.  The Bank’s four largest commercial real estate loan relationship at December 31, 2015 ranged from $8.9 million to $16.0 million and all of those loans were performing in accordance with their original terms at December 31, 2015.  As of December 31, 2015, the Bank’s outstanding balance of commercial real estate loans totaled $265.5 million equal to 15.34% of total loans receivable.

Consumer Loans.  The Bank’s consumer lending activities have been concentrated in indirect auto loans and leases, which are originated through a network of approximately 250 auto dealers located in Massachusetts and Rhode Island.  Auto loans and leases are underwritten by the Bank, which primarily takes into consideration the borrower’s ability to repay the loan or lease and the value of the underlying collateral.  For purposes of managing the size of the auto loan and lease portfolio, the Bank will sell auto loans and leases in the secondary market with servicing retained by the Bank.  The balance of the consumer loan portfolio consists of small balances of loans secured by deposit, personal lines of credit and miscellaneous installment loans.  As of December 31, 2015, the consumer loan portfolio totaled $548.9 million or 31.71% of total loans receivable and consisted of $532.1 million of auto loans and leases and $16.9 million of other consumer loans.

Commercial Business Loans.  The commercial business loan portfolio is generated through extending loans to businesses operating in the local market area.  Expansion of commercial business lending activities is a desired area of loan growth for the Bank, pursuant to which the Bank is seeking to become a full service community bank to its commercial loan customers through offering a full range of commercial loan products that can be packaged with lower cost commercial deposit products.  Commercial business loans offered by the Bank consist of floating lines of credit indexed to LIBOR or The Wall Street Journal prime rate and fixed rate term loans based on a corresponding FHLB rate, plus a margin.  The commercial business loan portfolio consists substantially of loans secured by business assets such as accounts receivable, inventory, equipment and real estate.  To supplement originations of commercial business loans, the Bank also purchases commercial business loan participations.  Loan participations purchased by the Bank consist of loans acquired through the Bank’s membership in BancAlliance, a co-operative network of lending institutions that serves as a

I.14

conduit for institutional investors to participate in large commercial credits.  As of December 31, 2015, the Bank’s outstanding balance of commercial business loans equaled $70.5 million or 4.07% of total loans receivable.

Exhibit I-11 provides a summary of the Bank’s lending activities over the past three.  Total loans originated ranged from a low of $547.7 million during 2014 to a high of $1.2 billion during 2015.  The significant increase in loans originated during 2015 was primarily due to increased originations of 1-4 family permanent mortgage loans resulting from the acquisition of Merrimack Mortgage.  Originations of 1-4 family permanent mortgage loans increased from $105.3 million during 2014 to $704.2 million during 2015.  Similarly, loan sales of 1-4 family permanent mortgage loans increased from $57.8 million during 2014 to $671.5 million during 2015.  Originations of commercial real estate loans, commercial business loans and home equity loans and lines of credit increased as well during 2015, while originations of construction loans and consumer loans were lower in 2015.  Loans purchased by the Bank increased from $30.1 million in 2014 to $127.4 million in 2015.  Loans purchased by the Bank in 2015 consisted of $81.4 million of 1-4 family permanent mortgage loans, $33.0 million of commercial real estate loans and $13.0 million of commercial business loans.  Total loans sold ranged from a low of $57.8 million during 2014 to a high of $707.8 million during 2015.  Total principal repayments ranged from a low of $382.4 million during 2014 to a high of $428.5 million during 2013.  Net loan growth was recorded during each of the past three years.  Overall, net loans receivable increased from $1.5 billion at yearend 2012 to $1.7 billion at yearend 2015.

Asset Quality

Historically, the Bank’s lending emphasis on lending in local and familiar markets generally supported maintenance of relatively favorable credit quality measures.  However, following the national recession and bursting of the housing bubble in 2008, the Bank experienced elevated levels of problems assets.  Over the past five fiscal years, HarborOne Bank’s balance of non-performing assets ranged from a high of $46.0 million or 2.46% of assets at yearend 2011 to a low of $31.8 million or 1.47% of assets at fiscal yearend 2015.  As shown in Exhibit I-12, non-performing assets at December 31, 2015 consisted of $29.4 million of non-accruing loans and $2.3 million of other real estate owned and other repossessed assets.  Non-accruing loans held by the Bank at December 31, 2105 were concentrated in 1-4 family permanent mortgage loans ($25.8 million).  The Bank also held $25.0 million of performing troubled debt restructurings at December 31, 2015.

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To track the Bank’s asset quality and the adequacy of valuation allowances, HarborOne Bank has established detailed asset classification policies and procedures which are consistent with regulatory guidelines.  Classified assets are reviewed monthly by senior management and the Board.  The loan portfolio is also reviewed by an independent third party.  Pursuant to these procedures, when needed, the Bank establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets.  As of December 31 2015, the Bank maintained loan loss allowances of $13.7 million, equal to 0.79% of total loans receivable and 46.56% of non-accruing loans.

Funding Composition and Strategy

Deposits have consistently served as the Bank’s primary funding source and at December 31, 2015 deposits accounted for 87.14% of HarborOne Bank’s combined balance of deposits and borrowings.  Exhibit I-13 sets forth the Bank’s deposit composition for the past three years.  Transaction and savings account deposits comprised 69.57% of average total deposits during 2015, as compared to 60.54% of average total deposits during 2013  The increase in the concentration of core deposits comprising total deposits since 2013 was due to growth of transaction and savings account deposits and a decline in certificates of deposit (“CDs”).  Money market deposits comprised the largest concentration of the Banks core deposits during 2015, averaging $559.7 million or 49.84% of average core deposits during 2015.

The balance of the Bank’s deposits consists of CDs, which equaled 30.43% of average total deposits during 2015 compared to 39.46% of average total deposits during 2013.  Jumbo CDs (CDs with balances of $100,000 or more) totaled $214.7 million or 46.40% of total CDs at December 31, 2015.  Exhibit I-14 sets forth the maturity schedule of the Bank’s CDs, which shows that 50.0% of the Bank’s CDs at December 31, 2015 were scheduled to mature in less than one year.

Borrowings serve as an alternative funding source for the Bank to facilitate management of funding costs and interest rate risk Borrowings totaled $249.6 million at December 31, 2015 and consisted entirely of FHLB advances.  At December 31, 2015, the FHLB advances had a weighted average interest rate of 2.08% with laddered maturities out to seven years.  Exhibit I-15 provides further detail of the Bank’s borrowings activities during the past three years.

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Subsidiary Activities

In addition to Merrimack Mortgage, HarborOne Bank has two wholly-owned subsidiaries, HarborOne Security Corporation, LLC and Oak Street Security Corporation, LLC, each a Massachusetts limited liability company, which are engaged in buying, selling, dealing in and holding securities.

Legal Proceedings

The Bank is not currently party to any pending legal proceedings that the Bank’s management believes would have a material adverse effect on the Bank’s financial condition, results of operations or cash flows.

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II. MARKET AREA

Introduction

HarborOne Bank is headquartered in Brockton, Massachusetts and currently serves the Boston metropolitan area through 14 full-service banking offices and two limited service offices. The branches are located in the Massachusetts counties of Plymouth (eleven offices including the main office), Bristol (five offices) and Norfolk (two offices).  The Bank also maintains a commercial loan office in Providence, Rhode Island.  Details regarding the Company’s office properties are set forth in Exhibit II-1.

With operations in a major metropolitan area, the Bank’s competitive environment includes a significant number of thrifts, commercial banks and other financial services companies, some of which have a regional or national presence and are larger than the Bank in terms of deposits, loans, scope of operations, and number of branches.  These institutions also have greater resources at their disposal than the Bank.  The Boston MSA has a highly developed economy, with a relatively high concentration of skilled workers who are employed in a number of different industry clusters including healthcare, financial services and technology.

Future growth opportunities for HarborOne Bank depend on the future growth and stability of the local and regional economy, demographic growth trends and the nature and intensity of the competitive environment.  These factors have been briefly examined to help determine the growth potential that exists for the Bank, the relative economic health of the Bank’s market area, and the resultant impact on value.

National Economic Factors

The future success of the Bank’s operations is partially dependent upon various national and local economic trends.  In assessing national economic trends over the past few quarters, July 2015 manufacturing activity expanded at a slower rate, with an index reading of 52.7 compared to 53.5 for June.  Comparatively, service sector activity for July accelerated to an index reading of 60.3, versus a June index reading of 56.0.  The July employment report showed 215,000 jobs were added and the unemployment rate remained at 5.3%.  Retail sales jumped 0.6% in July, providing an indication that the U.S. economy was gaining some traction.  Housing data for July also reflected improving market conditions, as July housing starts reached their highest level since October 2007. July existing home sales were up 2.0%, which was the

II.1

strongest pace since February 2007, and July new home sales were up 5.4%.  A 2.0% increase in July durable-goods orders also suggested that the U.S. remained healthy.  Comparatively, August data reflected a less robust U.S. economy, as the slowing Chinese economy impacted the U.S. economy.  August manufacturing activity grew at its slowest pace in more than two years, while August service sector activity expanded at a slightly lower rate compared to July.  Employers slowed their pace of hiring in August, with a total of 173,000 jobs added and the August unemployment rate remained at 5.1%.  Housing starts for August dropped 3.0% and August existing home sales fell 4.8%, but sales of new homes increased 5.7% in August.  Durable-goods orders for August were down 2.0% compared to July.  Job growth continued to slow in September, as employers added a modest 142,000 jobs in September and jobs gains for July and August were revised down.  The September unemployment rate remained at 5.1%.  Both manufacturing activity and service sector activity expanded at slower rates in September.  September retail sales also pointed towards a slowing U.S. economy, as September retail sales showed a modest 0.1% increase compared to August.  Housing data for September was mixed, as housing starts rose 6.5% in September and September existing home sales were up 4.7%.  Comparatively, sales of new single-family homes dropped 16.5% compared to the prior month.  September orders for durable goods declined 1.2%, as slow global growth restricted U.S. factories.  Third quarter GDP increased at a 2.1% annual rate.

Manufacturing activity expanded at its slowest pace in more than two years in October 2015, which was attributable to economic weakness overseas and a strong dollar.  Employers added 271,000 jobs in October and the October unemployment rate fell to 5.0%, while retail sales for October rose a meager 0.1%.  Existing single-family home sales dropped 3.9% in October, as higher prices and low inventory challenged home buyers.  Comparatively, October new single-family home sales rose 10.7% and pending home sales for October increased 0.2%.  Manufacturing activity in November contracted for the first time since November 2012 with a reading of 48.6, while November service sector activity showed continued expansion with a reading of 55.9.  Employers added 211,000 jobs in November and the November unemployment rate held steady at 5.0%.  November retail sales showed a modest increase of 0.2%.  Existing home sales plunged 10.5% in November, which was the sharpest drop in five years, while new home sales for November were up 4.3%.  Manufacturing activity for December contracted with an index reading of 48.2, which was the lowest reading in more than six years.  Service sector activity for December expanded at a slightly slower pace, with an index reading of 55.3.  However, job growth surged in December as employers added 292,000 jobs and the December unemployment rate remained at a seven and one-half year low of 5.0%.  December

II.2

retail sales and housing starts showed respective decreases of 0.1% and 2.5% compared to the November data. Comparatively, sales of existing homes in December climbed 14.7%, concluding a year that produced the highest annual sales of existing homes since 2006.  Fourth quarter GDP increased at a relatively weak annual rate of 0.7%.  Manufacturing activity for January 2016 shrank for a fourth straight month, with an index reading of 48.2.  U.S. employers added 151,000 jobs in January, which was the weakest job growth since September 2015.  However, the January employment rate fell to 4.9%.

In terms of interest rates trends over the past few quarters, Treasury bonds rallied in early-July 2015 as job growth slowed in June and investors moved into safe haven investments after Greeks voted to reject its creditors for further financial aid.  The 10-year Treasury yield stabilized around 2.35% in mid-July, as the Federal Reserve signaled that recent turbulence in Greece and China was not threatening the U.S. economy enough to divert the central bank from plans to raise short-term interest rates later in 2015.  Long-term Treasury yields eased lower heading into late-July, as investors reacted to a sell-off in China’s stock market.  Comparatively, short-term Treasury yields edged higher in late-July, reflecting expectations that the Federal Reserve would increase its target interest rate as early as September.  Long-term Treasury yields stabilized through the first half of August, as investors took into consideration mixed economic reports on the U.S. economy and China’s unexpected devaluation of its currency.  Treasury bonds rallied heading into the second half of August, as investors moved into safe haven investments amid a sell-off in the stock market.  A round of economic reports indicating a healthy U.S. economy pushed long-term Treasury yields slightly higher at the end of August.  Long-term Treasury yields stabilized during the first half of September, as investors awaited the outcome of the Federal Reserve’s mid-September policy meeting.  The Federal Reserve concluded its mid-September meeting leaving short-term interest rates unchanged, which took into consideration weak economic growth abroad.  Volatility in the stock market and worries that weak economies abroad could be spilling over into a cooling U.S. economy contributed to long-term Treasury yields declining in late-September.

The 10-year Treasury yield hovered around 2.0% during the first half of October 2015, as lackluster readings for the U.S. economy diminished expectations that the Federal Reserve would raise interest rates in 2015.  Interest rates edged higher at the conclusion of the Federal Reserve’s late-October policy meeting, as Federal Reserve officials stated they might raise short-term interest rates in December.  The upward trend in interest rates continued in early-November, as the strong jobs report for October increased expectations that the Federal

II.3

Reserve would increase its target rate in December.  Interest rates remained stable through mid-November, as minutes from the Federal Reserve’s October meeting sent new signals that the Federal Reserve would raise rates in December as long as job growth and inflation trends did not take a turn for the worse.  Some soft readings for the U.S. economy provided a slight decline in long term Treasury yields during the second half of November, which was followed by an uptick in rates in early-December on the sturdy job growth numbers for November.  A disappointing retail sales report for November contributed to interest rates edging lower ahead of the Federal Reserve’s mid-December meeting, which was followed by a spike up in interest rates as the Federal Reserve raised its target rate 25 basis points as expected.  Following the rate hike by the Federal Reserve, long-term Treasury yields stabilized through the second half of December.

Long-term Treasury yields trended lower through the first three weeks of January 2016, with the yield on the 10-Treasury note approaching 2.0%.  Data showing a slowing U.S. economy, falling commodity prices and investors moving into safe haven investment amid stock market volatility were factors contributing to long-term Treasury yields declining.  The Federal Reserve held interest rates steady at its late-January meeting, expressing concerns about financial market turmoil and slow economic growth abroad.  The decline in long-term Treasury yields accelerated in early-February, as investors moved into safe haven investments amid a sell-off in global stock markets.  As of February 5, 2016, the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 0.55% and 1.86%, respectively, versus comparable year ago yields of 0.20% and 1.83%.  Exhibit II-2 provides historical interest rate trends.

Based on the consensus outlook of economists surveyed by The Wall Street Journal in January 2016, GDP growth was projected to increase to 2.5% in 2016.  The unemployment rate was forecasted to decline to 4.8% in June 2016 and to 4.7% in December 2016.  An average of 195,000 jobs were projected to be added per month during 2016.  On average, the economists forecasted an increase in federal funds rate to 0.73% in June 2016 and to 1.14% in December 2016.  On average, the economists forecasted that the 10-year Treasury yield would increase to 2.54% in June 2016 and increase to 2.79% by the end of 2016.  The surveyed economists also forecasted home prices would rise 4.5% in 2016 and housing starts were forecasted to continue to trend slightly higher in 2016.

The January 2016 mortgage finance forecast from the Mortgage Bankers Association (the “MBA”) was for 2016 existing home sales to increase by 5.1% from 2015 sales and new

II.4

home sales were forecasted to increase by 17.5% in 2016 from sales in 2015.  The MBA forecast showed slight increases in the median sale prices for new and existing homes in 2016.  Total mortgage production is forecasted to decline in 2016 to $1.380 trillion, compared to $1.486 trillion in 2015.  The forecasted decrease in 2016 originations was based on a 12.8% increase in purchase volume and a 31.7% decrease in refinancing volume.  Purchase mortgage originations are forecasted to total $926 billion in 2016, versus refinancing volume totaling $454 billion.  Housing starts for 2016 were projected to increase by 11.3% to total $1.230 billion.

Market Area Demographics

Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the market area served by HarborOne Bank.  Demographic data for Bristol, Norfolk and Plymouth Counties, as well as for Massachusetts, and the U.S., is provided in Table 2.1.

Population and household data indicate that the market area served by the Company’s branches is a mix of urban and suburban markets.  Bristol County, where the city of Taunton is located, and the adjacent Plymouth County, are two of the three original counties created in the Plymouth Colony, each with populations of approximately 0.5 million.  Norfolk County is the most populous county in the Bank’s market area, with a total population of 0.7 million.  Norfolk County, which is the wealthiest county in Massachusetts, experienced relatively strong population growth from 2010 to 2015 at 0.7% annually, which exceeded the comparable growth rates for Bristol and Plymouth Counties equal to 0.3% and 0.4%, respectively, as well as the Massachusetts growth rate equal to 0.6%.

Household growth rates for the primary market area counties paralleled population growth trends, with Norfolk County displaying the highest household growth rate and Bristol County exhibiting the lowest household growth rate during the 2010 to 2015 period.  Over the next five years, population and household growth rates for Bristol County and Plymouth County are projected to increase and remain the same for Norfolk County.

Income measures show that Norfolk County is a relatively affluent market, with household and per capita income measures well above the comparable Massachusetts and U.S. measures.  Comparatively, household and per capita income measures for Plymouth County exceeded the U.S. measures and were fairly consistent with the state measures, while Bristol County reported household and per capita income measures that were more in line with the U.S. measures.  Over the next five years, all three market area counties are projected to

II.5

Table 2.1

HarborOne Bank

Summary Demographic Data

	Year			Growth Rate
	2010	2015	2021	2010-2015	2015-2021
				(%)	(%)
Population (000)
USA	308,746	319,460	334,342	0.7%	0.8%
Massachusetts	6,548	6,759	7,045	0.6%	0.7%
Bristol, MA	548	555	569	0.3%	0.4%
Norfolk, MA	671	696	724	0.7%	0.7%
Plymouth, MA	495	506	529	0.4%	0.8%

Households (000)
USA	116,716	121,099	127,049	0.7%	0.8%
Massachusetts	2,547	2,639	2,763	0.7%	0.8%
Bristol, MA	213	216	223	0.3%	0.5%
Norfolk, MA	258	268	279	0.7%	0.7%
Plymouth, MA	181	187	197	0.6%	0.9%

Median Household Income ($)
USA	NA	53,706	59,865	NA	1.8%
Massachusetts	NA	67,928	74,828	NA	1.6%
Bristol, MA	NA	57,590	62,000	NA	1.2%
Norfolk, MA	NA	85,104	96,220	NA	2.1%
Plymouth, MA	NA	74,950	86,322	NA	2.4%

Per Capita Income ($)
USA	NA	28,840	32,569	NA	2.0%
Massachusetts	NA	37,604	42,186	NA	1.9%
Bristol, MA	NA	30,137	33,748	NA	1.9%
Norfolk, MA	NA	45,771	51,601	NA	2.0%
Plymouth, MA	NA	36,479	42,415	NA	2.5%

	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
2015 Age Distribution (%)
USA	19.1	27.2	26.3	17.6	9.8
Massachusetts	16.8	27.4	27.0	18.4	10.4
Bristol, MA	17.1	25.7	27.8	18.6	10.8
Norfolk, MA	17.2	24.7	28.0	18.9	11.1
Plymouth, MA	18.0	23.6	27.6	20.3	10.6

	Less Than	$25,000 to	$50,000 to
	25,000	50,000	100,000	$100,000+
2015 HH Income Dist. (%)
USA	23.5	23.9	29.8	22.8
Massachusetts	20.3	18.3	28.4	33.0
Bristol, MA	24.2	20.6	29.6	25.6
Norfolk, MA	14.9	15.4	26.9	42.7
Plymouth, MA	15.5	17.8	30.9	35.9

Source: SNL Financial, LC.

II.6

sustain moderate growth in income levels that are generally in line with the comparable projected growth rates for Massachusetts and the U.S.

A comparison of household income distribution measures provides another indication of the relative affluence of the primary market area counties.  Bristol County maintained a higher percentage of households with incomes below $50,000, relative to the other two primary market area counties.  Comparatively, Norfolk County maintained the highest percentage of households with incomes above $100,000.  Age distribution measures for the primary market area counties were fairly similar to the comparable U.S. and Massachusetts measures.

Regional Economy

Comparative employment data shown in Table 2.2 shows that employment in services followed by wholesale/retail employment were the largest and second largest employment sectors in Bristol, Norfolk and Plymouth Counties, as well as Massachusetts.  Norfolk County maintained a comparatively higher level of employment in the finance/insurance/real estate sector, while construction jobs accounted for a relatively high concentration of employment in all three counties.  Overall, the distribution of employment exhibited in the primary market area is indicative of a diverse economic environment.

Table 2.2

HarborOne Bank

Primary Market Area Employment Sectors

(Percent of Labor Force)

		Bristol	Norfolk	Plymouth
Employment Sector	Massachusetts	County	County	County

Services	35.4%	33.3%	35.1%	33.0%
Wholesale/Retail Trade	25.7%	29.3%	25.1%	26.6%
Finance/Insurance/Real Estate	10.6%	9.5%	11.6%	10.4%
Construction	8.1%	8.4%	8.6%	9.7%
Healthcare	4.8%	4.7%	5.5%	4.3%
Manufacturing	3.6%	4.1%	3.3%	3.5%
Government	3.4%	3.7%	2.4%	3.9%
Transportation/Utility	3.0%	3.0%	2.7%	3.1%
Agriculture	2.2%	2.2%	2.3%	2.8%
Communications	0.8%	0.7%	0.9%	0.7%
Other	2.4%	1.2%	2.6%	2.0%
	100.0%	100.0%	100.0%	100.0%

Source: SNL Financial, LC.

II.7

The market area served by the Company, characterized primarily as the Boston MSA, has a highly developed and diverse economy, with the regions’ many colleges and universities serving to attract industries in need of a highly skilled and educated workforce.  Healthcare, high-tech and financial services companies constitute major sources of employment in the Company’s regional market area, as well as the colleges and universities that populate the Boston MSA.  Tourism also is a prominent component of market area’s economy, as Boston annually ranks as one of the nation’s top tourist destinations.  Table 2.3 lists in detail the major employers in the Company’s market area.

Table 2.3

HarborOne Bank

Boston Market Area Largest Employers

Company/Institution	Industry	Employees

Massachusetts General Hospital	Health Care	14,752
Brigham and Women’s Hospital	Health Care	11,229
Boston University	Higher Education	9,783
Children’s Hospital, Boston	Health Care	7,903
State Street Bank & Trust Co	Finance and Insurance	7,800
Beth Israel Deaconess Med. Center	Health Care	6,695
Fidelity	Finance and Insurance	5,500
Harvard University	Higher Education	5,132
Northeastern University	Higher Education	4,484
Boston Medical Center	Health Care	4,217
Boston College	Higher Education	4,122
Tufts Medical Center	Health Care	3,692
Dana-Farber Cancer Institute	Health Care	3,607
John Hancock	Finance and Insurance	3,430

Source: Boston Redevelopment Authority, 2013.

Unemployment Trends

Comparative unemployment rates for Bristol, Norfolk and Plymouth Counties, as well as for the U.S. and Massachusetts, are shown in Table 2.4.  November 2015 unemployment rates for primary market area counties ranged from a low of 4.0% for Norfolk County to a high of 5.5% for Bristol County.  Comparative unemployment rates for the U.S. and Massachusetts were 4.8% and 4.5%, respectively.  Consistent with national and statewide trends, Bristol, Norfolk and

II.8

Plymouth Counties reported lower unemployment rates for November 2015 compared to a year ago.

Table 2.4

HarborOne Bank

Unemployment Trends

	November 2014	November 2015
Region	Unemployment	Unemployment
USA	5.5%	4.8%
Massachusetts	5.0%	4.5%
Bristol, MA	6.1%	5.5%
Norfolk, MA	4.4%	4.0%
Plymouth, MA	5.2%	4.7%

Source: SNL Financial, LC.

Market Area Deposit Characteristics and Competition

The Bank’s deposit base is closely tied to the economic fortunes of Bristol, Norfolk and Plymouth Counties and, in particular, the areas that are nearby to one of HarborOne Bank’s branches.  Table 2.5 displays deposit market trends from June 30, 2010 through June 30, 2015 for all commercial bank and savings institution branches located in the market area counties and the state of Massachusetts.  Consistent with the state of Massachusetts, commercial banks maintained a larger market share of deposits than savings institutions in all three counties. Overall, from June 30, 2010 to June 30, 2015, bank and thrift deposits increased across all market area counties, ranging from an annual growth rate of 2.5% in Bristol County to 7.4% in Plymouth County.

The Bank maintains its largest balance of deposits in Plymouth County, where the Bank maintains its main office and largest branch presence.  Based June 30, 2015 deposit data, HarborOne’s $1.2 billion of deposits provided for an 11.3% market share of bank and thrift deposits in Plymouth County.  The Company also held $268.9 million of deposits in Bristol County with a 2.9% market share, and $239.2 million of deposits in Norfolk County with a 1.0% market share.  HarborOne Bank converted from a credit union to a bank in July 2013 and, therefore, FDIC deposit data for the Bank was not available as of June 30, 2010.

II.9

Table 2.5

HarborOne Bank

Deposit Summary

	As of June 30,
	2010			2015			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2010-2015
	(Dollars in Thousands)						(%)

Massachusetts	$205,201,264	100.0%	2,217	$371,438,781	100.0%	2,191	12.6%
Commercial Banks	128,910,606	62.8%	1,005	311,660,304	83.9%	1,439	19.3%
Savings Institutions	76,290,658	37.2%	1,212	59,778,477	16.1%	752	-4.8%

Bristol County	$8,089,693	100.0%	157	$9,167,961	100.0%	156	2.5%
Commercial Banks	5,662,599	70.0%	114	6,502,477	70.9%	112	2.8%
Savings Institutions	2,427,094	30.0%	43	2,665,484	29.1%	44	1.9%
HarborOne Bank (1)				268,923	2.9%	5

Norfolk County	$17,794,472	100.0%	244	$23,347,761	100.0%	245	5.6%
Commercial Banks	12,865,902	72.3%	169	17,526,581	75.1%	170	6.4%
Savings Institutions	4,928,570	27.7%	75	5,821,180	24.9%	75	3.4%
HarborOne Bank (1)				239,182	1.0%	2

Plymouth County	$7,155,524	100.0%	160	$10,231,123	100.0%	157	7.4%
Commercial Banks	4,367,586	61.0%	93	7,044,151	68.9%	111	10.0%
Savings Institutions	2,787,938	39.0%	67	3,186,972	31.1%	46	2.7%
HarborOne Bank (1)				1,158,645	11.3%	7

(1) HarborOne Bank was a credit union in 2010.

Source: FDIC.

Competition among financial institutions in the Bank’s market area is significant.  Among the Bank’s competitors are much larger and more diversified institutions, which have greater resources than maintained by HarborOne Bank.  Financial institution competitors in the Bank’s primary market area include other locally based thrifts and banks, as well as regional, super regional and money center banks.  From a competitive standpoint, HarborOne has sought to emphasize its community orientation in the markets served by its branches.  Table 2.6 lists the Bank’s largest competitors in the market area counties, based on deposit market share as noted parenthetically.

II.10

Table 2.6

HarborOne Bank

Market Area Deposit Competitors

Location	Name	Market Share	Rank
Bristol County, MA	Bank of America Corp. (NC)	16.20%
	Banco Santander	12.87%
	Beacon Bancorp (MA)	12.82%
	Narragansett Financial Corp. (MA)	9.08%
	Citizens Financial Group Inc. (RI)	8.42%
	BankFive MHC (MA)	7.56%
	Independent Bank Corp. (MA)	7.56%
	Webster Financial Corp. (CT)	6.80%
	North Easton Savings Bank (MA)	4.96%
	HarborOne Bank (MA)	2.93%	12 out of 16

Norfolk County, MA	Bank of America Corp. (NC)	21.05%
	Citizens Financial Group Inc. (RI)	16.01%
	Banco Santander	5.86%
	Needham Bank (MA)	5.31%
	Brookline Bancorp Inc. (MA)	5.31%
	Independent Bank Corp. (MA)	5.02%
	Dedham Institution for Savings (MA)	4.26%
	Toronto-Dominion Bank	3.24%
	Eastern Bank Corp. (MA)	2.98%
	HarborOne Bank (MA)	1.01%	20 out of 46

Plymouth County, MA	Independent Bank Corp. (MA)	24.60%
	Citizens Financial Group Inc. (RI)	12.21%
	HarborOne Bank (MA)	11.39%	3 out of 22
	Eastern Bank Corp. (MA)	9.52%
	Hingham Instit. For Savings (MA)	8.19%
	Banco Santander	7.64%
	Bank of America Corp. (NC)	7.33%
	Bridgewater Financial MHC (MA)	3.28%
	Mutual Bank (MA)	3.01%
	South Shore MHC (MA)	2.76%

Source: SNL Financial LC.

II.11

III. PEER GROUP ANALYSIS

This chapter presents an analysis of HarborOne Bank’s operations versus a group of comparable savings institutions (the “Peer Group”) selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines.  The basis of the pro forma market valuation of HarborOne Bank is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group.  Since no Peer Group can be exactly comparable to HarborOne Bank, key areas examined for differences are:  financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines.  Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on the NYSE or NASDAQ, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions.  Institutions that are not listed on the NYSE or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks are typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value.  We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history.  A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of publicly-traded MHCs with comparable resources, strategies and financial characteristics as HarborOne Bank.  However, there are currently only seven publicly-traded MHCs.  Accordingly, in deriving a Peer Group comprised of institutions with relatively comparable characteristics as HarborOne Bank, the companies selected for HarborOne Bank’s Peer Group are all fully-converted companies.  The valuation adjustments applied in the Chapter IV analysis will take into consideration differences between the Bank’s MHC form of ownership relative to the fully-converted Peer Group companies.  Also

III.1

included in Chapter IV is a pricing analysis of the publicly-traded MHCs on a fully-converted basis.

From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of HarborOne Bank.  In the selection process, we applied two “screens” to the universe of all public companies that were eligible for consideration:

•                                          Screen #1  Northeast institutions with assets between $1 billion and $5 billion, tangible equity-to-assets ratios of greater than 8.0% and positive core earnings.  Six companies met the criteria for Screen #1 and all six were included in the Peer Group:  Blue Hills Bancorp, Inc. of Massachusetts, BSB Bancorp, Inc. of Massachusetts, First Connecticut Bancorp, Inc. of Connecticut, Meridian Bancorp, Inc. of Massachusetts, SI Financial Group, Inc. of Connecticut and Westfield Financial Inc. of Massachusetts.  Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded Northeast thrifts.

•                                          Screen #2  Mid-Atlantic institutions with assets between $1 billion and $3 billion, tangible equity-to-assets ratios of greater than 8.0% and positive core earnings.  Six companies met the criteria for Screen #2 and four were included in the Peer Group:  Clifton Bancorp Inc. of New Jersey, ESSA Bancorp, Inc. of Pennsylvania, OceanFirst Financial Corp. of New Jersey and Ocean Shore Holding Co. of New Jersey.  Cape Bancorp, Inc. of New Jersey and Fox Chase Bancorp, Inc. of Pennsylvania were excluded from consideration for the Peer Group as the result of being the targets of announced acquisitions.  Exhibit III-3 provides financial and public market pricing characteristics of all publicly-traded Mid-Atlantic thrifts.

Table 3.1 shows the general characteristics of each of the ten Peer Group companies and Exhibit III-4 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies.  While there are expectedly some differences between the Peer Group companies and HarborOne Bank, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments.  The following sections present a comparison of HarborOne Bank’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date.  Comparative data for all publicly-traded thrifts, publicly-traded Massachusetts thrifts and Provident Bancorp, Inc. of Massachusetts, which was the most recent MHC offering completed by a publicly-traded institution, have been included in the Chapter III tables as well.

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to HarborOne Bank’s characteristics is detailed below.

III.2

Table 3.1

Peer Group of Publicly-Traded Thrifts

As of September 30, 2015 or the Most Recent Date Available

									As of
									February 5, 2016
					Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	City	State	Assets	Offices	Year End	Date	Price	Value
					($Mil)				($)	($Mil)

BLMT	BSB Bancorp, Inc.	NASDAQ	Belmont	MA	1,692	7	Dec	10/5/2011	21.38	194.30
BHBK	Blue Hills Bancorp, Inc.	NASDAQ	Norwood	MA	1,934	11	Dec	7/22/2014	13.82	404.60
CSBK	Clifton Bancorp Inc.	NASDAQ	Clifton	NJ	1,154	11	Mar	4/2/2014	13.88	352.47
EBSB	Meridian Bancorp, Inc.	NASDAQ	Peabody	MA	3,376	30	Dec	7/29/2014	13.72	752.89
ESSA	ESSA Bancorp, Inc.	NASDAQ	Stroudsburg	PA	1,607	31	Sep	4/4/2007	13.34	151.15
FBNK	First Connecticut Bancorp, Inc.	NASDAQ	Farmington	CT	2,708	26	Dec	6/30/2011	16.21	257.44
OCFC	OceanFirst Financial Corp.	NASDAQ	Toms River	NJ	2,558	27	Dec	7/3/1996	16.30	281.77
OSHC	Ocean Shore Holding Co.	NASDAQ	Ocean City	NJ	1,067	11	Dec	12/21/2009	17.75	113.65
SIFI	SI Financial Group, Inc.	NASDAQ	Willimantic	CT	1,454	25	Dec	1/13/2011	13.91	169.96
WFD	Westfield Financial, Inc.	NASDAQ	Westfield	MA	1,357	14	Dec	1/4/2007	7.84	143.30

Source:  SNL Financial, LC.

III.3

•                                          BSB Bancorp, Inc. of Massachusetts.  Comparable due to Boston market area, similar asset size, similar interest-earning asset composition, similar net interest income to average assets ratio and similar impact of loan loss provisions on earnings.

•                                          Blue Hills Bancorp, Inc. of Massachusetts.  Comparable due to Boston market area, similar asset size and similar combined concentration of mortgage-backed securities and 1-4 family permanent loans as a percent of assets.

•                                          Clifton Bancorp Inc. of New Jersey.  Comparable due to similar concentration of borrowings funding assets and similar impact of loan loss provisions on earnings.

•                                          ESSA Bancorp, Inc. of Pennsylvania.  Comparable due to similar asset size.

•                                          First Connecticut Bancorp, Inc. of Connecticut.  Comparable due to similar asset size, similar interest-earning asset composition, similar interest-bearing funding composition, similar impact of loan loss provisions on earnings and similar combined concentration of mortgage-backed securities and 1-4 family permanent mortgage loans as a percent of assets.

•                                          Meridian Bancorp, Inc. of Massachusetts.  Comparable due to Boston market area, similar interest-earning asset composition and similar concentration of deposits funding assets.

•                                          OceanFirst Financial Corp. of New Jersey.  Comparable due to similar asset size, similar interest-bearing funding composition and similar credit quality measures.

•                                          Ocean Shore Holding Co. of New Jersey.  Comparable due to similar interest-bearing funding composition and similar impact of loan loss provisions on earnings.

•                                          SI Financial Group, Inc. of Connecticut.  Comparable due to similar interest-earning asset composition, similar interest-bearing funding composition, similar return on average assets and similar combined concentration of mortgage-backed securities and 1-4 family permanent mortgage loans as a percent of assets.

•                                          Westfield Financial Inc. of Massachusetts.  Comparable due to same size of branch network, similar net interest income to average assets ratio and similar impact of loan loss provisions on earnings.

In aggregate, the Peer Group companies maintained a slightly higher level of tangible equity than the industry average (13.26% of assets versus 12.83% for all public companies), generated lower earnings as a percent of average assets (0.55% core ROAA versus 0.77% for all public companies), and earned a lower ROE (4.46% core ROE versus 6.24% for all public companies).  Overall, the Peer Group’s average P/TB ratio and average core P/E multiple were approximately the same and above the respective averages for all publicly-traded thrifts.

III.4

	All
	Publicly-Traded		Peer Group

Financial Characteristics (Averages)
Assets ($Mil)	$3,109		$1,891
Market capitalization ($Mil)	$436		$280
Tangible equity/assets (%)	12.83%		13.26%
Core return on average assets (%)	0.77		0.55
Core return on average equity (%)	6.24		4.46

Pricing Ratios (Averages)(1)
Core price/earnings (x)	18.53	x	21.03	x
Price/tangible book (%)	113.19%		113.20%
Price/assets (%)	13.38		14.39

(1)  Based on market prices as of February 5, 2016.

Ideally, the Peer Group companies would be comparable to HarborOne Bank in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies.  However, in general, the companies selected for the Peer Group were fairly comparable to HarborOne Bank, as will be highlighted in the following comparative analysis.  Comparative data for all publicly-traded thrifts, publicly-traded Massachusetts thrifts and Provident Bancorp, Inc., which is the most recently MHC offering completed by a publicly-traded institution, have been included in the Chapter III tables as well.

Financial Condition

Table 3.2 shows comparative balance sheet measures for HarborOne Bank and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above.  The Bank’s and the Peer Group’s ratios reflect balances as of December 31, 2015 and September 30, 2015, respectively.  HarborOne Bank’s equity-to-assets ratio of 8.82% was lower than the Peer Group’s average net worth ratio of 13.62%.  With the infusion of the net proceeds, the Bank’s pro forma equity-to-assets ratio will be more comparable to the Peer Group’s equity-to-assets ratio.  Tangible equity-to-assets ratios for the Bank and the Peer Group equaled 8.18% and 13.26%, respectively.  The increase in HarborOne Bank’s pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs.  At the same time, the Bank’s higher pro forma capitalization will initially depress return on equity.  Both HarborOne Bank’s and the Peer Group’s capital ratios reflected capital surpluses with respect to the regulatory capital requirements.  The interest-earning asset

III.5

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of September 30, 2015 or the Most Recent Date Available

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible		MBS, Cash &			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
			Equivalents	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity	Assets	Investments	Loans	Deposits	&Subdebt	Equity	Equity	Leverage	Risk-Based	Capital

HarborOne Bank		MA	1.88%	9.75%	1.77%	82.90%	78.18%	11.54%	0.00%	8.82%	0.63%	8.18%	5.94%	-9.53%	8.32%	12.74%	-24.27%	3.94%	-1.73%	8.30%	10.84%	11.68%
December 31, 2015

All Public Companies
Averages			4.85%	17.86%	1.92%	71.55%	73.03%	11.81%	0.35%	13.63%	0.73%	12.83%	10.05%	4.56%	15.24%	9.48%	17.98%	12.46%	11.15%	12.86%	19.26%	20.29%
Medians			3.29%	16.34%	1.91%	71.88%	74.37%	10.94%	0.00%	12.38%	0.04%	11.92%	6.52%	-2.20%	9.69%	4.78%	8.28%	3.56%	3.65%	11.65%	17.44%	18.63%

State of MA
Averages			5.04%	13.56%	1.78%	77.58%	73.34%	12.40%	0.00%	13.47%	0.10%	13.37%	11.46%	-0.66%	15.39%	11.41%	15.92%	19.62%	19.67%	12.56%	15.82%	16.79%
Medians			3.24%	9.84%	1.68%	81.14%	72.93%	13.39%	0.00%	11.85%	0.00%	11.85%	11.12%	-0.33%	13.54%	10.01%	20.59%	5.21%	5.21%	10.97%	15.40%	16.40%

Comparable Recent MHC Offerings(2)
Provident Bancorp, Inc.		MA	1.45%	19.01%	1.84%	75.03%	81.53%	5.96%	0.00%	11.51%	0.00%	11.51%	5.43%	-13.07%	12.39%	5.64%	-4.27%	8.54%	8.54%	11.31%	13.87%	15.37%

Comparable Group
Averages			3.08%	17.88%	2.28%	74.12%	71.24%	13.76%	0.16%	13.62%	0.36%	13.26%	8.37%	-6.75%	14.04%	8.76%	13.89%	1.68%	1.75%	13.56%	20.75%	21.44%
Medians			1.86%	15.23%	1.89%	74.74%	71.59%	13.80%	0.00%	10.48%	0.24%	9.90%	7.50%	-3.06%	13.19%	9.57%	12.87%	2.24%	2.57%	10.26%	16.14%	17.03%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	2.52%	10.29%	1.74%	84.36%	71.41%	19.09%	0.00%	8.48%	0.00%	8.48%	26.70%	7.01%	30.54%	29.59%	27.35%	6.25%	6.25%	8.94%	10.94%	11.74%
BHBK	Blue Hills Bancorp, Inc.	MA	1.08%	22.80%	1.62%	71.00%	69.53%	8.27%	0.00%	21.07%	0.63%	20.44%	14.69%	-4.29%	23.16%	16.70%	45.45%	-0.60%	-0.19%	21.25%	25.90%	26.89%
CSBK	Clifton Bancorp Inc.	NJ	1.55%	33.49%	4.86%	58.70%	58.81%	10.75%	0.00%	29.32%	0.00%	29.32%	-4.76%	-24.55%	9.77%	-7.17%	10.22%	-5.43%	-5.43%	29.17%	60.97%	61.63%
EBSB	Meridian Bancorp, Inc.	MA	5.72%	4.85%	1.16%	85.73%	77.93%	4.15%	0.00%	17.27%	0.41%	16.87%	6.54%	-37.31%	16.53%	9.46%	-18.92%	2.11%	2.16%	16.93%	17.44%	18.44%
ESSA	ESSA Bancorp, Inc.	PA	1.28%	24.48%	1.91%	68.60%	68.27%	19.95%	0.00%	10.66%	0.75%	9.91%	2.01%	-1.82%	4.14%	-3.28%	23.57%	2.37%	2.98%	10.28%	15.85%	16.72%
FBNK	First Connecticut Bancorp, Inc.	CT	1.75%	8.12%	1.87%	85.90%	72.86%	16.33%	0.00%	8.98%	0.00%	8.98%	13.06%	-0.53%	14.20%	14.20%	10.67%	4.09%	4.09%	9.24%	11.76%	12.72%
OCFC	OceanFirst Financial Corp.	NJ	1.98%	17.22%	2.24%	75.89%	76.93%	12.16%	1.08%	9.18%	0.08%	9.09%	10.79%	-10.86%	18.72%	10.47%	15.08%	7.34%	6.37%	8.91%	13.60%	12.67%
OSHC	Ocean Shore Holding Co.	NJ	10.82%	10.70%	2.28%	73.59%	77.94%	10.30%	0.00%	10.37%	0.48%	9.89%	2.64%	7.32%	1.52%	3.41%	-6.16%	5.28%	5.66%	10.24%	19.21%	19.77%
SIFI	SI Financial Group, Inc.	CT	2.52%	13.24%	1.50%	78.64%	71.76%	15.44%	0.57%	10.59%	1.26%	9.34%	8.47%	6.54%	9.69%	4.54%	43.30%	-1.36%	-1.11%	9.68%	15.40%	16.48%
WFD	Westfield Financial, Inc.	MA	1.62%	33.59%	3.67%	58.84%	66.98%	21.19%	0.00%	10.29%	0.00%	10.29%	3.51%	-9.02%	12.17%	9.68%	-11.63%	-3.26%	-3.26%	10.97%	16.42%	17.34%

(1) Includes loans held for sale.

(2) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

III.6

compositions for the Bank and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both HarborOne Bank and the Peer Group.  The Bank’s loans-to-assets ratio of 82.90% was higher than the comparable Peer Group ratio of 74.12%.  Comparatively, the Bank’s cash and investments-to-assets ratio of 11.63% was lower than the comparable Peer Group ratio of 20.96%.  Overall, HarborOne Bank’s interest-earning assets amounted to 94.53% of assets, which was slightly lower than the comparable Peer Group ratio of 95.08%.  The Bank’s non-interest earning assets included bank-owned life insurance (“BOLI”) equal to 1.77% of assets and goodwill/intangibles equal to 0.64% of assets, while the Peer Group’s non-interest assets included BOLI equal to 2.28% of assets and goodwill/intangibles equal to 0.36% of assets.

HarborOne Bank’s funding liabilities reflected a funding strategy that was somewhat similar to that of the Peer Group’s funding composition.  The Bank’s deposits equaled 78.18% of assets, which was above the Peer Group’s ratio of 71.24%.  Comparatively, the Bank and the Peer Group maintained similar levels of borrowings to fund assets, as indicated by borrowings-to-assets ratios of 11.54% and 13.92% for HarborOne Bank and the Peer Group, respectively.  Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 89.72% and 85.16%, respectively.

A key measure of balance sheet strength for a thrift institution is its interest-earnings assets/interest-bearing liabilities (“IEA/IBL”) ratio.  Presently, the Bank’s IEA/IBL ratio is lower than the Peer Group’s ratio, based on IEA/IBL ratios of 105.36% and 111.65%, respectively.  The additional capital realized from stock proceeds should serve to provide HarborOne Bank with an IEA/IBL ratio that is more comparable to the Peer Group’s ratio, as the increase in capital provided by the infusion of stock proceeds will serve to lower the level of interest-bearing liabilities funding assets and will be primarily deployed into interest-earning assets.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items.  HarborOne Bank’s and the Peer Group’s growth rates are based on annual growth for the twelve months ended December 31, 2015 and September 30, 2015, respectively.  HarborOne Bank recorded a 5.94% increase in assets, versus asset growth of 8.37% recorded by the Peer Group.  Asset growth for HarborOne Bank was driven by an 8.32% increase in loans, which was in part funded by a 9.53% reduction in cash and investments.  Similarly, asset growth for the Peer Group was driven by a 14.04% increase in loans, which was in part funded by a 6.75% reduction in cash and investments.

III.7

Asset growth for HarborOne Bank was funded by a 12.74% increase in deposits, which also funded a 24.27% decrease in borrowings.  Asset growth for the Peer Group was funded through deposit growth of 8.76% and a 13.89% increase in borrowings as well.  The Bank’s tangible capital decreased 1.88%, as retention of earnings was offset by the goodwill and intangibles created by the acquisition of Merrimack Mortgage.  Comparatively, the Peer Group’s tangible capital increased 1.75%, as retention of earnings for the Peer Group was somewhat offset by capital management strategies such as dividend payments and stock repurchases.  The Bank’s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position.  Additionally, implementation of any stock repurchases and dividend payments, pursuant to regulatory limitations and guidelines, could also slow the Bank’s capital growth rate in the longer term following the stock offering.

Income and Expense Components

Table 3.3 displays statements of operations for the Bank and the Peer Group.  The Bank’s and the Peer Group’s ratios are based on earnings for the twelve months ended December 31, 2015 and September 30, 2015, respectively.  HarborOne Bank and the Peer Group reported net income to average assets ratios of 0.27% and 0.57%, respectively.  The Peer Group’s higher return was realized through higher ratios for net interest income and non-operating gains and a lower operating expense ratio, which were partially offset by the Bank’s higher ratio for non-interest operating income and lower ratio for loan loss provisions.

The Peer Group’s higher net interest income to average assets ratio was realized through both a higher interest income ratio and a lower interest expense ratio.  The Peer Group’s higher interest income ratio was supported by maintaining a higher overall yield earned on interest-earning assets (3.52% versus 3.34% for the Bank).  Likewise, the Peer Group’s lower interest expense ratio was supported by a lower cost of funds (0.78% versus 0.84% for the Bank), as well as maintaining a lower ratio of interest-bearing liabilities funding assets.  Overall, HarborOne Bank and the Peer Group reported net interest income to average assets ratios of 2.46% and 2.67%, respectively.

In another key area of core earnings strength, the Bank maintained a significantly higher level of operating expenses than the Peer Group.  For the period covered in Table 3.3, the Bank and the Peer Group reported operating expense to average assets ratios of 3.68% and 2.20%, respectively. The Bank’s higher operating expense ratio was consistent with the comparatively higher number of employees maintained relative to its asset size, which is largely attributable to

III.8

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended September 30 , 2015 or the Most Recent Date Available

				Net Interest Income					Non-Interest Income			Non-Op. Items			Yields, Costs, and Spreads
							Loss	NII	Gain	Other	Total			Provision				MEMO:	MEMO:
			Net				Provis.	After	on Sale of	Non-Int	Non-Int	Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
			Income	Income	Expense	NII	on IEA	Provis.	Loans	Income	Expense	Losses (1)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)		(%)
HarborOne Bank		MA
December 31, 2015			0.27%	3.15%	0.69%	2.46%	0.06%	2.40%	0.95%	0.70%	3.68%	0.01%	0.00%	0.12%	3.34%	0.84%	2.50%	$3,749	30.73%

All Public Companies
Averages			0.80%	3.55%	0.59%	2.96%	0.04%	2.93%	0.32%	0.52%	2.83%	0.00%	0.00%	0.13%	3.80%	0.77%	3.04%	$6,511	16.42%
Medians			0.70%	3.51%	0.58%	2.99%	0.07%	2.88%	0.04%	0.41%	2.68%	0.00%	0.00%	0.24%	3.80%	0.77%	3.09%	$5,794	31.45%

State of MA
Averages			0.49%	3.48%	0.62%	2.86%	0.10%	2.76%	0.02%	0.24%	2.29%	0.03%	0.00%	0.27%	3.65%	0.79%	2.83%	$8,940	33.69%
Medians			0.42%	3.63%	0.62%	3.01%	0.09%	2.77%	0.02%	0.23%	2.23%	0.00%	0.00%	0.24%	3.87%	0.81%	3.09%	$8,045	34.59%

Comparable Recent MHC Offerings(2)
Provident Bancorp, Inc.		MA	0.71%	3.65%	0.36%	3.29%	0.23%	3.06%	0.00%	0.54%	2.72%	0.07%	0.00%	0.23%	3.84%	0.52%	3.32%	$6,098	24.16%

Comparable Group
Averages			0.57%	3.28%	0.60%	2.67%	0.11%	2.56%	0.02%	0.37%	2.20%	0.08%	0.00%	0.26%	3.52%	0.78%	2.75%	$8,174	30.91%
Medians			0.57%	3.26%	0.63%	2.69%	0.11%	2.59%	0.02%	0.33%	2.23%	0.06%	0.00%	0.23%	3.49%	0.79%	2.83%	$7,494	31.73%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	0.42%	3.07%	0.63%	2.44%	0.13%	2.30%	0.04%	0.19%	1.84%	NA	0.00%	0.26%	3.17%	0.85%	2.32%	$13,222	38.65%
BHBK	Blue Hills Bancorp, Inc.	MA	0.42%	3.13%	0.46%	2.67%	0.14%	2.53%	0.03%	0.32%	2.41%	0.14%	0.00%	0.19%	3.32%	0.68%	2.64%	$9,485	30.73%
CSBK	Clifton Bancorp Inc.	NJ	0.73%	2.97%	0.74%	2.23%	0.04%	2.19%	0.00%	0.15%	1.49%	0.23%	0.00%	0.35%	3.19%	1.09%	2.10%	$11,541	32.07%
EBSB	Meridian Bancorp, Inc.	MA	0.72%	3.63%	0.62%	3.01%	0.24%	2.77%	0.02%	0.30%	2.14%	0.13%	0.00%	0.35%	3.89%	0.78%	3.11%	$7,691	32.84%
ESSA	ESSA Bancorp, Inc.	PA	0.62%	3.43%	0.66%	2.77%	0.13%	2.64%	0.00%	0.45%	2.31%	0.03%	0.00%	0.19%	3.69%	0.80%	2.89%	$5,842	23.18%
FBNK	First Connecticut Bancorp, Inc.	CT	0.52%	3.14%	0.50%	2.64%	0.09%	2.55%	0.09%	0.34%	2.34%	0.06%	0.00%	0.18%	3.34%	0.57%	2.77%	$8,038	25.26%
OCFC	OceanFirst Financial Corp.	NJ	0.83%	3.45%	0.36%	3.09%	0.07%	3.01%	0.04%	0.65%	2.40%	-0.03%	0.00%	0.44%	3.60%	0.41%	3.19%	$6,872	34.60%
OSHC	Ocean Shore Holding Co.	NJ	0.64%	3.37%	0.67%	2.71%	0.07%	2.64%	0.00%	0.42%	2.07%	0.00%	0.00%	0.33%	3.95%	0.92%	3.03%	$6,392	34.19%
SIFI	SI Financial Group, Inc.	CT	0.31%	3.43%	0.62%	2.81%	0.15%	2.67%	0.02%	0.70%	2.95%	0.01%	0.00%	0.14%	3.68%	0.72%	2.96%	$5,363	31.38%
WFD	Westfield Financial, Inc.	MA	0.45%	3.15%	0.80%	2.35%	0.08%	2.27%	0.00%	0.23%	2.01%	0.13%	0.00%	0.16%	3.38%	0.93%	2.45%	$7,297	26.17%

(1) Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

(2) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

III.9

the significance of the Bank’s mortgage banking operations relative to its asset size.  Assets per full time equivalent employee equaled $3.749 million for the Bank, versus $8.174 million for the Peer Group.

When viewed together, net interest income and operating expenses provide considerable insight into a thrift’s earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities.  In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Bank’s earnings were less favorable than the Peer Group’s.  Expense coverage ratios for HarborOne Bank and the Peer Group equaled 0.67x and 1.21x, respectively.

The Bank’s mortgage banking activities also contributed to a higher level of non-interest operating income compared to the Peer Group, with such income amounting to 1.65% and 0.39% of HarborOne Bank’s and the Peer Group’s average assets, respectively.  Taking non-interest operating income into account in comparing the Bank’s and the Peer Group’s earnings, HarborOne Bank’s efficiency ratio (operating expenses, as a percent of the sum of non-interest operating income and net interest income) of 89.54% was less favorable than the Peer Group’s efficiency ratio of 71.90%.

Loan loss provisions had a slightly larger impact on the Peer Group’s earnings, with loan loss provisions established by the Bank and the Peer Group equaling 0.06% and 0.011% of average assets, respectively.

Net non-operating gains equaled 0.01% of average assets for the Bank, versus net non-operating gains equal to 0.08% of average assets for the Peer Group.  Typically, gains and losses generated from the sale of assets and other non-operating activities are viewed as earnings with a relatively high degree of volatility, particularly to the extent that such gains and losses result from the sale of investments or other assets that are not considered to be part of an institution’s core operations.  Extraordinary items were not a factor in either the Bank’s or the Peer Group’s earnings.

Taxes had a similar impact on the Bank’s and the Peer Group’s earnings, as the Bank and the Peer Group posted effective tax rates of 30.73% and 30.91%, respectively.  As indicated in the prospectus, the Bank’s effective marginal tax rate is equal to 40.0%.

III.10

Loan Composition

Table 3.4 presents data related to the Bank’s and the Peer Group’s loan portfolio compositions (including the investment in mortgage-backed securities).  The Bank’s loan portfolio composition reflected a lower concentration of 1-4 family permanent mortgage loans and mortgage-backed securities combined in comparison to the Peer Group (38.45% of assets versus 49.48% for the Peer Group), as the Peer Group maintained higher concentrations of both mortgage-backed securities and 1-4 family permanent mortgage loans.  Loans serviced for others equaled 57.54% and 5.89% of the Bank’s and the Peer Group’s assets, respectively, thereby indicating that loan servicing income and expenses were a significantly larger factor in the Bank’s earnings.  Likewise, loan servicing intangibles constituted a more significant balance sheet item for the Bank, with loan servicing intangibles equal to 0.60% of the Bank’s assets compared to 0.04% of the Peer Group’s assets.

Overall, diversification into higher risk and higher yielding types of lending was more significant for the Bank, which was attributable to the Bank’s higher concentration of consumer loans (29.97% of assets versus 1.96% for the Peer Group).  Commercial real estate loans constituted the most significant type of lending diversification for the Peer Group (18.89% of assets versus 11.54% for the Bank).  The Peer Group also maintained higher concentrations of construction/land loans, multi-family loans and commercial business loans relative to the comparable ratios for HarborOne Bank.  In total, construction/land, commercial real estate, multi-family, commercial business and consumer loans comprised 47.16% and 35.55% of the Bank’s and the Peer Group’s assets, respectively.  Overall, the Bank’s asset composition provided for a higher risk weighted assets-to-assets ratio of 75.77%, versus a comparable Peer Group ratio of 71.44%.

Interest Rate Risk

Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group.  In terms of balance sheet composition, HarborOne Bank’s interest rate risk characteristics were considered to be less favorable relative to the comparable measures for the Peer Group.  Most notably, the Bank’s tangible equity-to-assets ratio and IEA/IBL ratio were below the comparable Peer Group ratios.  Additionally, the Peer Group maintained an advantage with respect to its slightly lower ratio of non-interest earning assets as a percent of assets.  On a pro forma basis, the infusion of stock proceeds should serve to provide the Bank with more comparable balance sheet interest rate risk characteristics as

III.11

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of September 30, 2015 or the Most Recent Date Available

		Portfolio Composition as a Percent of Assets
				1-4	Constr.	Multi-		Commerc.		RWA/	Serviced	Servicing
			MBS	Family	& Land	Family	Comm RE	Business	Consumer	Assets	For Others	Assets
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)
HarborOne Bank		MA
December 31, 2015			5.58%	32.87%	1.66%	0.73%	11.54%	3.26%	29.97%	75.77%	$1,244,856	$12,958

All Public Companies
Averages			10.18%	33.91%	3.55%	8.66%	18.18%	6.29%	1.45%	68.19%	$1,813,237	$12,929
Medians			8.79%	32.97%	2.61%	3.90%	17.42%	4.78%	0.32%	67.69%	$56,320	$391

State of MA
Averages			5.62%	36.58%	6.46%	5.82%	21.60%	6.84%	1.03%	74.42%	$43,551	$183
Medians			4.49%	36.41%	6.13%	5.08%	19.50%	7.89%	0.20%	77.54%	$22,138	$84

Comparable Recent MHC Offerings(1)
Provident Bancorp, Inc.		MA	8.33%	12.28%	7.15%	3.98%	33.93%	14.82%	4.03%	80.21%	$10,207	$0

Comparable Group
Averages			10.26%	39.22%	2.85%	4.28%	18.89%	7.57%	1.96%	71.44%	$111,414	$697
Medians			8.14%	39.70%	2.05%	3.96%	19.50%	7.80%	0.19%	72.51%	$63,430	$345

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	6.96%	48.53%	3.72%	5.99%	19.36%	0.32%	7.05%	77.54%	$67,606	$480
BHBK	Blue Hills Bancorp, Inc.	MA	8.56%	33.06%	2.64%	5.33%	19.63%	9.24%	1.90%	78.77%	$40,740	$167
CSBK	Clifton Bancorp Inc.	NJ	23.33%	52.37%	0.03%	3.31%	3.25%	0.01%	0.06%	48.15%	$0	$0
EBSB	Meridian Bancorp, Inc.	MA	0.27%	15.01%	11.39%	11.44%	39.02%	9.56%	0.29%	96.73%	$135,749	$386
ESSA	ESSA Bancorp, Inc.	PA	14.60%	41.88%	1.05%	1.56%	8.57%	6.36%	9.73%	63.89%	$59,254	$303
FBNK	First Connecticut Bancorp, Inc.	CT	0.52%	38.48%	1.11%	6.45%	25.37%	15.17%	0.07%	78.52%	$436,902	$4,231
OCFC	OceanFirst Financial Corp.	NJ	11.06%	40.93%	3.02%	1.73%	27.18%	3.68%	0.04%	88.80%	$164,488	$433
OSHC	Ocean Shore Holding Co.	NJ	7.73%	62.24%	2.72%	0.28%	7.79%	0.81%	0.04%	52.18%	$0	$1
SIFI	SI Financial Group, Inc.	CT	4.82%	34.44%	1.46%	4.60%	20.51%	18.00%	0.27%	62.36%	$208,366	$966
WFD	Westfield Financial, Inc.	MA	24.78%	25.21%	1.31%	2.07%	18.25%	12.51%	0.11%	67.49%	$1,034	$0

(1) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

Source:       SNL Financial LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

III.12

Table 3.5

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of September 30, 2015 or the Most Recent Date Available

			Balance Sheet Measures
			Tangible		Non-Earn.	Quarterly Change in Net Interest Income
			Equity/	IEA/	Assets/
			Assets	IBL	Assets	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
			(%)	(%)	(%)	(change in net interest income is annualized in basis points)
HarborOne Bank		MA
December 31, 2015			8.2%	105.4%	5.5%	16	4	1	-4	12	5

All Public Companies			12.9%	109.5%	6.5%	2	1	-6	2	0	2
State of MA			13.4%	130.3%	5.4%	5	3	-9	-1	1	3

Comparable Recent MHC Offerings(1)
Provident Bancorp, Inc.		MA	11.5%	109.1%	0.0%	12	6	7	-7	4	13

Comparable Group
Average			13.3%	112.3%	4.9%	3	2	-9	4	-1	0
Median			10.0%	107.5%	5.0%	2	0	-6	3	0	-1

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	8.5%	107.4%	2.8%	4	-2	-4	-10	0	-10
BHBK	Blue Hills Bancorp, Inc.	MA	20.6%	122.0%	5.1%	34	5	-47	23	17	14
CSBK	Clifton Bancorp Inc.	NJ	29.3%	134.8%	6.3%	2	10	-9	10	9	-15
EBSB	Meridian Bancorp, Inc.	MA	16.9%	117.3%	3.7%	7	9	4	4	-13	0
ESSA	ESSA Bancorp, Inc.	PA	10.0%	107.0%	5.6%	-8	-3	-1	8	-14	23
FBNK	First Connecticut Bancorp, Inc.	CT	9.0%	107.4%	4.2%	-3	5	-7	-7	-7	6
OCFC	OceanFirst Financial Corp.	NJ	9.1%	105.5%	4.9%	3	0	0	-2	-8	-1
OSHC	Ocean Shore Holding Co.	NJ	9.9%	107.8%	4.9%	-8	0	2	3	0	-3
SIFI	SI Financial Group, Inc.	CT	9.5%	107.6%	5.6%	-3	-1	-19	10	5	-12
WFD	Westfield Financial, Inc.	MA	10.3%	106.7%	6.0%	7	0	-10	-2	0	1

(1) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

Source:       SNL Financial LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

III.13

maintained by the Peer Group, with respect to the increases that will be realized in Bank’s equity-to-assets and IEA/IBL ratios.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for HarborOne Bank and the Peer Group.  In general, the comparative fluctuations in the Bank’s and the Peer Group’s net interest income ratios implied that the interest rate risk associated with their respective net interest margins was fairly similar, based on the interest rate environment that prevailed during the period covered in Table 3.5.  The stability of the Bank’s net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of HarborOne Bank’s assets and the proceeds will be substantially deployed into interest-earning assets.

Credit Risk

Overall, based on a comparison of credit risk measures, the Bank’s implied credit risk exposure was viewed to be greater relative to the Peer Group’s credit risk exposure.  As shown in Table 3.6, the Bank’s ratios for non-performing/assets and non-performing loans/loans equaled 2.62% and 3.14%, respectively, versus comparable measures of 1.02% and 1.25% for the Peer Group.  It should be noted that the measures for non-performing assets and non-performing loans in Table 3.6 include accruing loans that are classified as troubled debt restructurings.  The Bank’s and Peer Group’s loss reserves as a percent of non-performing loans equaled 25.19% and 90.88%, respectively.  Loss reserves maintained as percent of loans receivable equaled 0.79% for the Bank, versus 0.82% for the Peer Group.  Net loan charge-offs were a slightly larger factor for the Bank, as net loan charge-offs for the Bank and the Peer Group equaled 0.09% and 0.07% of loans, respectively.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Bank.  Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint.

III.14

Table 3.6

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of September 30, 2015 or the Most Recent Date Available

				NPAs &				Rsrves/
			REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
			Assets	Assets (1)	Loans (1)	Loans HFI	NPLs (1)	90+Del (1)	Chargeoffs (2)	Loans
			(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
HarborOne Bank		MA
December 31, 2015			0.11%	2.62%	3.14%	0.79%	25.19%	24.15%	$1,491	0.09%

All Public Companies
Averages			0.22%	1.53%	1.81%	1.10%	93.61%	93.11%	$2,077	0.09%
Medians			0.11%	1.11%	1.31%	0.96%	70.82%	66.05%	$346	0.06%

State of MA
Averages			0.03%	0.66%	0.78%	0.94%	142.19%	139.12%	$294	0.02%
Medians			0.00%	0.57%	0.67%	0.96%	127.38%	108.46%	$63	0.01%

Comparable Recent MHC Offerings(3)
Provident Bancorp, Inc.		MA	0.00%	0.86%	1.13%	1.44%	127.75%	127.75%	$305	0.06%

Comparable Group
Averages			0.07%	1.02%	1.25%	0.82%	90.88%	86.72%	$869	0.07%
Medians			0.05%	0.95%	1.07%	0.83%	68.71%	68.31%	$635	0.05%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	0.09%	0.58%	0.58%	0.72%	124.66%	105.50%	$(77)	-0.01%
BHBK	Blue Hills Bancorp, Inc.	MA	0.00%	0.27%	0.38%	1.10%	288.04%	288.04%	$50	0.00%
CSBK	Clifton Bancorp Inc.	NJ	0.00%	0.44%	0.75%	0.53%	71.02%	71.02%	$76	0.01%
EBSB	Meridian Bancorp, Inc.	MA	0.02%	1.47%	1.68%	1.11%	66.40%	65.60%	$2,106	0.08%
ESSA	ESSA Bancorp, Inc.	PA	0.16%	1.53%	1.99%	0.80%	40.35%	36.18%	$1,790	0.17%
FBNK	First Connecticut Bancorp, Inc.	CT	0.01%	1.26%	1.44%	0.86%	59.41%	58.82%	$842	0.04%
OCFC	OceanFirst Financial Corp.	NJ	0.13%	2.13%	2.62%	0.85%	32.41%	30.48%	$1,472	0.08%
OSHC	Ocean Shore Holding Co.	NJ	0.18%	1.05%	1.18%	0.40%	33.52%	27.82%	$1,608	0.21%
SIFI	SI Financial Group, Inc.	CT	0.09%	0.85%	0.95%	0.80%	84.49%	75.27%	$428	0.04%
WFD	Westfield Financial, Inc.	MA	0.00%	0.57%	0.96%	1.04%	108.46%	108.46%	$398	0.05%

(1)  Includes TDRs for the Company and the Peer Group.

(2)  Net loan chargeoffs are shown on a last twelve month basis.

(3) Ratios are based on the date of the most recent financial statements disclosed in the offering prospectus.

Source:  SNL Financial, LC and RP® Financial, LC. calculations.  The information provided in this table has been obrained from sources we believe are reliable,but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

III. 15

Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

III. 16

IV.  VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology prepared pursuant to the regulatory guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Bank’s minority stock offering.

Appraisal Guidelines

The federal regulatory appraisal guidelines required by the FRB, the FDIC and state banking agencies specify the pro forma market value methodology for estimating the pro forma market value of an institution.  Pursuant to this methodology:  (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences.  In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.  Given the unique differences in the pricing characteristics of publicly-traded MHCs relative to fully-converted thrift stocks, we have also reviewed the pricing characteristics of publicly-traded MHCs on a fully-converted basis.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines.  Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques.  Additionally, the valuation incorporates a “technical analysis” of recently completed conversions, including closing pricing and aftermarket trading of such offerings.  It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock.  Throughout the stock issuance process, RP Financial will:  (1) review

IV.1

changes in the Bank’s operations and financial condition; (2) monitor the Bank’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings, both regionally and nationally.  If material changes should occur prior to the close of the offering, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any.  RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts.  Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including HarborOne Bank’s value, the market value of the stocks of public MHC institutions, or HarborOne Bank’s value alone.  To the extent a change in factors impacting the Bank’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III.  The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation.  Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform.  We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of HarborOne Bank coming to market at this time.

IV.2

1.                                      Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness.  The similarities and differences in the Bank’s and the Peer Group’s financial strengths are noted as follows:

•                                          Overall A/L Composition.  Loans funded by retail deposits were the primary components of both HarborOne Bank’s and the Peer Group’s balance sheets.  The Bank’s interest-earning asset composition exhibited a higher concentration of loans and a greater degree of diversification into higher risk types of loans.  Overall, the Bank’s asset composition provided for a lower yield earned on interest-earning assets and a higher risk weighted assets-to-assets ratio in comparison to the Peer Group’s ratios.  HarborOne Bank’s funding composition reflected a higher level of deposits and a slightly lower level of borrowings in comparison to the Peer Group’s ratios, which provided the Bank with a slightly higher cost of funds than maintained by the Peer Group.  Overall, as a percent of assets, the Bank maintained slightly lower level of interest-earning assets and a higher level of interest-bearing liabilities relative to the comparable ratios for the Peer Group, which translated into a lower IEA/IBL ratio for the Bank.  After factoring in the impact of the net stock proceeds, the Bank’s IEA/IBL ratio will be more comparable to or exceed the Peer Group’s ratio.  On balance, RP Financial concluded that asset/liability composition was a neutral factor in our adjustment for financial condition.

•                                          Credit Quality.  The Bank’s ratios for non-performing assets as a percent of assets and non-performing loans as a percent of loans were higher than the comparable ratios for the Peer Group.  In comparison to the Peer Group, the Bank maintained lower loss reserves as a percent of non-performing loans and similar reserves as a percent of loans.  Net loan charge-offs as a percent of loans were similar for the Bank and the Peer Group.  The Bank’s risk weighted assets-to-assets ratio was higher than the Peer Group’s ratio.  Overall, RP Financial concluded that credit quality was a slightly negative factor in our adjustment for financial condition.

•                                          Balance Sheet Liquidity.  The Peer Group operated with a higher level of cash and investment securities relative to the Bank (20.96% of assets versus 11.63% for the Bank).  Following the infusion of stock proceeds, the Bank’s cash and investments ratio is expected to increase as a portion of the proceeds retained at the holding company level will initially be held in short-term liquid funds.  The Bank’s future borrowing capacity was considered to be similar to the Peer Group’s borrowing capacity, given the fairly comparable borrowings-to-assets ratios currently maintained by the Bank and the Peer Group.  Overall, RP Financial concluded that balance sheet liquidity was a neutral factor in our adjustment for financial condition.

•                                          Funding Liabilities.  The Bank’s interest-bearing funding composition reflected a higher concentration of deposits and a slightly lower level of borrowings relative to the comparable Peer Group ratios, which translated into a slightly higher cost

IV.3

of funds for the Bank.  The Bank’s ratio of total interest-bearing liabilities as a percent of assets was above the Peer Group’s ratio.  Following the stock offering, the increase in the Bank’s capital position will reduce the level of interest-bearing liabilities funding the Bank’s assets to a level that is more comparable to the Peer Group’s ratio of interest-bearing liabilities as a percent of assets.  Overall, RP Financial concluded that funding liabilities were a neutral factor in our adjustment for financial condition.

•                                          Capital.  The Peer Group currently operates with a higher equity-to-assets ratio than the Bank.  Following the stock offering, HarborOne Bank’s pro forma capital position will be more comparable to the Peer Group’s equity-to-assets ratio.  On balance, RP Financial concluded that capital strength was a neutral factor in our adjustment for financial condition.

On balance, HarborOne Bank’s balance sheet strength was considered to be less favorable than the Peer Group’s balance sheet strength and, thus, a slight downward adjustment was applied for the Bank’s financial condition.

2.                                      Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and prospects to generate future earnings heavily influence the multiple that the investment community will pay for earnings.  The major factors considered in the valuation are described below.

•                                          Reported Earnings.  The Bank’s reported earnings were lower than the Peer Group’s on a ROAA basis (0.27% of average assets versus 0.57% for the Peer Group).  The Peer Group maintained more favorable ratios for net interest income, operating expenses and net gains, which were partially offset by the Bank’s more favorable ratios for loan loss provisions and non-interest operating income.  Notably, the Bank’s earnings advantage with respect to non-interest operating income was primarily attributable to revenues derived from its mortgage banking operations, which tend to subject to greater volatility relative to revenues derived from other sources of non-interest operating income such as customer service charges and fees.  Reinvestment of stock proceeds into interest-earning assets will serve to increase the Bank’s earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a publicly-traded company and the implementation of stock benefit plans.  Overall, the Bank’s reported earnings were considered to be less favorable than the Peer Group’s reported earnings and, thus, RP Financial concluded that this was a moderately negative factor in our adjustment for profitability, growth and viability of earnings.

•                                          Core Earnings.  Net interest income, operating expenses, non-interest operating income and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of the Bank’s and the Peer Group’s core earnings.  In these measures, the Bank operated with a lower net interest income ratio, a higher operating expense ratio and a higher level of non-interest operating

IV.4

income.  The Bank’s lower net interest income ratio and higher operating expense ratio translated into a lower expense coverage ratio in comparison to the Peer Group’s ratio (equal to 0.67x versus 1.21x for the Peer Group).  Similarly, the Bank’s efficiency ratio of 89.53% was less favorable than the Peer Group’s efficiency ratio of 71.90%.  Loan loss provisions had a slightly larger impact on the Peer Group’s earnings.  Overall, these measures, as well as the expected earnings benefits the Bank should realize from the redeployment of stock proceeds into interest-earning assets and leveraging of post-conversion capital, which will be somewhat negated by expenses associated with the stock benefit plans and operating as a publicly-traded company, indicate that the Bank’s pro forma core earnings will remain less favorable than the Peer Group’s core earnings.  Therefore, RP Financial concluded that this was a moderately negative factor in our adjustment for profitability, growth and viability of earnings.

•                                          Interest Rate Risk.  Quarterly changes in the Bank’s and the Peer Group’s net interest income to average assets ratios indicated that a similar degree of volatility was associated with their respective net interest margins.  Other measures of interest rate risk, such as capital levels, IEA/IBL ratios and levels of non-interest earning assets were more favorable for the Peer Group.  On a pro forma basis, the infusion of stock proceeds can be expected to provide the Bank with equity-to-assets and IEA/ILB ratios that are comparable to the Peer Group ratios, as well as enhance the stability of the Bank’s net interest margin.  Accordingly, on balance, this was a neutral factor in our adjustment for profitability, growth and viability of earnings.

•                                         Credit Risk.  Loan loss provisions were a slightly larger factor in the Peer Group’s earnings (0.11% of average assets versus 0.06% of average assets for the Bank).  In terms of future exposure to credit quality related losses, the Bank maintained a higher concentration of assets in loans and greater diversification into higher risk types of loans.  Recent loan growth by the Bank’s was largely sustained by originations of commercial real estate loans, which significantly increased the concentration of commercial real estate loans held in the Bank’s loan portfolio.  Accordingly, the relatively high concentration of unseasoned commercial real estate loans held in the Bank’s loan portfolio represented an additional area of credit risk exposure for the Bank.  The Bank’s credit quality measures generally implied a higher degree of credit risk exposure relative to the comparable credit quality measures indicated for the Peer Group.  Overall, RP Financial concluded that credit risk was a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

•                                          Earnings Growth Potential.  Several factors were considered in assessing earnings growth potential.  First, the Peer Group currently maintains a higher interest rate spread than the Bank, which would tend to facilitate a continuation of a higher net interest margin for the Peer Group goring forward.  Second, the infusion of stock proceeds will provide the Bank with similar growth potential through leverage as currently maintained by the Peer Group.  Third, the Bank’s higher ratios of non-interest operating income and operating expenses were viewed as a respective advantage and disadvantage to sustain earnings growth during periods when net interest margins come under pressure as the result of adverse changes in interest rates.  Overall, earnings growth potential was

IV.5

considered to be a neutral factor in our adjustment for profitability, growth and viability of earnings.

•                                          Return on Equity.  Currently, the Bank’s core ROE is lower than the Peer Group’s core ROE.  As the result of the increase in capital that will be realized from the infusion of net stock proceeds into the Bank’s equity, the Bank’s pro forma return equity on a core earnings basis will remain lower than the Peer Group’s core ROE.  Accordingly, this was a moderately negative factor in the adjustment for profitability, growth and viability of earnings.

On balance, HarborOne Bank’s pro forma earnings strength was considered to be less favorable than the Peer Group’s and, thus, a moderate downward adjustment was applied for profitability, growth and viability of earnings.

3.                                      Asset Growth

Comparative asset growth rates for the Bank and the Peer Group showed a 5.94% increase in the Bank’s assets, versus an 8.37% increase in the Peer Group’s assets.  Asset growth for the Bank was sustained by an 8.32% increase in loans, which was partially funded with cash and investments.  Similarly, the Peer Group’s asset growth was sustained by a 14.04% increase in loans, which was partially funded with cash and investments.  Overall, the Bank’s recent asset growth trends would tend to be viewed fairly comparable to the Peer Group’s asset growth trends in terms of supporting future earnings growth.  On a pro forma basis, the Bank’s tangible equity-to-assets ratio will be comparable to the Peer Group’s tangible equity-to-assets ratio, providing the Bank with similar leverage capacity as maintained by the Peer Group.  On balance, no adjustment was applied for asset growth.

4.                                      Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served.  HarborOne Bank serves the Boston metropolitan area through 14 full service branch offices.  Operating in a densely populated market area provides the Bank with growth opportunities, but such growth must be achieved in a highly competitive market environment.  The Bank competes against significantly larger institutions that provide a larger array of services and have significantly larger branch networks than maintained by HarborOne Bank.

The Peer Group companies generally operate in markets with similarly sized population as Plymouth County.  Population growth for the primary market area counties served by the

IV.6

Peer Group companies reflected a range of growth rates, but, overall, population growth rates in the markets served by the Peer Group companies were less than Plymouth County’s recent historical and projected population growth rates.  Plymouth County has a higher per capita income compared to the Peer Group’s average per capita income and, on average, the Peer Group’s primary market area counties were slightly less affluent markets within their respective states compared to Plymouth County’s per capita income as a percent of Massachusetts’ per capita income (89.6% for the Peer Group versus 97.0% for Plymouth County).  The average and median deposit market shares maintained by the Peer Group companies were lower than the Bank’s market share of deposits in Plymouth County.  Overall, the degree of competition faced by the Peer Group companies was viewed as similar to the Bank’s competitive environment in Plymouth County, while the growth potential in the markets served by the Peer Group companies was for the most part viewed to be slightly less favorable than provided by the Bank’s primary market area.  Summary demographic and deposit market share data for the Bank and the Peer Group companies is provided in Exhibit III-4.  As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was above the unemployment rate reflected for Plymouth County.  On balance, we concluded that a slight upward adjustment was appropriate for the Bank’s market area.

Table 4.1
Market Area Unemployment Rates
HarborOne Bank and the Peer Group Companies (1)

		November 2015
	County	Unemployment

HarborOne Bank - MA	Plymouth	4.7%

Peer Group Average		5.8

The Peer Group

BSB Bancorp, Inc. — MA	Middlesex	3.8
Blue Hills Bancorp, Inc. - MA	Suffolk	4.3
Clifton Bancorp, Inc. - NJ	Passaic	6.0
ESSA Bancorp, Inc. — PA	Monroe	5.4
First Connecticut Bancorp, Inc. — CT	Hartford	5.0
Meridian Bancorp, Inc. - MA	Essex	4.8
OceanFirst Financial Corp. — NJ	Ocean	5.4
Ocean Shore Holding Co. — NJ	Cape May	12.5
SI Financial Group, Inc. — CT	Windham	5.2
Westfield Financial Inc. — MA	Hampden	6.0

(1)                   Unemployment rates are not seasonally adjusted.

Source:  SNL Financial, LC; Department of Labor.

IV.7

5.                                      Dividends

At this time the Bank has not established a dividend policy.  Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

Nine out of the ten Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 0.58% to 3.19%.  The average dividend yield on the stocks of the Peer Group institutions equaled 1.46% as of February 5, 2016.  Comparatively, as of February 5, 2016, the average dividend yield on the stocks of all fully-converted publicly-traded thrifts equaled 1.79%.

Our valuation adjustment for dividends for HarborOne Bank also considered the regulatory policy with regard to payment of dividends to the MHC.  Under current FRB policy, any dividends declared by HarborOne Bancorp would be required to be paid to all shareholders.  Accordingly, dividends paid by HarborOne Bancorp would increase the amount of assets held by the MHC, after adjusting for applicable income taxes, and, thereby, increase the implied dilution incurred by the minority shareholders in a second-step conversion pursuant to the calculation to account for net assets held by the MHC in a second-step offering.

Overall, while the Bank has not established a definitive dividend policy prior to its stock offering, the Bank will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma earnings and capitalization.  At the same time, dividend payments retained by the MHC would increase the implied dilution to minority shareholders in a second-step offering.  On balance, we concluded that a slight downward adjustment was warranted for purposes of the Bank’s dividend policy.

6.                                      Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets.  All ten of the Peer Group members trade on the NASDAQ system.  Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock.  The market capitalization of the Peer Group companies ranged from $113.7 million to $393.8 million as of February 5, 2016, with average

IV.8

and median market values of $280.3 million and $225.9 million, respectively.  The shares issued and outstanding of the Peer Group companies ranged from 6.4 million to 54.9 million, with average and median shares outstanding of 19.9 million and 16.6 million, respectively.  The Bank’s stock offering is expected to have a pro forma public market value and shares outstanding of public shareholders that will be in the lower end of the ranges of market values and shares outstanding indicated for the Peer Group companies.  Like all of the Peer Group companies, the Bank’s stock will be quoted on the NASDAQ following the stock offering.  Overall, we anticipate that the Bank’s public stock will have a comparable trading market as the Peer Group companies on average and, therefore, concluded no adjustment was necessary for this factor.

7.                                      Marketing of the Issue

Three separate markets exist for thrift stocks:  (1) the after-market for public companies, both fully-converted stock companies and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the thrift acquisition market.  All three of these markets were considered in the valuation of the Bank’s to-be-issued stock.

A.                                    The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations.  Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts.  In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general.  Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks.  Exhibit IV-3 displays various stock price indices as of February 5, 2016.

In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed in recent quarters.  A more favorable outlook on Greece’s

IV.9

financial crisis helped stocks to advance at the start of the third quarter of 2015, which was followed by the Dow Jones Industrial Average (“DJIA”) declining to a five-month low in the second week of July as the sell-off in China’s stock market rippled through markets globally.  News of a bailout deal secured by Greece supported a stock market rally in mid-July, while some favorable second quarter earnings reports coming out of the technology sector lifted the NASDAQ to three consecutive record high closes heading into the second half of July.  Comparatively, the DJIA approached a six-month low in late-July, as disappointing earnings by some of the Dow components and a continued sell-off in China’s stock market weighed on the broader stock market.  A measured Federal Reserve policy statement that reaffirmed it would move cautiously on raising interest rates and an easing of the sell-off in China’s stock market boosted stocks at the end of July.  The DJIA recorded seven consecutive losses through the first week of trading in August, which was driven by weak earnings reports posted by some media and oil stocks.  A rebound in beaten down energy shares and 2015’s largest merger announcement fueled stock market gains heading into mid-August, which was followed by a sharp sell-off as China’s surprising decision to devalue its currency rattled global markets.  Stocks closed out the second week of August on a slight upswing.  Volatility prevailed in the stock market during the second half of August 2015 and for most of September 2015.  Worries about the pace of global growth jolted stock markets worldwide in the second half of August, with the DJIA plunging over 1,800 points during six consecutive trading sessions.  Renewed optimism about the strength of the U.S. economy and comments from a Federal Reserve official stating the case for a September rate increase had become less compelling snapped the six-day losing streak, as the DJIA rebounded 988 points in consecutive trading sessions during late-August.  Overall, the DJIA declined 6.6% in August, its largest one month percentage decline since May 2010.  Volatility continued to prevail in the broader stock market in early-September, as investors considered fresh evidence that China’s economic slowdown was hurting the global economy, the possibility of China’s central bank would take more steps to stabilize its economy and disappointing job growth reflected in the August employment report.  Stocks rallied ahead of the Federal Reserve’s mid-September meeting, which was followed by a downturn in the broader stock market after the Federal Reserve concluded to hold short-term interest rates steady.  Declines in the auto, biotech and energy sectors led the market lower heading into late-September, which was followed by a rebound as the Federal Reserve Chairwoman added clarity that she expected interest rates would go up in 2015.  Biotech and healthcare shares led the market lower in late-September, which was followed by a two day rebound in the stock market to close out the third quarter.  For the third quarter overall, all three major U.S. stock indexes posted their biggest quarterly losses in four years.

IV.10

The broader stock market soared higher at the start of the fourth quarter of 2015, with the DJIA trading up for seven consecutive sessions for a total gain of 860 points between October 2nd and October 12th.  Factors contributing to the rally included a rebound in energy shares supported by an increase in oil prices, raised expectations that the Federal Reserve would not raise interest rates in the near term following the weak employment report for September and a rebound in oversold healthcare stocks.  A gloomy earnings forecast by Wal-Mart pulled stocks lower in mid-October, which was followed by a broader stock market rebound heading into the second half of October.  Lackluster U.S. economic data reducing expectations of a near term rate increase by the Federal Reserve, indications from the European Central Bank that is was prepared to do more to stimulate growth and a rate cut by China’s central bank were factors contributing to gains in the broader stock market.  Stocks continued to surge higher in late-October, after the Federal Reserve concluded its two-day meeting leaving interest rates unchanged and toned down its concerns about global financial markets.  The DJIA closed up 8.5% for the month of October, which was the biggest monthly percentage gain in four years.  Led by a rally in energy stocks, the DJIA moved back into positive territory for 2015 in early-November.  Concerns about the health of the global economy and lower oil prices weighed on stocks going into mid-November.  Indications from the Federal Reserve that the U.S. economy was strong enough for a rate increase and a rebound in energy, healthcare and technology stocks helped stocks to rally during the second half of November.  A strong jobs report for November added to stock market gains in the first week of December.  A sell-off in energy shares led the market lower going into mid-December, as oil prices fell to their lowest level in seven years.  Stocks rallied on the Federal Reserve’s mid-December rate hike, as investors responded to the Federal Reserve’s upbeat message on the U.S. economy.  Grim news from the energy and mining sectors, along with worries about slowing economies overseas, sent the DJIA to its lowest close in two months heading into the final two weeks of 2015.  A rebound in energy stocks contributed to stock market gains in late-December, which was followed by a mild pullback in the final trading week of 2015.  Overall, 2015 was the worst year for U.S. stocks since 2008.

The DJIA tumbled more than 1,000 points or 6.2% during the first week of trading 2016, as fresh concerns about China’s economy and a steep decline in oil prices rattled stock markets worldwide.  Investor anxiety over the global economy and further declines in oil prices continued to weigh on stocks through most of January, although stocks rebounded at the end of January with higher oil prices and the Bank of Japan’s surprise decision to shift to negative

IV.11

interest rates contributing to gains in the broader stock market.  Overall, the DJIA was down 5.5% for the month of January.  Stocks closed lower during the first week of February, as investors reacted to oil falling below $30 a barrel and January employment data showing a slowdown in job growth.  On February 5, 2016, the DJIA closed at 16204.97, a decrease of 9.1% from one year ago and a decrease of 7.0% year-to-date, and the NASDAQ closed at 4363.14, a decrease of 8.0% from one year ago and a decrease of 12.9% year-to-date.  The Standard & Poor’s 500 Index closed at 1880.05 on February 5, 2016, a decrease of 8.5% from one year ago and a decrease of 8.0% year-to-date.

The market for thrift stocks has also experienced varied trends in recent quarters, but, in general, thrift stocks outperformed the broader stock market.  Thrift shares paralleled trends in the broader stock market during the first half of July 2015, as investors focused on Greece’s debt problems and the sell-off in China’s stock market.  Second quarter earnings reports for the financial sector were generally in line with expectations, which translated into a relatively flat market for thrift stocks during the second half of July.  The Federal Reserve’s cautious outlook on raising interest rates and a favorable employment report for July contributed to thrift shares trading higher at the close of July, with the positive trend continuing through the first half of August.  Lower interest rates and oil prices weighed on financial shares during the second half of August 2015, although generally favorable housing data somewhat negated the downturn in thrift stocks.  For the entire month of August, the SNL Index for all publicly-traded thrifts showed a comparatively modest decline of 2.8%.  A sell-off in the broader stock market and a disappointing reading for manufacturing activity pressured thrift stocks lower at the start of September.  Following the one-day sell-off, thrift shares generally trended higher into mid-September in advance of the Federal Reserve’s policy meeting.  Financial shares led the market lower after the Federal Reserve elected to hold short-term interest rates steady at the conclusion of its mid-September meeting.  Worries about slower economic growth provided for a slight pull back in thrift shares during the second half of September.

Thrift stocks traded higher in early-October 2015, as investors bet that low interest rates would stay around for longer following the weaker-than-expected job growth reflected in the September employment report.  Third quarter earnings reports posted by the thrift sector translated into a narrow trading range for thrift stocks during the second half of October, as the majority of thrifts reported third quarter earnings that were in line with analyst estimates and continued to reflect additional net interest margin compression.  Thrift stocks

IV.12

participated in the broader stock market rally at the conclusion of the Federal Reserve’s policy meeting in late-October, but reversed course at the end of October as shares of New York Community Bancorp and Astoria Financial Corp. declined following the announcement of their $2.0 billion strategic merger.  Thrift stocks recovered in early-November, as financial shares led the market higher on the strong jobs report for October. A disappointing report for October retail sales pressured thrift shares lower in mid-November, while merger activity in the thrift sector helped thrift stocks outperform the broader stock market during the second half of November.  Thrift stocks rallied on the sturdy job growth reflected in the November employment data and then declined going into mid-December, as concerns about the global economy translated into a sell-off in the broader stock market.  Thrift stocks participated in the broader stock market rally following the Federal Reserve’s mid-December rate hike and then settled into a narrow trading during the closing weeks of 2015.

Thrift shares participated in the broader stock market sell-off during the first week of 2016.  A weak retail sales report for December and other signs of a slowing U.S. economy furthered the downward trend in thrift prices into the second half of January.  The sell-off in financial shares tended to more significant among institutions with lending exposure to the energy sector and international markets.  Thrift stocks rebounded with the broader stock market at the close of January, which was followed by a pullback during first week of February amid disappointing economic reports for January manufacturing activity and January job growth.  On February 5, 2016, the SNL Index for all publicly-traded thrifts closed at 738.0, an increase of 1.5% from one year ago and a decrease of 8.8% year-to-date.

B.                                    The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank’s pro forma market value.  The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:  (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials.  The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the

IV.13

P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio often reflects a premium to book value.  Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, one standard conversion offering and one second-step conversion were completed during the past three months.  No first-step MHC offerings were completed during the past three months.  The most recent first-step MHC offering was completed Cincinnati Bancorp of Ohio, which completed its mutual holding company offering on October 15, 2015.  Cincinnati Bancorp’s offering was closed at the top of its offering range equal to gross proceeds of $7.7 million and a pro forma fully-converted price/tangible book ratio of 66.7%.  After the first week of trading, Cincinnati Bancorp’s stock price was down 5.0% from its IPO price.  As of February 5, 2016, Cincinnati Bancorp’s stock price was down 9.8% from its IPO price.

Shown in Table 4.3 is the current pricing ratios for PB Bancorp, Inc., which was the only fully-converted offering completed during the past three months that trades on NASDAQ.  PB Bancorp’s current P/TB ratio is 88.58%, based on its closing stock price as of February 5, 2016.

C.                                    The Acquisition Market

Also considered in the valuation was the potential impact on HarborOne Bank’s stock price of recently completed and pending acquisitions of other savings institutions operating in Massachusetts.  As shown in Exhibit IV-4, there were fifteen Massachusetts thrift acquisitions completed from the beginning of 2011 through year-to-date 2016, and there are currently two acquisition pending for a Massachusetts savings institution.  To the extent that speculation of a re-mutualization may impact the Bank’s valuation, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Bank’s market and, thus, are subject to the same type of acquisition speculation that may influence HarborOne Bancorp’s stock.  However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in HarborOne Bancorp’s stock would tend to be less compared to the

IV.14

Table 4.2
Pricing Characteristics and After-Market Trends
Conversions Completed in the Last Three Months

Institutional Information

			Pre-Conversion Data								Contribution to
			Financial Info.		Asset Quality		Offering Information				Char. Found.
							Excluding Foundation					% Of
				Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.
	Conversion	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.		Inc. Fdn.
Institution	Date	(%)	($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)	Form	(%)
Standard Conversions
Central Federal Bancshares, Inc. - MO	1/13/16	MFDB-OTC Pink	$62	22.08%	1.50%	89%	$17.2	96%	132%	7.0%	C/S	$100K/3.85%

Averages - Second Step Conversions:			$62	22.08%	1.50%	89%	$17.2	96%	132%	7.0%	N.A.	N.A.
Medians - Second Step Conversions:			$62	22.08%	1.50%	89%	$17.2	96%	132%	7.0%	N.A.	N.A.

Second-Step Conversions
PB Bancorp, Inc. - CT*	1/8/16	PBBI-NASDAQ	$469	11.23%	1.63%	38%	$36.3	100%	132%	3.8%	N.A.	N.A.

Averages - MHC Conversions:			$469	11.23%	1.63%	38%	$36.3	100%	132%	3.8%	N.A.	N.A.
Medians - MHC Conversions:			$469	11.23%	1.63%	38%	$36.3	100%	132%	3.8%	N.A.	N.A.

Averages - All Conversions:			$266	16.66%	1.57%	63%	$26.7	98%	132%	5.4%	N.A.	N.A.
Medians - All Conversions:			$266	16.66%	1.57%	63%	$26.7	98%	132%	5.4%	N.A.	N.A.

	Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
	% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)			Financial Charac.				Closing Price:
	Benefit Plans				Initial								First		After		After
		Recog.	Stk	Mgmt.&	Div.		Core		Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E	P/A	ROA	TE/A	ROE	Price	Day	Chge	Week(3)	Chge	Month(4)	Chge	2/5/2016	Chge
Institution	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
Central Federal Bancshares, Inc. - MO	8.0%	4.0%	10.0%	0.8%	0.00%	64.6%	NM	23.6%	-0.1%	36.5%	-0.2%	$10.00	$10.45	4.5%	$10.54	5.4%	$10.71	16.0%	$10.71	25.6%

Averages - Second Step Conversions:	8.0%	4.0%	10.0%	0.8%	0.00%	64.6%	NM	23.6%	-0.1%	36.5%	-0.2%	$10.00	$10.45	4.5%	$10.54	5.4%	$10.71	16.0%	$10.71	25.6%
Medians - Second Step Conversions:	8.0%	4.0%	10.0%	0.8%	0.00%	64.6%	NM	23.6%	-0.1%	36.5%	-0.2%	$10.00	$10.45	4.5%	$10.54	5.4%	$10.71	16.0%	$10.71	25.6%

Second-Step Conversions
PB Bancorp, Inc. - CT*	7.0%	4.0%	10.0%	1.9%	0.00%	75.4%	94.5x	12.6%	0.1%	15.5%	0.8%	$8.00	$9.00	12.5%	$8.77	9.6%	$8.62	7.7%	$8.62	7.7%

Averages - MHC Conversions:	7.0%	4.0%	10.0%	1.9%	0.00%	75.4%	94.5x	12.6%	0.1%	15.5%	0.8%	$8.00	$9.00	12.5%	$8.77	9.6%	$8.62	7.7%	$8.62	7.7%
Medians - MHC Conversions:	7.0%	4.0%	10.0%	1.9%	0.00%	75.4%	94.5x	12.6%	0.1%	15.5%	0.8%	$8.00	$9.00	12.5%	$8.77	9.6%	$8.62	7.7%	$8.62	7.7%

Averages - All Conversions:	7.5%	4.0%	10.0%	1.4%	0.00%	70.0%	94.5x	18.1%	0.0%	26.0%	0.3%	$9.00	$9.73	8.5%	$9.66	7.5%	$9.67	11.9%	$9.67	16.7%
Medians - All Conversions:	7.5%	4.0%	10.0%	1.4%	0.00%	70.0%	94.5x	18.1%	0.0%	26.0%	0.3%	$9.00	$9.73	8.5%	$9.66	7.5%	$9.67	11.9%	$9.67	16.7%

Note:  * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1) As a percent of MHC offering for MHC transactions.
(2) Does not take into account the adoption of SOP 93-6.
(3) Latest price if offering is less than one week old.
(4) Latest price if offering is more than one week but less than one month old.
(5) Mutual holding company pro forma data on full conversion basis.
(6) Simultaneously completed acquisition of another financial institution.
(7) Simultaneously converted to a commercial bank charter.
(8) Former credit union.

2/5/2016

IV.15

Table 4.3

Market Pricing Comparatives

Prices As of February 5, 2016

		Market		Per Share Data
		Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
		Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang Eq/	NPAs/	Reported		Core
Financial Institution		Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Non-MHC Public Companies		$16.39	$435.84	$1.06	$15.16	17.93x	104.85%	13.38%	113.19%	18.53x	$0.29	1.79%	44.94%	$3,109	13.51%	12.79%	1.46%	0.74%	6.05%	0.77%	6.24%
Converted Last 3 Months (no MHC)		$8.62	$67.93	$0.08	$10.61	NM	81.24%	13.58%	88.58%	NM	$0.10	1.16%	NM	$500	16.71%	15.33%	NA	0.12%	0.73%	0.13%	0.80%

Converted Last 3 Months (no MHC)
PBBI PB Bancorp, Inc.	CT	$8.62	$67.93	$0.08	$10.61	NM	81.24%	13.58%	88.58%	NM	$0.10	1.16%	139.77%	$500	16.71%	15.33%	1.70%	0.12%	0.73%	0.13%	0.80%

(1) Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items.

      Assumed tax rate is 35%.

(2)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.  P/E and P/Core =NM if the ratio is negative or above 35x.

(3)  Indicated 12 month dividend, based on last quarterly dividend declared.

(4)  Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5)  ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)  Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

IV.16

stocks of the Peer Group companies.  Furthermore, in comparison to the stocks of the fully-converted Peer Group companies, the degree of acquisition speculation in HarborOne Bancorp’s stock is also viewed to be relatively more limited since there will be fewer potential acquirers for the Company’s stock as a re-mutualization transaction can only be completed by a mutual institution or an institution in the MHC form of ownership.  Additionally, there tends to be less acquisition speculation in the stocks of publicly-traded MHCs in general, given the majority of the shares are held by the MHC rather than public shareholders which own 100% of the stocks of the fully-converted Peer Group companies.  Accordingly, the Peer Group companies are considered to be subject to a greater degree of acquisition speculation relative to the acquisition speculation that may influence HarborOne Bancorp’s trading price.

*  *  *  *  *  *  *  *  *  *  *

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for MHC shares and the local acquisition market for thrift stocks.  Taking these factors and trends into account, RP Financial concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.             Management

HarborOne Bank’s management team appears to have experience and expertise in all of the key areas of the Bank’s operations.  Exhibit IV-5 provides summary resumes of HarborOne Bank’s Board of Directors and senior management.  The financial characteristics of the Bank suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Bank’s present organizational structure.  The Bank currently does not have any senior management positions that are vacant.

Similarly, the returns, capital positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies.  Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

IV.17

9.             Effect of Government Regulation and Regulatory Reform

In summary, as a federally-insured savings institution operating in the MHC form of ownership, HarborOne Bank will be operating in substantially the same regulatory environment as the Peer Group members — all of whom are adequately capitalized institutions and the substantial majority are operating with no apparent restrictions.  Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios.  Accordingly, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Bank’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	Slight Downward
Profitability, Growth and Viability of Earnings	Moderate Downward
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	Slight Downward
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Government Regulations and Regulatory Reform	No Adjustment

Valuation Approaches: Fully-Converted Basis

In applying the accepted valuation methodology promulgated by the FDIC, FRB and the Commissioner, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing HarborOne Bancorp’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the stock proceeds.  In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in HarborOne Bancorp’s prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions, the Foundation and offering expenses (summarized in Exhibits IV-9 and IV-10).  The assumptions utilized in the pro forma analysis in calculating the Bank’s full conversion value

IV.18

were consistent with the assumptions utilized for the minority stock offering, except expenses were assumed to equal 3.0% of gross proceeds (summarized in Exhibits IV-7 and IV-8).

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group, recent conversions and publicly-traded MHCs on a fully-converted basis.

RP Financial’s valuation placed an emphasis on the following:

•                  P/E Approach.  The P/E approach is generally the best indicator of long-term value for a stock.  At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma fully-converted basis for the Bank; and (2) the Peer Group on average has had the opportunity to realize the benefit of reinvesting net conversion proceeds, we also gave weight to the other valuation approaches.

•                  P/B Approach.  P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds.  RP Financial considered the P/B approach to be a valuable indicator of pro forma value taking into account the pricing ratios under the P/E and P/A approaches.  We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

•                  P/A Approach.  P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings.  Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio.  At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when ROE is expected to be low.

The Bank will adopt “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares.  For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted.  However, we did consider the impact of ASC 718-40 in the valuation.

IV.19

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above and the dilutive impact of the stock contribution to the Foundation, RP Financial concluded that as of February 5, 2016, the pro forma market value of HarborOne Bank’s full conversion offering equaled $227,700,000 at the midpoint, equal to 22,770,000 shares at $10.00 per share.

Basis of Valuation - Fully-Converted Pricing Ratios

1.             Price-to-Earnings (“P/E”).  The application of the P/E valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base.  In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds.  The Bank’s reported earnings equaled $5.768 million for the twelve months ended December 31, 2015.  In deriving HarborOne Bank’s core earnings, the only adjustment made to reported earnings was to eliminate the gain on sale of securities equal to $295,000.  As shown below, on a tax effected basis, assuming an effective marginal tax rate of 40.0% for the adjustment, the Bank’s core earnings were determined to equal $5.591 million for the twelve months ended December 31, 2015.

Amount
($000)
Net income	$5,768
Less: Gain on sale of securities(1)	(177)
Core earnings estimate	$5,591

(1)  Tax effected at 40.0%.

Based on HarborOne Bank’s reported and estimated core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Bank’s pro forma reported and core P/E multiples (fully-converted basis) at the $227.7 million midpoint value equaled 45.63 times and 47.31 times, respectively, which provided for premiums of 115.94% and 124.96% relative to the Peer Group’s average reported and core P/E multiples of 21.13 times and 21.03 times, respectively (see Table 4.4).  In comparison to the Peer Group’s median reported and core earnings multiples which equaled 19.53 times and 18.76 times, respectively, the Banks pro forma reported and core P/E multiples (fully-converted basis) at the midpoint

IV.20

Table 4.4

Fully-Converted Market Pricing Versus Peer Group

HarborOne Bank

As of Febraury 5, 2016

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Comm Eq./	Comm T. Eq./	NPAs/	Reported		Core		Offering
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROAA	ROAE	ROAA	ROAE	Range
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)
HarborOne Bank		MA
Supermaximum			$10.00	$301.13	$0.15	$14.75	63.54	x	67.80%	12.46%	69.98%	66.01	x	$0.00	0.00%	0.00%	$2,417	18.38%	17.81%	2.35%	0.20%	1.07%	0.19%	1.03%	$297.60
Maximum			$10.00	$261.86	$0.18	$15.70	53.73	x	63.69%	10.99%	65.92%	55.76	x	$0.00	0.00%	0.00%	$2,383	17.24%	16.67%	2.38%	0.20%	1.19%	0.20%	1.14%	$258.80
Midpoint			$10.00	$227.70	$0.21	$16.79	45.63	x	59.56%	9.67%	61.77%	47.31	x	$0.00	0.00%	0.00%	$2,355	16.23%	15.65%	2.41%	0.21%	1.31%	0.20%	1.26%	$225.00
Minimum			$10.00	$193.55	$0.25	$18.27	37.90	x	54.73%	8.32%	56.95%	39.26	x	$0.00	0.00%	0.00%	$2,326	15.20%	14.61%	2.44%	0.22%	1.44%	0.21%	1.39%	$191.30

All Non-MHC Public Companies(6)
Averages			$16.39	$435.84	$1.06	$15.16	17.93	x	104.85%	13.38%	113.19%	18.53	x	$0.29	1.79%	44.94%	$3,109	13.51%	12.79%	1.46%	0.74%	6.05%	0.77%	6.24%
Median			$14.01	$122.65	$0.74	$14.38	16.55	x	102.61%	12.65%	107.14%	17.41	x	$0.24	1.53%	41.38%	$984	12.29%	11.79%	1.10%	0.70%	5.40%	0.68%	5.22%

All Non-MHC State of MA(6)
Averages			$29.22	$195.37	$1.93	$21.05	23.67	x	118.34%	13.76%	118.72%	25.38	x	$0.35	1.17%	25.18%	$1,239	12.11%	12.07%	0.72%	0.50%	4.86%	0.49%	4.80%
Medians			$18.20	$118.50	$0.65	$16.60	23.76	x	108.07%	12.89%	108.07%	29.19	x	$0.16	0.99%	19.14%	$1,026	10.63%	10.63%	0.58%	0.43%	4.31%	0.40%	3.59%

State of MA(6)
BLMT	BSB Bancorp, Inc.	MA	$21.38	$194.30	NA	$15.80	30.11	x	135.31%	11.48%	135.31%	NM		NA	NA	NM	$1,692	8.48%	8.48%	0.58%	0.42%	4.45%	NA	NA
CBNK	Chicopee Bancorp, Inc.	MA	$17.98	$93.69	$0.46	$16.98	29.97	x	104.95%	13.81%	104.95%	29.97	x	$0.36	2.00%	53.33%	$695	12.73%	12.73%	1.18%	0.36%	2.61%	0.36%	2.61%
GTWN	Georgetown Bancorp, Inc.	MA	$19.40	$35.47	$0.84	$17.24	22.56	x	111.19%	11.98%	111.19%	22.56	x	$0.19	0.98%	22.09%	$287	10.97%	10.97%	NA	0.54%	4.88%	0.54%	4.88%
HIFS	Hingham Institution for Savings	MA	$120.02	$255.49	$8.69	$62.94	13.31	x	185.12%	14.45%	185.12%	13.32	x	$1.20	1.00%	16.19%	$1,691	7.92%	7.92%	0.40%	1.17%	14.72%	1.17%	14.71%
MELR	Melrose Bancorp, Inc.	MA	$15.00	$42.44	NA	$16.23	NM		92.45%	18.98%	92.45%	NM		NA	NA	NM	$224	20.53%	20.53%	0.13%	-0.09%	-0.44%	0.00%	-0.02%
EBSB	Meridian Bancorp, Inc.	MA	$13.72	$752.89	$0.40	$10.71	29.83	x	128.01%	21.36%	131.06%	31.87	x	$0.12	0.87%	13.04%	$3,376	17.27%	16.94%	1.47%	0.72%	4.07%	0.64%	3.59%
WEBK	Wellesley Bancorp, Inc.	MA	$18.42	$45.36	$0.93	$20.90	16.16	x	86.93%	7.30%	86.93%	NM		$0.12	0.65%	10.09%	$590	8.72%	8.72%	NA	0.40%	4.37%	0.40%	4.33%
WFD	Westfield Financial, Inc.	MA	$7.84	$143.30	$0.28	$7.59	23.76	x	102.75%	10.69%	102.75%	29.19	x	$0.12	1.53%	36.36%	$1,357	10.29%	10.29%	0.57%	0.45%	4.25%	0.36%	3.47%

Comparable Group
Averages			$14.82	$280.30	$0.63	$13.56	21.13	x	109.43%	14.39%	113.20%	21.03	x	$0.21	1.46%	32.05%	$1,891	13.62%	13.31%	1.02%	0.57%	4.63%	0.55%	4.46%
Medians			$13.90	$225.87	$0.40	$14.03	19.53	x	105.16%	11.19%	106.58%	18.76	x	$0.20	1.42%	31.43%	$1,649	10.48%	9.96%	0.95%	0.57%	4.35%	0.58%	3.59%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	$21.38	$194.30	NA	$15.80	30.11	x	135.31%	11.48%	135.31%	NM		$0.00	0.00%	0.00%	$1,692	8.48%	8.48%	0.58%	0.42%	4.45%	NA	NA
BHBK	Blue Hills Bancorp, Inc.	MA	$13.82	$393.77	$0.26	$14.48	NM		98.73%	18.62%	101.74%	NM		$0.08	0.58%	14.29%	$1,934	21.07%	20.57%	0.27%	0.42%	1.83%	0.40%	1.71%
CSBK	Clifton Bancorp Inc.	NJ	$13.88	$344.76	$0.27	$13.14	NM		105.54%	30.18%	105.54%	NM		$0.24	1.73%	77.42%	$1,154	29.32%	29.32%	0.44%	0.73%	2.42%	0.58%	1.92%
EBSB	Meridian Bancorp, Inc.	MA	$13.72	$752.89	$0.40	$10.71	29.83	x	128.01%	21.36%	131.06%	31.87	x	$0.12	0.87%	13.04%	$3,376	17.27%	16.94%	1.47%	0.72%	4.07%	0.64%	3.59%
ESSA	ESSA Bancorp, Inc.	PA	$13.34	$151.15	$0.94	$15.09	15.33	x	88.90%	8.57%	98.69%	14.92	x	$0.36	2.70%	41.38%	$1,607	10.66%	9.99%	1.53%	0.62%	5.68%	0.62%	5.73%
FBNK	First Connecticut Bancorp, Inc.	CT	$16.21	$257.44	$0.82	$15.30	19.53	x	104.77%	9.50%	104.77%	21.66	x	$0.24	1.48%	26.51%	$2,708	8.98%	8.98%	1.26%	0.52%	5.57%	0.48%	5.16%
OCFC	OceanFirst Financial Corp.	NJ	$16.30	$281.77	$1.24	$13.58	13.47	x	118.17%	10.87%	119.21%	12.70	x	$0.52	3.19%	42.98%	$2,558	9.18%	9.10%	2.13%	0.83%	8.97%	0.86%	9.22%
OSHC	Ocean Shore Holding Co.	NJ	$17.75	$113.65	$1.12	$17.29	15.85	x	101.67%	10.89%	107.62%	15.85	x	$0.24	1.35%	21.43%	$1,067	10.37%	9.94%	1.05%	0.64%	6.28%	0.65%	6.36%
SIFI	SI Financial Group, Inc.	CT	$13.91	$169.96	$0.36	$12.60	NM		110.43%	11.70%	125.27%	NM		$0.16	1.15%	47.06%	$1,454	10.59%	9.46%	0.85%	0.31%	2.75%	0.33%	2.94%
WFD	Westfield Financial, Inc.	MA	$7.84	$143.30	$0.28	$7.59	23.76	x	102.75%	10.69%	102.75%	29.19	x	$0.12	1.53%	36.36%	$1,357	10.29%	10.29%	0.57%	0.45%	4.25%	0.36%	3.47%

(1) Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.  P/E and P/Core =NM if the ratio is negative or above 35x.

(3)  Indicated 12 month dividend, based on last quarterly dividend declared.

(4)  Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5)  Equity and tangible equity equal common equity and tangible common equity, respectively.  ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)  Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

IV.21

value indicated premiums of 133.64% and 152.19%, respectively.  The Bank’s pro forma reported P/E ratios (fully-converted basis) at the minimum and the super maximum equaled 37.90 times and 63.54 times, respectively.  The Bank’s pro forma core P/E ratios (fully-converted basis) at the minimum and the super maximum equaled 39.26 times and 66.01 times, respectively.

On an MHC reported basis, the Bank’s reported and core P/E multiples at the midpoint value of $227.7 million equaled 42.34 times and 43.78 times, respectively (see Table 4.5).  The Bank’s reported and core P/E multiples provided for premiums of 100.38% and 108.18% relative to the Peer Group’s average reported and core P/E multiples of 21.13 times and 21.03 times, respectively.  In comparison to the Peer Group’s median reported and core earnings multiples which equaled 19.53 times and 18.76 times, respectively, the Bank’s pro forma reported and core P/E multiples (MHC basis) at the midpoint value indicated premiums of 116.79% and 133.37%, respectively.  The Bank’s pro forma reported P/E ratios (MHC basis) at the minimum and the super maximum equaled 35.63 times and 57.24 times, respectively.  The Bank’s pro forma core P/E ratios (MHC basis) at the minimum and the super maximum equaled 36.83 times and 59.23 times, respectively.

2.     Price-to-Book (“P/B”).  The application of the P/B valuation method requires calculating the Bank’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to HarborOne Bank’s pro forma book value (fully-converted basis).  Based on the $227.7 million midpoint valuation, HarborOne Bank’s pro forma P/B and P/TB ratios (fully-converted basis) equaled 59.56% and 61.77%, respectively.  In comparison to the average P/B and P/TB ratios for the Peer Group of 109.43% and 113.20%, respectively, the Bank’s ratios reflected a discount of 45.57% on a P/B basis and a discount of 45.43% on a P/TB basis.  In comparison to the Peer Group’s median P/B and P/TB ratios of 105.16% and 106.58%, respectively, the Bank’s pro forma P/B and P/TB ratios (fully-converted basis) at the midpoint value reflected discounts of 43.36% and 42.04%, respectively.  At the top of the super range, the Bank’s P/B and P/TB ratios (fully-converted basis) equaled 67.80% and 69.98%, respectively.  In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 38.04% and 38.18%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 35.53% and 34.34%, respectively.  RP Financial considered the discounts under the P/B approach to be reasonable,

IV.22

Table 4.5

MHC Market Pricing Versus Peer Group

HarborOne Bank

As of Febraury 5, 2016

			Market		Per Share Data
			Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Comm Eq./	Comm T. Eq./	NPAs/	Reported		Core		Offering
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROAA	ROAE	ROAA	ROAE	Range
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)
HarborOne Bank		MA
Supermaximum			$10.00	$301.13	$0.17	$10.18	57.24	x	98.23%	13.21%	102.77%	59.23	x	$0.00	0.00%	0.00%	$2,279	13.45%	12.85%	2.49%	0.23%	1.72%	0.22%	1.66%	$135.50
Maximum			$10.00	$261.86	$0.20	$11.11	49.19	x	90.01%	11.57%	94.43%	50.88	x	$0.00	0.00%	0.00%	$2,264	12.86%	12.25%	2.51%	0.24%	1.83%	0.23%	1.77%	$117.80
Midpoint			$10.00	$227.70	$0.23	$12.19	42.34	x	82.03%	10.12%	86.28%	43.78	x	$0.00	0.00%	0.00%	$2,250	12.33%	11.73%	2.52%	0.24%	1.94%	0.23%	1.87%	$102.50
Minimum			$10.00	$193.55	$0.27	$13.64	35.63	x	73.31%	8.65%	77.28%	36.83	x	$0.00	0.00%	0.00%	$2,237	11.81%	11.20%	2.54%	0.24%	2.06%	0.23%	1.99%	$87.10

All Non-MHC Public Companies(6)
Averages			$16.39	$435.84	$1.06	$15.16	17.93	x	104.85%	13.38%	113.19%	18.53	x	$0.29	1.79%	44.94%	$3,109	13.51%	12.79%	1.46%	0.74%	6.05%	0.77%	6.24%
Median			$14.01	$122.65	$0.74	$14.38	16.55	x	102.61%	12.65%	107.14%	17.41	x	$0.24	1.53%	41.38%	$984	12.29%	11.79%	1.10%	0.70%	5.40%	0.68%	5.22%

All Non-MHC State of MA(6)
Averages			$29.22	$195.37	$1.93	$21.05	23.67	x	118.34%	13.76%	118.72%	25.38	x	$0.35	1.17%	25.18%	$1,239	12.11%	12.07%	0.72%	0.50%	4.86%	0.49%	4.80%
Medians			$18.20	$118.50	$0.65	$16.60	23.76	x	108.07%	12.89%	108.07%	29.19	x	$0.16	0.99%	19.14%	$1,026	10.63%	10.63%	0.58%	0.43%	4.31%	0.40%	3.59%

State of MA(6)
BLMT	BSB Bancorp, Inc.	MA	$21.38	$194.30	NA	$15.80	30.11	x	135.31%	11.48%	135.31%	NM		NA	NA	NM	$1,692	8.48%	8.48%	0.58%	0.42%	4.45%	NA	NA
CBNK	Chicopee Bancorp, Inc.	MA	$17.98	$93.69	$0.46	$16.98	29.97	x	104.95%	13.81%	104.95%	29.97	x	$0.36	2.00%	53.33%	$695	12.73%	12.73%	1.18%	0.36%	2.61%	0.36%	2.61%
GTWN	Georgetown Bancorp, Inc.	MA	$19.40	$35.47	$0.84	$17.24	22.56	x	111.19%	11.98%	111.19%	22.56	x	$0.19	0.98%	22.09%	$287	10.97%	10.97%	NA	0.54%	4.88%	0.54%	4.88%
HIFS	Hingham Institution for Savings	MA	$120.02	$255.49	$8.69	$62.94	13.31	x	185.12%	14.45%	185.12%	13.32	x	$1.20	1.00%	16.19%	$1,691	7.92%	7.92%	0.40%	1.17%	14.72%	1.17%	14.71%
MELR	Melrose Bancorp, Inc.	MA	$15.00	$42.44	NA	$16.23	NM		92.45%	18.98%	92.45%	NM		NA	NA	NM	$224	20.53%	20.53%	0.13%	-0.09%	-0.44%	0.00%	-0.02%
EBSB	Meridian Bancorp, Inc.	MA	$13.72	$752.89	$0.40	$10.71	29.83	x	128.01%	21.36%	131.06%	31.87	x	$0.12	0.87%	13.04%	$3,376	17.27%	16.94%	1.47%	0.72%	4.07%	0.64%	3.59%
WEBK	Wellesley Bancorp, Inc.	MA	$18.42	$45.36	$0.93	$20.90	16.16	x	86.93%	7.30%	86.93%	NM		$0.12	0.65%	10.09%	$590	8.72%	8.72%	NA	0.40%	4.37%	0.40%	4.33%
WFD	Westfield Financial, Inc.	MA	$7.84	$143.30	$0.28	$7.59	23.76	x	102.75%	10.69%	102.75%	29.19	x	$0.12	1.53%	36.36%	$1,357	10.29%	10.29%	0.57%	0.45%	4.25%	0.36%	3.47%

Comparable Group
Averages			$14.82	$280.30	$0.63	$13.56	21.13	x	109.43%	14.39%	113.20%	21.03	x	$0.21	1.46%	32.05%	$1,891	13.62%	13.31%	1.02%	0.57%	4.63%	0.55%	4.46%
Medians			$13.90	$225.87	$0.40	$14.03	19.53	x	105.16%	11.19%	106.58%	18.76	x	$0.20	1.42%	31.43%	$1,649	10.48%	9.96%	0.95%	0.57%	4.35%	0.58%	3.59%

Comparable Group
BLMT	BSB Bancorp, Inc.	MA	$21.38	$194.30	NA	$15.80	30.11	x	135.31%	11.48%	135.31%	NM		$0.00	0.00%	0.00%	$1,692	8.48%	8.48%	0.58%	0.42%	4.45%	NA	NA
BHBK	Blue Hills Bancorp, Inc.	MA	$13.82	$393.77	$0.26	$14.48	NM		98.73%	18.62%	101.74%	NM		$0.08	0.58%	14.29%	$1,934	21.07%	20.57%	0.27%	0.42%	1.83%	0.40%	1.71%
CSBK	Clifton Bancorp Inc.	NJ	$13.88	$344.76	$0.27	$13.14	NM		105.54%	30.18%	105.54%	NM		$0.24	1.73%	77.42%	$1,154	29.32%	29.32%	0.44%	0.73%	2.42%	0.58%	1.92%
EBSB	Meridian Bancorp, Inc.	MA	$13.72	$752.89	$0.40	$10.71	29.83	x	128.01%	21.36%	131.06%	31.87	x	$0.12	0.87%	13.04%	$3,376	17.27%	16.94%	1.47%	0.72%	4.07%	0.64%	3.59%
ESSA	ESSA Bancorp, Inc.	PA	$13.34	$151.15	$0.94	$15.09	15.33	x	88.90%	8.57%	98.69%	14.92	x	$0.36	2.70%	41.38%	$1,607	10.66%	9.99%	1.53%	0.62%	5.68%	0.62%	5.73%
FBNK	First Connecticut Bancorp, Inc.	CT	$16.21	$257.44	$0.82	$15.30	19.53	x	104.77%	9.50%	104.77%	21.66	x	$0.24	1.48%	26.51%	$2,708	8.98%	8.98%	1.26%	0.52%	5.57%	0.48%	5.16%
OCFC	OceanFirst Financial Corp.	NJ	$16.30	$281.77	$1.24	$13.58	13.47	x	118.17%	10.87%	119.21%	12.70	x	$0.52	3.19%	42.98%	$2,558	9.18%	9.10%	2.13%	0.83%	8.97%	0.86%	9.22%
OSHC	Ocean Shore Holding Co.	NJ	$17.75	$113.65	$1.12	$17.29	15.85	x	101.67%	10.89%	107.62%	15.85	x	$0.24	1.35%	21.43%	$1,067	10.37%	9.94%	1.05%	0.64%	6.28%	0.65%	6.36%
SIFI	SI Financial Group, Inc.	CT	$13.91	$169.96	$0.36	$12.60	NM		110.43%	11.70%	125.27%	NM		$0.16	1.15%	47.06%	$1,454	10.59%	9.46%	0.85%	0.31%	2.75%	0.33%	2.94%
WFD	Westfield Financial, Inc.	MA	$7.84	$143.30	$0.28	$7.59	23.76	x	102.75%	10.69%	102.75%	29.19	x	$0.12	1.53%	36.36%	$1,357	10.29%	10.29%	0.57%	0.45%	4.25%	0.36%	3.47%

(1) Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.  P/E and P/Core =NM if the ratio is negative or above 35x.

(3)  Indicated 12 month dividend, based on last quarterly dividend declared.

(4)  Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5)  Equity and tangible equity equal common equity and tangible common equity, respectively.  ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)  Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:  SNL Financial, LC. and RP Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2016 by RP® Financial, LC.

IV.23

given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value.  The discounts reflected under the P/B approach were also supported by the significant premiums reflected in the Bank’s P/E multiples.

On an MHC reported basis, the Bank’s P/B and P/TB ratios at the $227.7 million midpoint value equaled 82.03% and 86.28%, respectively.  In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 109.43% and 113.20%, respectively, HarborOne Bank’s ratios were discounted by 25.04% on a P/B basis and 23.78% on a P/TB basis.  In comparison to the Peer Group’s median P/B and P/TB ratios of 105.16% and 106.58%, respectively, the Bank’s pro forma P/B and P/TB ratios (MHC basis) at the midpoint value reflected discounts of 22.00% and 19.05%, respectively.  At the top of the super range, the Bank’s P/B and P/TB ratios (MHC basis) equaled 98.23% and 102.77%, respectively.  In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 10.23% and 9.21%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 6.59% and 3.57%, respectively.

3.                                      Price-to-Assets (“P/A”).  The P/A valuation methodology determines market value by applying a valuation P/A ratio (fully-converted basis) to the Bank’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases.  In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein.  At the $227.7 million midpoint of the valuation range, HarborOne Bank’s pro forma P/A ratio (fully-converted basis) equaled 9.67% of pro forma assets.  Comparatively, the Peer Group companies exhibited an average P/A ratio of 14.39%, which implies a discount of 32.80% has been applied to the Bank’s pro forma P/A ratio.  In comparison to the Peer Group’s median P/A ratio of 11.19%, the Bank’s pro forma P/A ratio (fully-converted basis) at the midpoint value reflects a discount of 13.58%.

On an MHC reported basis, HarborOne Bank’s pro forma P/A ratio at the $227.7 million midpoint value equaled 10.12%.  In comparison to the Peer Group’s average P/A ratio of 14.39%, HarborOne Bank’s P/A ratio (MHC basis) indicated a discount of 29.67%.  In comparison to the Peer Group’s median P/A ratio of 11.19%, the Bank’s pro forma P/A ratio (MHC basis) at the midpoint value reflects a discount of 9.56%.

IV.24

Comparison to Publicly-Traded MHCs

As indicated in Chapter III, we believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies.  These factors include:  (1) lower aftermarket liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) no opportunity for public shareholders to exercise voting control; (3) the potential pro forma impact of second-step conversions on the pricing of MHC institutions; and (4) the regulatory policies regarding the accounting for net assets held by the MHC in a second-step conversion and, thereby, lessening the attractiveness of paying cash dividends.  The above characteristics of MHC shares have provided MHC stocks with different trading characteristics versus fully-converted companies.  To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the publicly-traded MHCs on a fully-converted basis to make them comparable for valuation purposes.  Using the per share and pricing information of the publicly-traded MHCs on a fully-converted basis accomplishes a number of objectives.  First, such figures eliminate distortions that result when trying to compare institutions that have different public ownership interests outstanding.  Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies and are directly applicable to determining the pro forma market value range of the 100% ownership interest in HarborOne Bank as an MHC.  This technique is validated by the investment community’s evaluation of MHC pricing, which also incorporates the pro forma impact of a second-step conversion based on the current market price.

To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs incorporate the following assumptions:  (1) all shares owned by the MHC are assumed to be sold at the current trading price in a second step-conversion; (2) the gross proceeds from such a sale are adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a second-step conversion of an MHC institution; and (3) net proceeds are assumed to be reinvested at market rates on a tax effected basis.  Book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step-conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis.  Table 4.6 on the following page shows the calculation of per share financial data (fully-

IV.25

Table 4.6

Calculation of Implied Per Share Data - Incorporating MHC Second Step Conversion

Publicly Traded MHC Institutions

								Per Share							Net	Net	Pro Forma
					Current Ownership			TTM Net Income		Book	Tang.		Share	Gross	Capital	Income	Net Inc./	Core Net Inc./	Bk Value/	Tang. Bk.	Assets/
Ticker	Name	City	State	Exhange	Public	MHC Shares	Total Shares	Reported	Core	Value	Bk Value	Assets	Price	Proceeds(1)	Increase(2)	Increase(3)	Share	Share	Share	Value/Share	Share

GCBC	Greene County Bncp Inc. (MHC)	Catskill	NY	NASDAQ	1,919,825	2,304,632	4,224,457	$1.79	$1.81	$16.28	$16.28	$181.74	$31.00	$71,443,592	$60,727,053	$(96,899)	$1.77	$1.79	$30.66	$30.66	$196.11
KFFB	Kentucky First Federal (MHC)	Frankfort	KY	NASDAQ	3,755,563	4,727,938	8,483,501	$0.26	$0.26	$7.96	$6.25	$34.88	$9.17	$43,355,664	$36,852,315	$(58,803)	$0.25	$0.25	$12.30	$10.59	$39.23
LSBK	Lake Shore Bancorp Inc. (MHC)	Dunkirk	NY	NASDAQ	2,340,497	3,636,875	5,977,372	$0.55	$0.49	$12.27	$12.27	$79.01	$13.40	$48,734,125	$41,424,006	$(66,098)	$0.54	$0.48	$19.20	$19.20	$85.94
MGYR	Magyar Bancorp Inc. (MHC)	New Brunswick	NJ	NASDAQ	2,619,044	3,200,450	5,819,494	$0.15	$0.16	$8.02	$8.02	$94.61	$9.75	$31,204,388	$26,523,729	$(42,323)	$0.15	$0.16	$12.58	$12.58	$99.16
OFED	Oconee Federal Financial Corp.	Seneca	SC	NASDAQ	1,717,585	4,164,555	5,882,140	$0.84	$0.86	$13.99	$13.41	$79.65	$19.40	$80,792,367	$68,673,512	$(109,579)	$0.82	$0.84	$25.67	$25.08	$91.33
PVBC	Provident Bancorp Inc (MHC)	Amesbury	MA	NASDAQ	4,464,399	5,034,323	9,498,722	$0.36	$0.48	$12.32	$12.32	$73.60	$13.01	$65,496,542	$55,672,061	$(88,833)	$0.35	$0.47	$18.18	$18.18	$79.46
TFSL	TFS Financial Corp (MHC)	Cleveland	OH	NASDAQ	63,763,247	227,119,132	290,882,379	$0.25	$0.25	$5.95	$5.91	$42.52	$16.33	$3,708,855,426	$3,152,527,112	$(5,030,321)	$0.23	$0.23	$16.78	$16.75	$53.36

(1) Gross proceeds calculated as stock price multiplied by the number of shares owned by the MHC (i.e. non-public shares).

(2) Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and Restricted Stock Plan. For MHC’s with assets at the MHC level, the net increase in capital also includes consolidation of MHC assets with the capital of the institution concurrent with hypothetical second step.

Offering Expense Percent:	3.00%
ESOP Percent Purchase:	8.00%
RRP Percent Purchase:	4.00%
(3) Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and RRP do not generate reinvestment income), less after-tax ESOP amortization and RRP vesting.
After-Tax Reinvestment Rate:	1.17%
ESOP Loan Term (Yrs.):	20
Recognition Plan Vesting (Yrs.):	5
Effective Tax Rate:	34.00%

Source: SNL Financial, LC and RP Financial, LC. calculations.

IV.26

converted basis) for each of the seven publicly-traded MHC institutions.

The table below shows a comparative pricing analysis of the publicly-traded MHCs on a fully-converted basis versus the Bank’s Peer Group.  In comparison to the Peer Group’s P/TB ratio, the P/TB ratio of the publicly-traded MHCs reflected a discount of 26.63%.  In comparison to the Peer Group’s core P/E multiple, the core P/E multiple of the publicly-traded MHCs reflected a premium of 80.03%.  Detailed pricing characteristics of the fully-converted MHCs is shown in Table 4.7.

	Publicly-Traded
	MHCs		Peer Group

Pricing Ratios (Averages)(1)
Core price/earnings (x)	37.86	x	21.03	x
Price/tangible book (%)	83.06%		113.20%
Price/assets (%)	18.98		14.39

(1)  Based on market prices as of February 5, 2016.

In comparison to the publicly-traded MHCs, the Bank’s pro forma P/TB ratio (fully-converted basis) of 61.77% at the midpoint of the valuation range reflected a discount of 25.63%.  At the top of the super range, the Bank’s P/TB ratio (fully-converted basis) of 69.98% reflected a discount of 15.75%.  In comparison to the publicly-traded MHCs, the Bank’s pro forma core P/E multiple (fully-converted basis) of 44.90 times at the midpoint of the valuation range reflected a premium of 18.59%.  At the top of the super range, the Bank’s core P/E multiple (fully-converted basis) of 61.41 times reflected a premium of 62.20%.

It should be noted that in a comparison of the publicly-traded MHCs to HarborOne Bank, the publicly-traded MHCs maintain certain inherit characteristics in support of increasing the attractiveness of their stocks relative to HarborOne Bank’s stock as an MHC that will just be completing an IPO:  (1)  the seasoned publicly-traded MHCs are  viewed as potential candidates to complete a second-step offering; (2) some of the publicly-traded MHCs have been grandfathered to waive dividend payments to the MHC pursuant to receiving an annual majority vote by the depositors to approve the waiver of dividends; and (3) as there have been only two MHC offerings completed in recent years, there is a degree of uncertainty on how well an MHC offering will be received in the prevailing  regulatory environment.

IV.27

Table 4.7

MHC Institutions, Implied Pricing Ratios, Full Conversion Basis

Financial Data as of the Most Recent Quarter or Twelve Month Period Available

Prices as of February 5, 2016

																			Key Financial Data
							Per Share Data				Pricing Ratios					Dividends						LTM
					Stock	Mkt	LTM	LTM	BV/	Tang.	P/E	P/E Cre	Price/	Price/	Price/	Ann Div	Div.	Div Pay	Total		Tang.	Reported		Core
Ticker	Company Name	City	State	Exchange	Price	Value	EPS	Cr EPS	Shr	BV/Sh	LTM	LTM	Book	TBk	Assts	Rate	Yield	Ratio	Assets	E/A	E/A	ROAA	ROAE	ROAA	ROAE
					($)	($M)	($)	($)	($)	($)	(x)	(x)	(%)	(%)	(%)	($)	(%)	(%)	($000)	(%)	(%)	(%)	(%)	(%)	(%)

Publicly Traded MHCs, Full Conversion Basis - Averages					16.01	761.9	0.59	0.60	19.34	19.01	39.52	37.86	81.06	83.06	18.98	0.32	1.91	67.69	2,723,636	23.49	22.77	0.58	2.61	0.60	2.69
Publicly Traded MHCs, Full Conversion Basis - Medians					13.40	114.1	0.35	0.47	18.18	18.18	36.49	28.17	75.58	77.52	16.37	0.40	2.09	48.81	577,089	22.88	22.88	0.63	2.04	0.59	2.48

Publicly Traded MHCs, Full Conversion Basis
GCBC	Greene County Bncp Inc. (MHC)	Catskill	NY	NASDAQ	31.00	131.0	1.77	1.79	30.66	30.66	17.54	17.30	101.12	101.12	15.81	0.74	2.39	41.9	828,472	15.63	15.63	0.90	5.77	0.91	5.84
KFFB	Kentucky First Federal (MHC)	Frankfort	KY	NASDAQ	9.17	77.8	0.25	0.25	12.30	10.59	36.49	36.49	74.54	86.57	23.38	0.40	4.36	159.2	332,770	31.36	27.00	0.64	2.04	0.64	2.04
LSBK	Lake Shore Bancorp Inc. (MHC)	Dunkirk	NY	NASDAQ	13.40	80.1	0.54	0.48	19.20	19.20	24.77	28.17	69.79	69.79	15.59	0.28	2.09	51.8	513,721	22.34	22.34	0.63	2.82	0.55	2.48
MGYR	Magyar Bancorp Inc. (MHC)	New Brunswick	NJ	NASDAQ	9.75	56.7	0.15	0.16	12.58	12.58	66.39	62.03	77.52	77.52	9.83	0.00	0.00	0.0	577,089	12.68	12.68	0.15	1.17	0.16	1.25
OFED	Oconee Federal Financial Corp.	Seneca	SC	NASDAQ	19.40	114.1	0.82	0.84	25.67	25.08	23.67	23.14	75.58	77.34	21.24	0.40	2.06	48.8	537,206	28.10	27.47	0.90	3.19	0.92	3.27
PVBC	Provident Bancorp Inc (MHC)	Amesbury	MA	NASDAQ	13.01	123.6	0.35	0.47	18.18	18.18	37.49	27.55	71.56	71.56	16.37	0.00	0.00	0.0	754,784	22.88	22.88	0.44	1.91	0.59	2.60
TFSL	TFS Financial Corp (MHC)	Cleveland	OH	NASDAQ	16.33	4,750.1	0.23	0.23	16.78	16.75	70.31	70.31	97.30	97.49	30.60	0.40	2.45	172.2	15,521,413	31.45	31.39	0.44	1.38	0.44	1.38

Source: SNL Financial, LC and RP Financial, LC. calculations.

IV.28

Comparison to Recent Offerings and Publicly-Traded Mortgage Banking Companies

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings can not be a primary determinate of value.  Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals).  The most recent first-step MHC offering that is comparable to HarborOne Bank’s first-step MHC offering was completed by Provident Bancorp, Inc. of Amesbury, Massachusetts.  Provident Bancorp’s offering, which closed in July 2015, raised gross proceeds of $42.7 million through the sale of 45.0% of its stock in a public offering.  Provident Bancorp’s offering closed at slightly above the maximum of its offering range at a fully-converted pro forma price/tangible book ratio of 68.10%.  In comparison, the Bank’s pro forma price/tangible book ratio at the midpoint value reflects an implied discount of 9.30%.  Comparative pre-conversion financial data for Provident Bancorp has been included in the Chapter III tables and show that, in comparison to HarborOne Bank, Provident Bancorp maintained a higher tangible equity-to-assets ratio (11.51% versus 8.17% for HarborOne Bank), a higher return on average assets (0.71% versus 0.27% for HarborOne Bank) and a lower ratio of non-performing assets (inclusive of performing troubles debt restructurings) as a percent of assets (0.86% versus 2.62% for HarborOne Bank).

In light of the significance of the Bank’s mortgage banking activities on the Bank’s overall operations, we also reviewed current pricing of publicly-traded mortgage banking companies compared to the pricing of the Bank’s Peer Group.  The publicly-traded mortgage banking companies are currently trading at a P/TB ratio of 110% and 11 times forward earnings.  Comparatively, pricing for the Peer Group reflected a P/TB ratio of 113% and a core P/E multiple of 21 times.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of February 5, 2016, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $227,700,000 at the midpoint, equal to 22,770,000 shares offered at a per share value of $10.00.  Pursuant to

IV.29

conversion guidelines, the 15% offering range indicates a minimum value of $193,545,000 and a maximum value of $261,855,000.  Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 19,354,500 at the minimum and 26,185,500 at the maximum.  In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $301,133,250 without a resolicitation.  Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 30,113,325.  The Board of Directors has established a public offering range such that the public ownership of the Bank will constitute a 45.0% ownership interest prior to the issuance of shares to the Foundation.  Accordingly, the offering to the public of the minority stock will equal $87,095,250 at the minimum, $102,465,000 at the midpoint, $117,834,750 at the maximum and $135,509,960 at the super maximum of the valuation range.  Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 1.2% of the shares issued in the stock issuance, the public ownership of shares will represent 46.2% of the shares issued throughout the valuation range.  The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 4.4 and are detailed in Exhibit IV-7 and Exhibit IV-8; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.5 and are detailed in Exhibits IV-9 and IV-10.

IV.30

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

I-1	Map of Office Locations

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity by Loan Type

I-11	Loan Originations, Purchases, Sales and Repayments

I-12	Non-Performing Assets

I-13	Deposit Composition

I-14	Maturity of Time Deposits

I-15	Borrowing Activity

II-1	Description of Office Properties

II-2	Historical Interest Rates

LIST OF EXHIBITS (continued)

Exhibit
Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of Northeast Thrift Institutions

III-3	Public Market Pricing of Mid-Atlantic Thrift Institutions

III-4	Peer Group Market Area Comparative Analysis

IV-1	Stock Prices: As of February 5, 2016

IV-2	Historical Stock Price Indices

IV-3	Stock Indices as of February 5, 2016

IV-4	Massachusetts Thrift Acquisitions 2011 - Present

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet — Fully Converted Basis

IV-8	Pro Forma Effect of Conversion Proceeds — Fully Converted Basis

IV-9	Pro Forma Analysis Sheet — Minority Stock Offering

IV-10	Pro Forma Effect of Conversion Proceeds — Minority Stock Offering

V-1	Firm Qualifications Statement

EXHIBIT I-1

HarborOne Bank

Map of Office Locations

Exhibit I-1 HarborOne Bank Map of Office Locations Source: SNL Financial, LC.

wakefield salem wobum lunn lincoin medford somerville waltham wellesley boston needham dedham quincy norwood hull weymouth scituate randolph hanover franklin stoughton pembroke marifield kingston attleboro taunton middleboro plymouth dighton lakeville

Exhibit I-1
HarborOne Bank
Map of Office Locations

Woburn
Lynn
Lincoln
Medford
Somerville
Waltham
Boston
Wellesley
Hull
Needham
Dedham
Quincy
Norwood
Weymouth
Scituate
Stoughton
Hanover
Franklin
Pembroke
Kingston
Bridgewater
Attleboro
Plymouth
Taunton
Middleboro
Pawtucket
Lakeville
Dighton
128
93
1
3
24
44
495
© 2010 NAVTEQ © 2010 Microsoft Corporation

Source: SNL Financial, LC.

EXHIBIT I-2

HarborOne Bank

Audited Financial Statements

[Incorporated by Reference]

EXHIBIT I-3

HarborOne Bank

Key Operating Ratios

Exhibit I-3

HarborOne Bank

Key Operating Ratios

	At or For the Year Ended December 31,
	2015	2014	2013	2012(1)	2011(1)
Performance Ratios:
Return on average assets (ratio of net income to average total assets)	0.27%	0.13%	0.38%	0.46%	0.38%
Return on average equity (ratio of net income to average equity)	3.04%	1.38%	3.98%	5.01%	4.27%
Interest rate spread(2)	2.50%	2.26%	2.23%	2.34%	2.45%
Net interest margin(3)	2.60%	2.38%	2.36%	2.51%	2.65%
Efficiency ratio(4)	88.80%	88.99%	88.88%	81.11%	82.04%
Average interest-earning assets to average interest-bearing liabilities	115.38%	115.72%	115.73%	115.29%	114.65%
Average equity to average total assets	8.93%	9.40%	9.54%	9.23%	8.96%
Asset Quality Ratios:
Non-performing assets to total assets	1.47%	1.87%	1.90%	2.19%	2.46%
Non-performing loans to total loans	1.69%	2.12%	2.13%	2.57%	2.77%
Allowance for loan losses to non-performing loans	46.56%	39.49%	42.44%	43.73%	41.61%
Allowance for loan losses to total loans	0.79%	0.84%	0.90%	1.12%	1.15%
Capital Ratios:
Common equity tier 1 to risk weighted Assets	10.7%	N/A	N/A	N/A	N/A
Tier 1 capital to risk weighted assets	10.7%	12.2%	14.0%	N/A	N/A
Total capital to risk weighted assets	11.6%	13.1%	13.0%	N/A	N/A
Tier 1 capital to average assets	8.3%	8.9%	9.1%	N/A	N/A

(1)         As a credit union during 2011 and 2012, HarborOne Bank was subject to different capital requirements.

(2)         Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)         Represents net interest income as a percent of average interest-earning assets.

(4)         Represents noninterest expense divided by the sum of net interest income and noninterest income.

Source:  HarborOne Bank’s prospectus.

EXHIBIT I-4

HarborOne Bank

Investment Portfolio Composition

Exhibit I-4

HarborOne Bank

Investment Portfolio Composition

	At December 31,
	2015		2014		2013
	Amortized	Fair	Amortized	Fair	Amortized	Fair
(In thousands)	Cost	Value	Cost	Value	Cost	Value
Securities available for sale:
Debt securities:
U.S. government and government-sponsored enterprise obligations	$5,000	$4,967	$4,891	$4,983	$14,571	$14,308
U.S. government-sponsored mortgage-backed and collateralized mortgage obligations	93,071	93,086	127,016	127,392	121,683	121,110
SBA asset-backed securities	30,258	30,488	15,539	15,640	—	—
Total securities available for sale	$128,329	$128,541	$147,446	$148,015	$136,254	$135,418

Securities held to maturity:
Debt securities:
U.S. government and government-sponsored enterprise obligations	$9,954	$9,940	$—	$—	$—	$—
U.S. government-sponsored mortgage-backed and collateralized mortgage obligations	27,594	27,563	32,088	32,372	31,234	30,055
Other bonds and obligations:
State and political subdivisions	26,031	27,703	26,296	27,933	26,043	25,913
Total securities held to maturity	$63,579	$65,206	$58,384	$60,305	$57,277	$55,968

Source: HarborOne Bank’s prospectus.

EXHIBIT I-5

HarborOne Bank

Yields and Costs

Exhibit I-5

HarborOne Bank

Yields and Costs

	For the Years Ended December 31,
	2015				2014				2013
	Average		Interest	Average	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
(Dollars in thousands)	Balance		Paid	Rate	Balance		Paid	Rate	Balance		Paid	Rate
Interest-earning assets:
Loans(1)	$1,746,346		$61,413	3.52%	$1,618,958		$56,379	3.48%	$1,566,556		$56,007	3.58%
Investment securities(2)	229,296		5,606	2.44%	228,747		4,876	2.13%	184,463		3,080	1.67%
Other interest-earning assets	35,479		98	0.28%	54,128		137	0.25%	58,489		148	0.25%
Total interest-earning assets	2,011,120		67,117	3.34%	1,901,834		61,392	3.23%	1,809,508		59,235	3.27%
Noninterest-earning assets	110,501				83,965				73,076
Total assets	$2,121,621				$1,985,798				$1,882,584
Interest-bearing liabilities:
Savings accounts	$286,381		492	0.17%	$270,776		515	0.19%	$261,700		652	0.25%
NOW accounts	109,674		69	0.06%	101,642		67	0.07%	96,487		72	0.07%
Money market accounts	559,745		2,417	0.43%	440,597		1,907	0.43%	331,887		1,192	0.36%
Certificates of deposit	491,235		5,722	1.16%	537,149		6,544	1.22%	529,600		6,518	1.23%
Total interest-bearing deposits	1,447,036		8,700	0.60%	1,350,164		9,033	0.67%	1,219,674		8,434	0.69%
FHLB advances	296,016		5,875	1.98%	293,316		6,845	2.33%	343,840		7,947	2.31%
Total interest-bearing liabilities	1,743,051		14,575	0.84%	1,643,480		15,878	0.97%	1,563,514		16,381	1.05%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	167,517				137,475				122,400
Other noninterest-bearing liabilities	21,596				18,185				17,144
Total liabilities	1,932,164				1,799,140				1,703,058
Total equity	189,457				186,658				179,526
Total liabilities and equity	$2,121,621				$1,985,798				$1,882,584
Net interest income			$52,542				$45,514				$42,854
Interest rate spread(3)				2.50%				2.26%				2.23%
Less: tax equivalent adjustment			316				313				123
Net interest income as reported			$52,225				$45,201				$42,731
Net interest-earning assets(4)	$268,069				$258,354				$245,994
Net interest margin(5)				2.60%				2.38%				2.36%
Tax equivalent effect				0.01%				0.01%				0.01%
Net interest margin on a fully tax equivalent basis				2.61%				2.39%				2.37%
Ratio of interest-earning assets to interest-bearing liabilities	115.38	x			115.72	x			115.73	x

(1)         Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2)         Includes securities available for sale, securities held to maturity and FHLB stock. Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented. The yield on investments before tax-equivalent adjustments were 2.31%, 1.99% and 1.60% for the years ended December 31, 2015, 2014, and 2013, respectively.

(3)         Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4)         Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(5)         Net interest margin represents net interest income divided by average total interest-earning assets.

Source:       HarborOne Bank’s prospectus.

EXHIBIT I-6

HarborOne Bank

Loan Loss Allowance Activity

Exhibit I-6

HarborOne Bank

Loan Loss Allowance Activity

	For the Year Ended December 31,
(Dollars in thousands)	2015	2014	2013	2012	2011
Allowance at beginning of period	$13,934	$14,529	$17,254	$17,873	$16,736
Provision for loan losses	1,257	2,589	2,235	3,839	4,024
Charge offs:
Residential real estate:
One- to four-family	(860)	(2,223)	(2,977)	(2,430)	(1,193)
Second mortgages and equity lines of credit	(161)	(352)	(385)	(950)	(356)
Commercial real estate	—	(67)	(41)	—	(116)
Construction	—	(67)	(631)	(221)	—
Commercial	—	(229)	(110)	—	(212)
Consumer:	(1,007)	(949)	(1,146)	(1,191)	(1,361)
Total charge-offs	(2,028)	(3,887)	(5,290)	(4,792)	(3,238)
Recoveries:
Residential real estate:
One- to four-family	358	393	54	114	154
Second mortgages and equity lines of credit	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Construction	—	130	—	—	—
Commercial	7	2	—	—	1
Consumer:	172	178	276	220	196
Total recoveries	537	703	330	334	351
Net charge-offs	1,491	3,184	4,960	4,458	2,887
Allowance at end of period	$13,700	$13,934	$14,529	$17,254	$17,873
Total loans outstanding(1)	$1,743,088	$1,665,828	$1,606,343	$1,535,275	$1,548,541
Average loans outstanding	$1,746,346	$1,618,958	$1,566,556	$1,585,499	$1,499,741
Allowance for loan losses as a percent of total loans outstanding(1)	0.79%	0.84%	0.90%	1.12%	1.15%
Net loans charged off as a percent of average loans outstanding	0.09%	0.20%	0.32%	0.28%	0.19%
Allowance for loan losses to nonperforming loans	46.56%	39.49%	42.44%	43.73%	41.61%

(1)         Loans are presented before allowance for loan losses, but include deferred loan origination costs (fees), net.

Source:       HarborOne Bank’s prospectus.

EXHIBIT I-7

HarborOne Bank

Interest Rate Risk Analysis

Exhibit I-7

HarborOne Bank

Interest Rate Risk Analysis

At December 31, 2015
		Estimated Increase (Decrease) in		EVE as Percentage of Economic
		EVE		Value of Assets(3)
Changes in Interest					Changes in
Rates (basis points)(1)	Estimated EVE(2)	Amount	Percent	EVE Ratio	Basis Points
	(Dollars in thousands)
+300	$211,507	$(52,162)	(19.8)%	10.6%	(1.40)
0	$263,669		0.0%	12.0%	0.00
-100	$253,850	$(9,819)	(3.7)%	11.4%	(0.60)

(1)         Assumes instantaneous parallel changes in interest rates.

(2)         EVE, or Economic Value of Equity at Risk, measures the Bank’s exposure to equity due to changes in a forecast interest rate environment.

(3)         EVE Ratio represents EVE divided by the economic value of assets which should translate into built in stability for future earnings.

Source:                                HarborOne Bank’s prospectus.

EXHIBIT I-8

HarborOne Bank

Fixed and Adjustable Rate Loans

Exhibit I-8

HarborOne Bank

Fixed and Adjustable Rate Loans

	Fixed	Adjustable
(In thousands)	Rates	Rates	Total
Residential real estate loans:
One- to four-family residential	$629,466	$81,503	$710,969
Second mortgages and equity lines of credit	22,313	77,061	99,374
Commercial real estate	114,992	150,490	265,482
Construction	25,244	10,586	35,830
Commercial	23,387	47,085	70,472
Consumer	548,944	—	548,944
Total	$1,364,346	$366,725	$1,731,071

Source:     HarborOne Bank’s prospectus.

EXHIBIT I-9

HarborOne Bank

Loan Portfolio Composition

Exhibit I-9

HarborOne Bank

Loan Portfolio Composition

	At December 31,
	2015		2014		2013		2012		2011
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential real estate:
One- to four-family	$710,969	41%	$768,129	47%	$806,371	51%	$781,445	51%	$776,002	51%
Second mortgages and equity lines of credit	99,374	6	95,465	6	96,194	6	104,766	7	122,845	8
Commercial real estate	265,482	15	142,452	9	63,795	4	42,694	3	26,553	2
Construction	35,830	2	26,125	2	29,822	2	20,476	1	13,867	1
Total mortgage loans on real estate	1,111,655	64	1,032,171	62	996,182	63	949,381	62	939,267	61
Commercial	70,472	4	47,453	3	22,969	1	16,473	1	15,513	1
Consumer:
Auto	532,071	31	556,095	34	559,661	35	544,206	36	568,079	37
Personal	16,873	1	15,968	1	12,826	1	10,889	—	11,054	1
Total consumer	548,944	32	572,063	35	572,487	36	555,095	36	579,133	38
Total loans	1,731,071	100%	1,651,687	100%	1,591,638	100%	1,520,949	100%	1,533,913	100%
Deferred loan origination costs, net	12,017		14,141		14,705		14,326		14,628
Allowance for loan losses	(13,700)		(13,934)		(14,529)		(17,254)		(17,873)
Loans, net	$1,729,388		$1,651,894		$1,591,814		$1,518,021		$ l,530,668

Source:  HarborOne Bank’s prospectus.

EXHIBIT I-10

HarborOne Bank

Contractual Maturity by Loan Type

Exhibit I-10

HarborOne Bank

Contractual Maturity by Loan Type

	One- to	Second Mortgage
	Four-Family	and Equity
	Residential	Lines of	Commercial				Total
(In thousands)	Real Estate	Credit	Real Estate	Construction	Commercial	Consumer	Loans
Due during the years ending December 31,
2016	$161	$122	$191	$965	$13,657	$28,254	$43,350
2017	261	350	4,952	974	2,941	76,656	86,134
2018	4,978	1,216	11,585	617	4,632	146,188	169,216
2019 to 2020	21,491	5,859	25,669	—	25,274	245,660	323,953
2021 to 2025	67,105	39,882	190,815	17,714	20,152	48,997	384,665
2026 to 2030	158,178	23,479	22,523	5,599	896	2,041	212,716
2031 and beyond	458,795	28,466	9,747	9,961	2,920	1,148	511,037
Total	$710,969	$99,374	$265,481	$35,831	$70,472	$548,944	$1,731,071

Source:  HarborOne Bank’s prospectus.

EXHIBIT I-11

HarborOne Bank

Loan Originations, Purchases, Sales and Repayments

Exhibit I-11

HarborOne Bank

Loan Originations, Purchases, Sales and Repayments

	Years Ended December31,
(In thousands)	2015	2104	2,013
Total loans and loans held for sale at beginning of period (excluding net deferred loan costs)	$1,655,212	$1,593,699	$1,532,446
Loan originations:
Residential real estate:
One- to four-family residential—Bank	156,403	105,344	252,195
One- to four-family residential—Merrimack Mortgage (“MMC”)	547,795	—	—
Second mortgages and lines of credit	32,725	28,881	22,890
Commercial real estate	132,053	78,394	20,706
Construction	28,263	29,523	44,702
Total mortgage loans on real estate	897,239	242,142	340,493
Commercial	19,143	13,766	13,558
Consumer	254,444	291,832	285,281
Total loans originations	1,170,826	547,740	639,331
Loan purchases:(1)
Residential real estate:
One- to four-family residential acquired from MMC on July 1, 2015	81,410	—	—
Commercial real estate	33,018	6,977	—
Total mortgage loans on real estate	114,428	6,977	—
Commercial	12,985	23,133	—
Total loan purchases	127,413	30,110	—
Loan sales:(2)
Residential real estate:
One- to four-family residential—Bank	(103,886)	(57,843)	(111,576)
One- to four-family residential—MMC	(567,663)	—	—
Commercial	(4,930)	—	—
Total mortgage loans on real estate	(676,479)	(57,843)	(111,576)
Consumer	(31,337)	(40,697)	—
Total loan sales	(707,816)	(98,540)	(111,576)
Other:
Principal repayments, net	(393,587)	(382,393)	(428,514)
Unadvanced funds on originations	(54,736)	(32,742)	(33,561)
Transfer to other real estate owned	(2,444)	(2,662)	(4,428)
Total other	(450,767)	(417,797)	(466,503)
Net loan activity	139,656	61,513	61,253
Total loans and loans held for sale at end of period (excluding net deferred loan costs)	$1,794,868	$1,655,212	$ l,593,699

(1)         Includes loan purchases and participations by the Bank in loans originated by other financial institutions.

(2)         Includes loan sales and participations by other financial institutions in loans originated by the Bank.

Source:      HarborOne Bank’s prospectus.

EXHIBIT I-12

HarborOne Bank

Non-Performing Assets

Exhibit I-12

HarborOne Bank

Non-Performing Assets

	At December 31,
(Dollars in thousands)	2015	2014	2013	2012	2011
Nonaccrual loans:
Residential real estate:
One- to four-family	$25,841	$31,333	$29,729	$33,991	$35,911
Second mortgages and equity lines of credit	2,386	1,102	2,301	2,126	2,166
Commercial real estate	—	1,241	654	373	2,711
Construction	136	—	482	1,677	1,677
Commercial	731	1,053	897	721	—
Consumer	333	555	175	568	489
Total nonaccrual loans(1)	29,427	35,284	34,238	39,456	42,954
Repossessed Assets:
One- to four-family residential	2,286	2,915	2,884	1,308	2,961
Other repossessed assets	61	11	11	140	46
Total nonperforming assets	31,774	38,210	37,133	40,904	45,961
Performing troubled debt restructurings	24,963	26,814	31,492	32,971	9,440
Total nonperforming assets and performing troubled debt restructurings	$56,737	$65,024	$68,625	$73,875	$55,401
Total nonperforming loans to total loans(2)	1.69%	2.12%	2.13%	2.57%	2.77%
Total nonperforming assets and performing troubled debt restructurings to total assets	2.62%	3.18%	3.51%	3.95%	2.96%
Total nonperforming assets to total assets	1.47%	1.87%	1.90%	2.19%	2.46%

(1)    $9.4 million troubled debt restructurings are included in total nonaccrual loans.

(2)    Loans are presented before allowance for loan losses, but include deferred loan origination costs (fees), net.

Source:  HarborOne Bank’s prospectus.

EXHIBIT I-13

HarborOne Bank

Deposit Composition

Exhibit I-13

HarborOne Bank

Deposit Composition

	For the Years Ended December 31,
	2015			2014			2013
			Weighted			Weighted			Weighted
	Average		Average	Average		Average	Average		Average
(Dollars in thousands)	Balance	Percent	Rate	Balance	Percent	Rate	Balance	Percent	Rate
Deposit type:
Noninterest-bearing demand	$167,517	10%	—%	$137,475	9%	—%	$122,400	9%	—%
NOW accounts	109,674	7	0.07	101,642	7	0.07	96,487	7	0.07
Regular savings and club	286,381	18	0.17	270,776	18	0.19	261,700	19	0.21
Money market	559,745	35	0.44	440,597	30	0.42	331,887	25	0.39
Certificates of deposit	491,235	30	1.15	537,149	36	1.20	529,600	39	1.27
Total	$1,614,552	100%	0.51%	$1,487,639	100%	0.58%	$1,342,074	100%	0.65%

Source:  HarborOne Bank’s prospectus.

EXHIBIT I-14

HarborOne Bank

Maturity of Time Deposits

Exhibit I-14

HarborOne Bank

Maturity of Time Deposits

	Period to Maturity
		More Than	More than	More Than			% of Total
	Less than	One Year to	Two Years to	Three Years	More than		Certificate
(Dollars in thousands)	One Year	Two Years	Three Years	to Four Years	Four Years	Total	Accounts
Less than 0.50%	$91,319	$2,954	$—	$—	$—	$94,273	20.4%
0.50% to 0.99%	88,591	20,644	4,714	—	—	113.949	24.6%
1.00% to 1.49%	27,556	52,777	24.641	5,238	4,990	115.202	24.9%
1.50% to 1.99%	3,581	71,097	14,107	14,824	10,217	113,826	24.6%
2.00% to 2.99%	19,927	807	291	3,465	57	25,247	5.5%
3.00% and greater	95	—	—	—	—	95	—%
Total	$231,069	$148,279	$43,753	$23,527	$15,964	$462,592	100.00%

Source:  HarborOne Bank’s prospectus.

EXHIBIT I-15

HarborOne Bank

Borrowing Activity

Exhibit I-15

HarborOne Bank

Borrowing Activity

	At or For the Years Ended
	December 31,
(Dollars in thousands)	2015	2014	2013
FHLB Advances:
Balance outstanding at end of year	$249,598	$329,602	$339,606
Average amount outstanding during the year	$296,016	$293,316	$343,840
Maximum outstanding at any month end	$334,602	$329,602	$369,607
Weighted average interest rate during the year	1.98%	2.33%	2.31%
Weighted average interest rate at end of year	2.08%	1.81%	2.21%

Source:  HarborOne Bank’s prospectus.

EXHIBIT II-1

Description of Office Properties

Exhibit II-1

HarborOne Bank

Description of Office Properties

Properties

At December 31, 2015, the Bank conducted its business from its corporate headquarters located at 770 Oak St, Brockton, Massachusetts and fourteen full service branches, one loan production office and two limited service branches located in Plymouth, Norfolk and Bristol counties in eastern Massachusetts and Providence, Rhode Island. In addition to its corporate headquarters, the bank owns ten of these locations and leases five branches, the loan production office as well as five remote ATM locations.

Merrimack Mortgage conducts its business from its headquarters in Manchester, New Hampshire and 34 offices in New Hampshire, Maine, Connecticut, and Massachusetts. All of these locations are leased facilities.

Source:  HarborOne Bank’s prospectus.

EXHIBIT II-2

Historical Interest Rates

Exhibit II-2

Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Note	T-Note	T-Note

2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
	Quarter 3	4.75%	1.70%	2.16%	4.12%
	Quarter 4	5.25%	2.22%	2.75%	4.24%

2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%

2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%

2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%

2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%

2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%

2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
	Quarter 2	3.25%	0.18%	0.32%	2.97%
	Quarter 3	3.25%	0.18%	0.32%	2.97%
	Quarter 4	3.25%	0.12%	0.29%	3.30%

2011:	Quarter 1	3.25%	0.09%	0.30%	3.47%
	Quarter 2	3.25%	0.03%	0.19%	3.18%
	Quarter 3	3.25%	0.02%	0.13%	1.92%
	Quarter 4	3.25%	0.02%	0.12%	1.89%

2012:	Quarter 1	3.25%	0.07%	0.19%	2.23%
	Quarter 2	3.25%	0.09%	0.21%	1.67%
	Quarter 3	3.25%	0.10%	0.17%	1.65%
	Quarter 4	3.25%	0.05%	0.16%	1.78%

2013:	Quarter 1	3.25%	0.07%	0.14%	1.87%
	Quarter 2	3.25%	0.04%	0.15%	2.52%
	Quarter 3	3.25%	0.02%	0.10%	2.64%
	Quarter 4	3.25%	0.07%	0.13%	3.04%

2014:	Quarter 1	3.25%	0.05%	0.13%	2.73%
	Quarter 2	3.25%	0.04%	0.11%	2.53%
	Quarter 3	3.25%	0.02%	0.13%	2.52%
	Quarter 4	3.25%	0.04%	0.25%	2.17%

2015:	Quarter 1	3.25%	0.03%	0.26%	1.94%
	Quarter 2	3.25%	0.01%	0.28%	2.35%
	Quarter 3	3.25%	0.00%	0.33%	2.06%
	Quarter 4	3.50%	0.16%	0.65%	2.27%
As of Feb. 5, 2016		3.50%	0.30%	0.55%	1.86%

(1)     End of period data.

Sources:  Federal Reserve and The Wall Street Journal.

EXHIBIT III-1

General Characteristics of Publicly-Traded Institutions

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

February 5, 2016

											As of
											February 5, 2016
						Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets		Offices	Mth End	Date	Price	Value
						($Mil)					($)	($Mil)

ANCB	Anchor Bancorp	NASDAQ	WE	Lacey	WA	381	(1)	10	Jun	1/26/11	$24.17	$61
ASBB	ASB Bancorp, Inc.	NASDAQ	SE	Asheville	NC	798	(1)	13	Dec	10/12/11	$24.91	$99
ACFC	Atlantic Coast Financial Corporation	NASDAQ	SE	Jacksonville	FL	818	(1)	12	Dec	2/4/11	$5.55	$86
BKMU	Bank Mutual Corporation	NASDAQ	MW	Milwaukee	WI	2,467	(1)	70	Dec	10/30/03	$7.21	$328
BFIN	BankFinancial Corporation	NASDAQ	MW	Burr Ridge	IL	1,431	(1)	20	Dec	6/24/05	$12.00	$244
BYBK	Bay Bancorp, Inc.	NASDAQ	MA	Columbia	MD	474	(1)	13	Dec	1/0/00	$4.80	$53
BNCL	Beneficial Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	4,728	(1)	57	Dec	1/13/15	$12.53	$1,039
BHBK	Blue Hills Bancorp, Inc.	NASDAQ	NE	Norwood	MA	1,934	(1)	11	Dec	7/22/14	$13.82	$394
BOFI	BofI Holding, Inc.	NASDAQ	WE	San Diego	CA	6,260	(1)	3	Jun	3/14/05	$14.80	$933
BYFC	Broadway Financial Corporation	NASDAQ	WE	Los Angeles	CA	404	(1)	3	Dec	1/9/96	$1.50	$32
BLMT	BSB Bancorp, Inc.	NASDAQ	NE	Belmont	MA	1,692	(1)	7	Dec	10/5/11	$21.38	$194
CFFN	Capitol Federal Financial, Inc.	NASDAQ	MW	Topeka	KS	9,844	(1)	47	Sep	12/22/10	$12.00	$1,646
CARV	Carver Bancorp, Inc.	NASDAQ	MA	New York	NY	737	(1)	9	Mar	10/25/94	$3.19	$12
CFBK	Central Federal Corporation	NASDAQ	MW	Worthington	OH	331	(1)	4	Dec	12/30/98	$1.35	$22
CHFN	Charter Financial Corporation	NASDAQ	SE	West Point	GA	1,027	(1)	17	Sep	4/9/13	$13.01	$198
CBNK	Chicopee Bancorp, Inc.	NASDAQ	NE	Chicopee	MA	695	(1)	9	Dec	7/20/06	$17.98	$94
CSBK	Clifton Bancorp Inc.	NASDAQ	MA	Clifton	NJ	1,154	(1)	11	Mar	4/2/14	$13.88	$345
CWAY	Coastway Bancorp, Inc.	NASDAQ	NE	Warwick	RI	528	(1)	11	Dec	1/15/14	$12.29	$60
DCOM	Dime Community Bancshares, Inc.	NASDAQ	MA	Brooklyn	NY	4,832	(1)	26	Dec	6/26/96	$16.42	$614
ESBK	Elmira Savings Bank	NASDAQ	MA	Elmira	NY	566	(1)	13	Dec	3/1/85	$18.11	$49
ENFC	Entegra Financial Corp.	NASDAQ	SE	Franklin	NC	984	(1)	15	Dec	10/1/14	$16.98	$111
EQFN	Equitable Financial Corp.	NASDAQ	MW	Grand Island	NE	212	(1)	6	Jun	7/9/15	$8.47	$29
ESSA	ESSA Bancorp, Inc.	NASDAQ	MA	Stroudsburg	PA	1,607	(1)	31	Sep	4/4/07	$13.34	$151
EVER	EverBank Financial Corp	NYSE	SE	Jacksonville	FL	25,215	(1)	12	Dec	5/2/12	$13.73	$1,717
FCAP	First Capital, Inc.	NASDAQ	MW	Corydon	IN	465	(1)	17	Dec	1/4/99	$25.00	$69
FBNK	First Connecticut Bancorp, Inc.	NASDAQ	NE	Farmington	CT	2,708	(1)	26	Dec	6/30/11	$16.21	$257
FDEF	First Defiance Financial Corp.	NASDAQ	MW	Defiance	OH	2,228	(1)	34	Dec	10/2/95	$37.61	$339
FFNW	First Financial Northwest, Inc.	NASDAQ	WE	Renton	WA	984	(1)	2	Dec	10/10/07	$13.02	$179
FNWB	First Northwest Bancorp	NASDAQ	WE	Port Angeles	WA	958	(1)	10	Jun	1/30/15	$12.45	$163
FBC	Flagstar Bancorp, Inc.	NYSE	MW	Troy	MI	12,519	(1)	99	Dec	4/30/97	$17.77	$1,004
FSBW	FS Bancorp, Inc.	NASDAQ	WE	Mountlake Terrace	WA	642	(1)	12	Dec	7/10/12	$23.81	$77
GTWN	Georgetown Bancorp, Inc.	NASDAQ	NE	Georgetown	MA	287	(1)	3	Dec	7/12/12	$19.40	$35
HBK	Hamilton Bancorp, Inc.	NASDAQ	MA	Towson	MD	364	(1)	5	Mar	10/10/12	$14.14	$48
HIFS	Hingham Institution for Savings	NASDAQ	NE	Hingham	MA	1,691	(1)	13	Dec	12/20/88	$120.02	$255
HMNF	HMN Financial, Inc.	NASDAQ	MW	Rochester	MN	619	(1)	13	Dec	6/30/94	$11.64	$52
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQ	SW	Shreveport	LA	366	(1)	6	Jun	12/22/10	$22.40	$46
HMST	HomeStreet, Inc.	NASDAQ	WE	Seattle	WA	4,976	(1)	46	Dec	2/10/12	$19.43	$477
IROQ	IF Bancorp, Inc.	NASDAQ	MW	Watseka	IL	558	(1)	6	Jun	7/8/11	$17.46	$70
ISBC	Investors Bancorp, Inc.	NASDAQ	MA	Short Hills	NJ	20,331	(1)	142	Dec	5/8/14	$11.48	$3,843
JXSB	Jacksonville Bancorp, Inc.	NASDAQ	MW	Jacksonville	IL	306	(1)	6	Dec	7/15/10	$25.75	$46
KRNY	Kearny Financial Corp.	NASDAQ	MA	Fairfield	NJ	4,302	(1)	42	Jun	5/19/15	$11.51	$1,077
LPSB	La Porte Bancorp, Inc.	NASDAQ	MW	La Porte	IN	545	(1)	7	Dec	10/5/12	$14.65	$82
LSBG	Lake Sunapee Bank Group	NASDAQ	NE	Newport	NH	1,491	(1)	34	Dec	5/27/86	$13.63	$114
MLVF	Malvern Bancorp, Inc.	NASDAQ	MA	Paoli	PA	656	(1)	8	Sep	10/12/12	$16.80	$110
MELR	Melrose Bancorp, Inc.	NASDAQ	NE	Melrose	MA	224	(1)	1	Dec	10/22/14	$15.00	$42
EBSB	Meridian Bancorp, Inc.	NASDAQ	NE	Peabody	MA	3,376	(1)	30	Dec	7/29/14	$13.72	$753
CASH	Meta Financial Group, Inc.	NASDAQ	MW	Sioux Falls	SD	2,530	(1)	11	Sep	9/20/93	$40.67	$346
MSBF	MSB Financial Corp.	NASDAQ	MA	Millington	NJ	371	(1)	5	Dec	7/17/15	$12.43	$74
NYCB	New York Community Bancorp, Inc.	NYSE	MA	Westbury	NY	49,045	(1)	265	Dec	11/23/93	$15.38	$7,458
NFBK	Northfield Bancorp, Inc.	NASDAQ	MA	Woodbridge	NJ	3,181	(1)	40	Dec	1/25/13	$14.95	$722
NWBI	Northwest Bancshares, Inc.	NASDAQ	MA	Warren	PA	8,935	(1)	183	Dec	12/18/09	$12.05	$1,228

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

February 5, 2016

											As of
											February 5, 2016
						Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets		Offices	Mth End	Date	Price	Value
						($Mil)					($)	($Mil)

OSHC	Ocean Shore Holding Co.	NASDAQ	MA	Ocean City	NJ	1,067	(1)	11	Dec	12/21/09	$17.75	$114
OCFC	OceanFirst Financial Corp.	NASDAQ	MA	Toms River	NJ	2,558	(1)	28	Dec	7/3/96	$16.30	$282
ORIT	Oritani Financial Corp.	NASDAQ	MA	Township of Washington.	NJ	3,349	(1)	27	Jun	6/24/10	$15.48	$687
PBHC	Pathfinder Bancorp, Inc.	NASDAQ	MA	Oswego	NY	607	(1)	18	Dec	10/17/14	$12.19	$53
PBBI	PB Bancorp, Inc.	NASDAQ	NE	Putnam	CT	469	(1)	8	Jun	1/8/16	$8.62	$68
PBSK	Poage Bankshares, Inc.	NASDAQ	MW	Ashland	KY	425	(1)	9	Dec	9/13/11	$17.28	$68
PROV	Provident Financial Holdings, Inc.	NASDAQ	WE	Riverside	CA	1,177	(1)	15	Jun	6/28/96	$17.08	$143
PFS	Provident Financial Services, Inc.	NYSE	MA	Iselin	NJ	8,859	(1)	90	Dec	1/16/03	$18.57	$1,216
PBIP	Prudential Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	487	(1)	7	Sep	10/10/13	$15.62	$131
RVSB	Riverview Bancorp, Inc.	NASDAQ	WE	Vancouver	WA	896	(1)	17	Mar	10/1/97	$4.35	$98
SVBI	Severn Bancorp, Inc.	NASDAQ	MA	Annapolis	MD	774	(1)	4	Dec	1/0/00	$5.22	$53
SIFI	SI Financial Group, Inc.	NASDAQ	NE	Willimantic	CT	1,454	(1)	25	Dec	1/13/11	$13.91	$170
SBCP	Sunshine Bancorp, Inc.	NASDAQ	SE	Plant City	FL	442	(1)	10	Dec	7/15/14	$14.12	$74
TBNK	Territorial Bancorp Inc.	NASDAQ	WE	Honolulu	HI	1,784	(1)	29	Dec	7/13/09	$25.40	$245
TSBK	Timberland Bancorp, Inc.	NASDAQ	WE	Hoquiam	WA	816	(1)	22	Sep	1/13/98	$12.39	$87
TRST	TrustCo Bank Corp NY	NASDAQ	MA	Glenville	NY	4,726	(1)	147	Dec	1/0/00	$5.49	$523
UCBA	United Community Bancorp	NASDAQ	MW	Lawrenceburg	IN	520	(1)	8	Jun	1/10/13	$13.70	$58
UCFC	United Community Financial Corp.	NASDAQ	MW	Youngstown	OH	1,971	(1)	31	Dec	7/9/98	$5.71	$271
UBNK	United Financial Bancorp, Inc.	NASDAQ	NE	Glastonbury	CT	5,843	(1)	54	Dec	3/4/11	$11.25	$562
WSBF	Waterstone Financial, Inc.	NASDAQ	MW	Wauwatosa	WI	1,745	(1)	13	Dec	1/23/14	$13.42	$395
WAYN	Wayne Savings Bancshares, Inc.	NASDAQ	MW	Wooster	OH	424	(1)	12	Dec	1/9/03	$12.85	$36
WEBK	Wellesley Bancorp, Inc.	NASDAQ	NE	Wellesley	MA	590	(1)	5	Dec	1/26/12	$18.42	$45
WBB	Westbury Bancorp, Inc.	NASDAQ	MW	West Bend	WI	639	(1)	9	Sep	4/10/13	$18.70	$79
WFD	Westfield Financial, Inc.	NASDAQ	NE	Westfield	MA	1,357	(1)	14	Dec	1/4/07	$7.84	$143
WBKC	Wolverine Bancorp, Inc.	NASDAQ	MW	Midland	MI	344	(1)	3	Dec	1/20/11	$25.50	$56
WSFS	WSFS Financial Corporation	NASDAQ	MA	Wilmington	DE	5,068	(1)	54	Dec	11/26/86	$27.88	$830
WVFC	WVS Financial Corp.	NASDAQ	MA	Pittsburgh	PA	334	(1)	6	Jun	11/29/93	$11.58	$24
GCBC	Greene County Bancorp, Inc. (MHC)	NASDAQ	MA	Catskill	NY	768	(1)	15	Jun	12/30/98	$31.00	$131
KFFB	Kentucky First Federal Bancorp (MHC)	NASDAQ	MW	Frankfort	KY	296	(1)	7	Jun	3/3/05	$9.17	$77
LSBK	Lake Shore Bancorp, Inc. (MHC)	NASDAQ	MA	Dunkirk	NY	472	(1)	11	Dec	4/4/06	$13.40	$80
MGYR	Magyar Bancorp, Inc. (MHC)	NASDAQ	MA	New Brunswick	NJ	551	(1)	6	Sep	1/24/06	$9.75	$57
OFED	Oconee Federal Financial Corp. (MHC)	NASDAQ	SE	Seneca	SC	469	(1)	7	Jun	1/14/11	$19.40	$114
PVBC	Provident Bancorp, Inc. (MHC)	NASDAQ	NE	Amesbury	MA	699	(1)	8	Dec	7/16/15	$13.01	$124
TFSL	TFS Financial Corporation (MHC)	NASDAQ	MW	Cleveland	OH	12,369	(1)	38	Sep	4/23/07	$16.33	$4,723

(1) As of September 30, 2015.

Source:    SNL Financial, LC.

EXHIBIT III-2

Public Market Pricing of Northeast Thrift Institutions

Exhibit III-2

Public Market Pricing

Northeast Companies

As of February 5, 2016

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Non-MHC Public Companies(6)
Averages			$16.39	$435.84	$1.06	$15.16	17.93x	104.85%	13.38%	113.19%	18.53x	$0.29	1.79%	44.94%	$3,109	13.51%	12.79%	1.46%	0.74%	6.05%	0.77%	6.24%
Median			$14.01	$122.65	$0.74	$14.38	16.55x	102.61%	12.65%	107.14%	17.41x	$0.24	1.53%	41.38%	$984	12.29%	11.79%	1.10%	0.70%	5.40%	0.68%	5.22%

Northeast Non-MHC Public Companies(6)
Averages			$21.57	$212.50	$1.21	$17.39	20.91x	109.85%	12.80%	117.48%	22.73x	$0.31	1.65%	39.80%	$1,623	12.16%	11.59%	0.89%	0.47%	4.37%	0.48%	4.45%
Medians			$13.91	$143.30	$0.46	$15.30	21.04x	104.77%	11.70%	111.19%	22.56x	$0.18	1.16%	31.43%	$1,454	10.64%	9.76%	0.84%	0.42%	4.25%	0.40%	3.53%

Northeast Non-MHC Public Companies
BHBK	Blue Hills Bancorp, Inc.	MA	$13.82	$393.77	$0.26	$14.48	NM	98.73%	18.62%	101.74%	NM	$0.08	0.58%	14.29%	$1,934	21.07%	20.57%	0.27%	0.42%	1.83%	0.40%	1.71%
BLMT	BSB Bancorp, Inc.	MA	$21.38	$194.30	NA	$15.80	30.11x	135.31%	11.48%	135.31%	NM	NA	NA	NM	$1,692	8.48%	8.48%	0.58%	0.42%	4.45%	NA	NA
CBNK	Chicopee Bancorp, Inc.	MA	$17.98	$93.69	$0.46	$16.98	29.97x	104.95%	13.81%	104.95%	29.97x	$0.36	2.00%	53.33%	$695	12.73%	12.73%	1.18%	0.36%	2.61%	0.36%	2.61%
CWAY	Coastway Bancorp, Inc.	RI	$12.29	$59.73	$0.28	$14.53	NM	84.60%	11.33%	84.60%	NM	NA	NA	NM	$528	13.39%	13.39%	2.31%	0.26%	1.75%	0.26%	1.75%
FBNK	First Connecticut Bancorp, Inc.	CT	$16.21	$257.44	$0.82	$15.30	19.53x	104.77%	9.50%	104.77%	21.66x	$0.24	1.48%	26.51%	$2,708	8.98%	8.98%	1.26%	0.52%	5.57%	0.48%	5.16%
GTWN	Georgetown Bancorp, Inc.	MA	$19.40	$35.47	$0.84	$17.24	22.56x	111.19%	11.98%	111.19%	22.56x	$0.19	0.98%	22.09%	$287	10.97%	10.97%	NA	0.54%	4.88%	0.54%	4.88%
HIFS	Hingham Institution for Savings	MA	$120.02	$255.49	$8.69	$62.94	13.31x	185.12%	14.45%	185.12%	13.32x	$1.20	1.00%	16.19%	$1,691	7.92%	7.92%	0.40%	1.17%	14.72%	1.17%	14.71%
LSBG	Lake Sunapee Bank Group	NH	$13.63	$114.18	$1.24	$16.30	12.62x	83.52%	7.52%	135.42%	NM	$0.56	4.11%	50.93%	$1,491	9.67%	6.36%	0.88%	0.65%	6.79%	0.69%	7.24%
MELR	Melrose Bancorp, Inc.	MA	$15.00	$42.44	NA	$16.23	NM	92.45%	18.98%	92.45%	NM	NA	NA	NM	$224	20.53%	20.53%	0.13%	-0.09%	-0.44%	0.00%	-0.02%
EBSB	Meridian Bancorp, Inc.	MA	$13.72	$752.89	$0.40	$10.71	29.83x	128.01%	21.36%	131.06%	31.87x	$0.12	0.87%	13.04%	$3,376	17.27%	16.94%	1.47%	0.72%	4.07%	0.64%	3.59%
PBBI	PB Bancorp, Inc.	CT	$8.62	$67.93	$0.09	$6.67	NM	129.17%	14.32%	148.98%	NM	$0.10	1.16%	139.77%	$469	11.09%	9.76%	NA	0.14%	1.26%	0.15%	1.37%
SIFI	SI Financial Group, Inc.	CT	$13.91	$169.96	$0.36	$12.60	NM	110.43%	11.70%	125.27%	NM	$0.16	1.15%	47.06%	$1,454	10.59%	9.46%	0.85%	0.31%	2.75%	0.33%	2.94%
UBNK	United Financial Bancorp, Inc.	CT	$11.25	$561.62	$1.08	$12.55	11.25x	89.78%	9.02%	111.71%	10.51x	$0.48	4.27%	48.00%	$5,843	10.64%	8.71%	0.83%	0.74%	6.68%	0.96%	8.61%
WEBK	Wellesley Bancorp, Inc.	MA	$18.42	$45.36	$0.93	$20.90	16.16x	86.93%	7.30%	86.93%	NM	$0.12	0.65%	10.09%	$590	8.72%	8.72%	NA	0.40%	4.37%	0.40%	4.33%
WFD	Westfield Financial, Inc.	MA	$7.84	$143.30	$0.28	$7.59	23.76x	102.75%	10.69%	102.75%	29.19x	$0.12	1.53%	36.36%	$1,357	10.29%	10.29%	0.57%	0.45%	4.25%	0.36%	3.47%

Northeast MHCs
PVBC	Provident Bancorp, Inc. (MHC)	MA	$13.01	$123.58	NA	$10.51	NM	121.86%	16.62%	121.86%	NM	NA	NA	NM	$699	16.74%	16.74%	NA	NA	4.05%	NA	5.48%

(1)          Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)          P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(3)          Indicated 12 month dividend, based on last quarterly dividend declared.

(4)          Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5)          ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)          Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:  SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

EXHIBIT III-3

Public Market Pricing of Mid-Atlantic Thrift Institutions

Exhibit III-3

Public Market Pricing

Mid-Atlantic Companies

As of February 5, 2016

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
All Non-MHC Public Companies(6)
Averages			$16.39	$435.84	$1.06	$15.16	17.93x	104.85%	13.38%	113.19%	18.53x	$0.29	1.79%	44.94%	$3,109	13.51%	12.79%	1.46%	0.74%	6.05%	0.77%	6.24%
Median			$14.01	$122.65	$0.74	$14.38	16.55x	102.61%	12.65%	107.14%	17.41x	$0.24	1.53%	41.38%	$984	12.29%	11.79%	1.10%	0.70%	5.40%	0.68%	5.22%

Mid-Atlantic Non-MHC Public Companies(6)
Averages			$13.48	$829.37	$0.65	$12.58	18.26x	107.08%	14.31%	120.32%	18.05x	$0.31	2.14%	54.70%	$5,164	14.57%	13.58%	1.42%	0.65%	5.17%	0.63%	5.11%
Medians			$13.88	$281.77	$0.53	$13.11	15.85x	105.54%	13.65%	116.71%	16.22x	$0.24	1.73%	49.62%	$1,607	12.41%	11.03%	1.05%	0.64%	5.14%	0.65%	5.17%
Mid-Atlantic Non-MHC Public Companies
BYBK	Bay Bancorp, Inc.	MD	$4.80	$53.03	$0.30	$6.05	28.24x	78.34%	10.80%	81.50%	23.58x	$0.00	0.00%	NM	$474	14.10%	13.59%	2.00%	0.55%	3.98%	0.67%	4.82%
BNCL	Beneficial Bancorp, Inc.	PA	$12.53	$1,038.92	$0.31	$13.42	NM	93.35%	NA	105.38%	NM	NA	NA	NM	$4,728	23.51%	21.40%	0.30%	0.48%	2.41%	0.52%	2.60%
CARV	Carver Bancorp, Inc.	NY	$3.19	$11.79	$0.05	$2.73	NM	116.71%	1.70%	116.71%	NM	$0.00	0.00%	NM	$737	7.50%	7.50%	2.62%	-0.02%	-0.28%	0.00%	-0.01%
CSBK	Clifton Bancorp Inc.	NJ	$13.88	$344.76	$0.27	$13.14	NM	105.54%	30.18%	105.54%	NM	$0.24	1.73%	77.42%	$1,154	29.32%	29.32%	0.44%	0.73%	2.42%	0.58%	1.92%
DCOM	Dime Community Bancshares, Inc.	NY	$16.42	$613.65	$1.15	$13.01	13.35x	124.23%	12.19%	140.00%	14.34x	$0.56	3.41%	45.53%	$4,832	10.01%	8.96%	0.25%	1.00%	9.68%	0.92%	8.88%
ESBK	Elmira Savings Bank	NY	$18.11	$49.30	$1.11	$16.49	15.48x	109.52%	8.94%	151.07%	16.22x	$0.92	5.08%	78.63%	$566	9.65%	7.63%	0.80%	0.74%	7.41%	0.71%	7.16%
ESSA	ESSA Bancorp, Inc.	PA	$13.34	$151.15	$0.94	$15.09	15.33x	88.90%	8.57%	98.69%	14.92x	$0.36	2.70%	41.38%	$1,607	10.66%	9.99%	1.53%	0.62%	5.68%	0.62%	5.73%
HBK	Hamilton Bancorp, Inc.	MD	$14.14	$48.33	$(0.01)	$17.84	NM	79.27%	NA	89.76%	NM	NA	NA	NM	$364	16.76%	15.09%	2.40%	-0.05%	-0.25%	0.00%	-0.01%
ISBC	Investors Bancorp, Inc.	NJ	$11.48	$3,842.91	$0.53	$9.87	20.86x	116.04%	18.40%	119.45%	20.94x	$0.24	2.09%	38.18%	$20,331	16.54%	16.17%	0.77%	0.93%	5.14%	0.94%	5.17%
KRNY	Kearny Financial Corp.	NJ	$11.51	$1,076.51	$0.12	$12.44	NM	92.29%	24.44%	102.09%	NM	$0.08	0.70%	54.45%	$4,302	27.05%	25.15%	0.61%	0.15%	0.76%	0.29%	1.53%
MLVF	Malvern Bancorp, Inc.	PA	$16.80	$110.18	$0.53	$12.41	22.70x	133.30%	15.15%	133.30%	24.83x	$0.11	0.00%	NM	$656	12.41%	12.41%	0.56%	0.60%	4.65%	0.54%	4.23%
MSBF	MSB Financial Corp.	NJ	$12.43	$74.01	$0.07	$12.82	NM	96.93%	19.96%	96.93%	NM	$0.00	0.00%	NM	$371	20.59%	20.59%	4.87%	0.12%	0.95%	0.12%	0.95%
NYCB	New York Community Bancorp, Inc.	NY	$15.38	$7,458.43	$1.10	$13.11	NM	125.67%	14.82%	213.34%	12.16x	$0.68	4.42%	NM	$49,045	11.88%	7.27%	0.18%	1.00%	8.42%	1.00%	8.38%
NFBK	Northfield Bancorp, Inc.	NJ	$14.95	$721.68	$0.44	$12.25	33.22x	121.69%	21.27%	125.35%	32.33x	$0.28	1.87%	62.22%	$3,181	17.54%	17.12%	1.16%	0.62%	3.24%	0.63%	3.29%
NWBI	Northwest Bancshares, Inc.	PA	$12.05	$1,227.55	$0.73	$11.42	18.83x	105.54%	13.71%	137.55%	16.94x	$0.60	4.98%	89.06%	$8,935	13.00%	10.28%	1.17%	0.77%	5.71%	0.84%	6.24%
OSHC	Ocean Shore Holding Co.	NJ	$17.75	$113.65	$1.12	$17.29	15.85x	101.67%	10.89%	107.62%	15.85x	$0.24	1.35%	21.43%	$1,067	10.37%	9.94%	1.05%	0.64%	6.28%	0.65%	6.36%
OCFC	OceanFirst Financial Corp.	NJ	$16.30	$281.77	$1.24	$13.58	13.47x	118.17%	10.87%	119.21%	12.70x	$0.52	3.19%	42.98%	$2,558	9.18%	9.10%	2.13%	0.83%	8.97%	0.86%	9.22%
ORIT	Oritani Financial Corp.	NJ	$15.48	$687.28	$0.90	$11.88	12.00x	132.59%	19.56%	132.59%	24.13x	$0.70	4.52%	93.02%	$3,349	15.60%	15.60%	0.42%	1.49%	9.51%	1.16%	7.41%
PBHC	Pathfinder Bancorp, Inc.	NY	$12.19	$53.05	$0.57	$13.27	18.47x	91.78%	8.70%	100.00%	21.55x	$0.20	1.64%	24.24%	$607	11.72%	11.03%	1.26%	0.51%	4.30%	0.44%	3.71%
PFS	Provident Financial Services, Inc.	NJ	$18.57	$1,216.14	$1.38	$18.11	13.96x	101.68%	13.65%	160.61%	13.99x	$0.68	3.66%	49.62%	$8,859	13.37%	8.97%	1.10%	0.97%	7.17%	1.00%	7.41%
PBIP	Prudential Bancorp, Inc.	PA	$15.62	$131.12	$0.10	$13.85	NM	113.11%	25.08%	113.11%	NM	$0.12	0.77%	112.50%	$487	24.02%	24.02%	3.51%	0.43%	1.78%	0.17%	0.71%
SVBI	Severn Bancorp, Inc.	MD	$5.22	$52.65	$0.26	$5.87	24.86x	88.03%	7.16%	88.52%	NM	$0.00	0.00%	NM	$774	11.10%	11.06%	4.54%	0.65%	5.98%	0.65%	5.98%
TRST	TrustCo Bank Corp NY	NY	$5.49	$522.99	$0.45	$4.33	12.36x	126.54%	11.05%	126.71%	12.41x	$0.26	4.78%	59.12%	$4,726	8.72%	8.71%	1.04%	0.91%	10.65%	0.90%	10.56%
WSFS	WSFS Financial Corporation	DE	$27.88	$829.79	$1.95	$18.46	15.07x	142.95%	14.85%	169.79%	13.59x	$0.24	0.86%	11.89%	$5,068	9.98%	8.97%	0.81%	1.07%	10.43%	1.14%	11.17%
WVFC	WVS Financial Corp.	PA	$11.58	$23.62	$0.70	$15.85	16.31x	73.06%	7.15%	73.06%	16.31x	$0.16	1.38%	28.17%	$334	9.67%	9.67%	0.08%	0.43%	4.25%	0.43%	4.25%

Mid-Atlantic MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	NY	$31.00	$131.10	$1.81	$16.28	16.23x	185.30%	16.45%	185.30%	16.23x	$0.74	2.39%	38.48%	$768	8.96%	8.96%	0.78%	1.05%	11.51%	1.06%	11.67%
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	$13.40	$80.12	$0.50	$12.27	23.93x	109.21%	NA	109.21%	27.09x	$0.28	2.09%	37.50%	$472	15.53%	15.53%	1.28%	0.68%	4.57%	0.60%	4.03%
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	$9.75	$56.74	$0.16	$8.02	NM	121.05%	9.93%	121.05%	NM	NA	NA	NM	$551	8.48%	8.48%	4.14%	0.17%	1.91%	0.18%	2.04%

Mid-Atlantic Companies Under Acquisition
AF	Astoria Financial Corporation	NY	$15.12	$1,522.91	$88.00	$15.06	19.14x	99.30%	10.19%	112.93%	18.54x	$0.16	1.06%	20.25%	$15,099	10.91%	9.80%	1.68%	0.60%	5.78%	0.60%	5.77%
CBNJ	Cape Bancorp, Inc.	NJ	$12.47	$168.85	$22.00	$12.45	12.99x	100.28%	10.54%	117.36%	17.22x	$0.40	3.21%	37.50%	$1,563	10.85%	9.41%	1.07%	0.85%	7.16%	0.63%	5.28%
FXCB	Fox Chase Bancorp, Inc.	PA	$19.13	$225.11	$10.00	$15.18	22.51x	127.24%	20.00%	127.24%	20.10x	$0.56	2.93%	82.35%	$1,099	16.02%	16.02%	1.11%	0.91%	5.62%	0.97%	5.98%

(1)          Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)          P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(3)          Indicated 12 month dividend, based on last quarterly dividend declared.

(4)          Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5)          ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)          Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:              SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

EXHIBIT III-4

Peer Group Market Area Comparative Analysis

Exhibit III-4

Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2010-2015	2015-2021	2015	% State	Market
Institution	County	2010	2015	2021	% Change	% Change	Amount	Average	Share(1)

BSB Bancorp, Inc. - MA	Middlesex	1,503,085	1,575,748	1,663,792	0.9%	0.9%	45,380	120.7%	2.22%
Blue Hills Bancorp, Inc. - MA	Suffolk	722,023	770,158	823,432	1.3%	1.1%	33,537	89.2%	0.82%
Clifton Bancorp, Inc. - NJ	Passaic	501,226	507,449	521,471	0.2%	0.5%	28,358	78.3%	4.18%
ESSA Bancorp, Inc. - PA	Monroe	169,842	165,381	162,062	-0.5%	-0.3%	26,193	88.1%	31.04%
First Connecticut Bancorp, Inc. - CT	Hartford	894,014	899,669	902,795	0.1%	0.1%	35,061	91.9%	5.34%
Meridian Bancorp, Inc. - MA	Essex	743,159	771,527	807,716	0.8%	0.8%	37,377	99.4%	3.50%
Ocean First Financial Corp. - NJ	Ocean	576,567	586,602	603,372	0.3%	0.5%	30,761	84.9%	9.98%
Ocean Shore Holding Co. - NJ	Cape May	97,265	95,231	93,575	-0.4%	-0.3%	33,865	93.5%	9.33%
SI Financial Group, Inc. - CT	Windham	118,428	117,113	115,104	-0.2%	-0.3%	28,850	75.6%	21.83%
Westfield Financial Inc. - MA	Hampden	463,490	468,898	478,116	0.2%	0.3%	27,947	74.3%	9.26%

	Averages:	578,910	595,778	617,144	0.3%	0.3%	32,733	89.6%	9.75%
	Medians:	538,897	547,026	562,422	0.2%	0.4%	32,149	88.6%	7.30%

HarborOne Bank - MA	Plymouth	494,919	505,606	529,058	0.4%	0.8%	36,479	97.0%	11.32%

(1) Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2015.

Sources:  SNL Financial, LC.

EXHIBIT IV-1

Stock Prices:

As of February 5, 2016

Exhibit IV-1A

Weekly Thrift Market Line - Part One

Prices As of February 6, 2016

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
Companies			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

ANCB	Anchor Bancorp	WA	24.17	2,521	60.9	26.94	20.40	24.46	-1.19	8.90	-6.64	4.06	4.15	25.22	25.22	151.08
ASBB	ASB Bancorp, Inc.	NC	24.91	3,985	99.3	27.24	19.29	24.50	1.67	26.96	-4.03	0.81	0.75	22.41	22.41	200.19
ACFC	Atlantic Coast Financial Corporation	FL	5.55	15,501	86.0	6.75	3.74	5.55	0.00	46.83	-5.29	0.49	0.70	5.16	5.16	52.77
BKMU	Bank Mutual Corporation	WI	7.21	45,444	327.6	8.13	6.44	7.88	-8.50	4.04	-7.56	0.31	NA	6.09	6.09	54.28
BFIN	BankFinancial Corporation	IL	12.00	20,297	243.6	13.62	11.38	12.27	-2.20	2.65	-4.99	2.05	2.07	10.39	10.32	70.52
BYBK	Bay Bancorp, Inc.	MD	4.80	11,047	53.0	5.51	4.51	4.71	1.91	5.50	-5.14	0.25	0.30	6.05	5.80	42.92
BNCL	Beneficial Bancorp, Inc.	PA	12.53	82,915	1,038.9	14.26	10.91	12.95	-3.24	13.70	-5.93	0.29	0.31	13.42	11.89	57.02
BHBK	Blue Hills Bancorp, Inc.	MA	13.82	28,493	393.8	16.58	12.82	14.70	-5.99	3.60	-9.73	0.28	0.26	14.48	14.05	67.89
BOFI	BofI Holding, Inc.	CA	14.80	63,032	932.9	35.98	14.78	17.16	-13.75	-32.63	-29.69	1.44	1.44	9.12	9.12	99.31
BYFC	Broadway Financial Corporation	CA	1.50	29,077	43.6	2.08	1.13	1.50	0.01	30.43	-0.66	0.14	0.13	1.40	1.40	13.89
BLMT	BSB Bancorp, Inc.	MA	21.38	9,088	194.3	23.64	17.67	22.10	-3.26	13.12	-8.59	0.71	NA	15.80	15.80	186.22
CFFN	Capitol Federal Financial, Inc.	KS	12.00	137,131	1,645.6	13.36	11.39	12.27	-2.20	-5.14	-4.46	0.58	0.58	10.33	10.33	71.79
CARV	Carver Bancorp, Inc.	NY	3.19	3,696	11.8	7.60	1.92	1.92	66.14	-47.71	-14.94	0.01	0.05	2.73	2.73	199.33
CFBK	Central Federal Corporation	OH	1.35	16,034	21.6	1.50	1.12	1.37	-1.46	3.85	2.27	0.04	0.04	1.50	1.50	20.67
CHFN	Charter Financial Corporation	GA	13.01	15,229	198.1	14.76	11.36	13.44	-3.20	13.13	-1.51	0.34	0.35	12.79	12.51	67.44
CBNK	Chicopee Bancorp, Inc.	MA	17.98	5,211	93.7	18.25	15.90	18.00	-0.11	9.04	3.69	0.46	0.46	16.98	16.98	133.46
CSBK	Clifton Bancorp Inc.	NJ	13.88	24,839	344.8	14.98	13.09	14.43	-3.81	2.06	-3.21	0.34	0.27	13.14	13.14	46.46
CWAY	Coastway Bancorp, Inc.	RI	12.29	4,858	59.7	14.01	10.75	12.42	-1.01	10.67	-6.00	0.28	0.28	14.53	14.53	108.76
DCOM	Dime Community Bancshares, Inc.	NY	16.42	37,372	613.6	18.74	15.16	17.19	-4.48	6.14	-6.12	1.26	1.15	13.01	11.52	129.31
ESBK	Elmira Savings Bank	NY	18.11	2,723	49.3	22.00	18.11	18.12	-0.06	-17.61	-8.92	1.16	1.11	16.49	11.94	207.97
ENFC	Entegra Financial Corp.	NC	16.98	6,531	110.9	19.90	14.93	17.35	-2.13	10.98	-12.28	3.54	3.68	19.99	19.99	150.72
EQFN	Equitable Financial Corp.	NE	8.47	3,477	29.5	9.09	5.32	8.71	-2.75	54.03	-3.86	0.42	0.42	10.10	10.10	60.86
ESSA	ESSA Bancorp, Inc.	PA	13.34	11,331	151.1	13.92	11.98	13.51	-1.26	7.93	-2.49	0.93	0.94	15.09	14.03	141.79
EVER	EverBank Financial Corp	FL	13.73	125,021	1,716.5	21.18	12.80	14.07	-2.42	-23.68	-14.08	0.89	0.96	13.39	13.00	201.68
FCAP	First Capital, Inc.	IN	25.00	2,759	69.0	28.25	23.01	24.23	3.18	6.02	-4.21	1.94	1.99	21.57	19.61	168.64
FBNK	First Connecticut Bancorp, Inc.	CT	16.21	15,882	257.4	18.40	14.42	16.27	-0.37	5.26	-6.89	0.89	0.82	15.30	15.30	170.54
FDEF	First Defiance Financial Corp.	OH	37.61	9,010	338.9	42.46	31.26	38.93	-3.39	17.09	-0.45	2.76	2.81	30.37	23.41	247.32
FFNW	First Financial Northwest, Inc.	WA	13.02	13,769	179.3	14.00	11.49	13.53	-3.77	4.66	-6.73	0.71	0.71	12.32	12.32	71.47
FNWB	First Northwest Bancorp	WA	12.45	13,100	163.1	14.26	11.62	12.95	-3.86	0.81	-12.01	NA	NA	14.68	NA	73.14
FBC	Flagstar Bancorp, Inc.	MI	17.77	56,483	1,003.7	25.05	13.95	18.65	-4.72	18.86	-23.11	1.87	2.38	21.92	21.92	221.64
FSBW	FS Bancorp, Inc.	WA	23.81	3,242	77.2	26.49	18.71	24.75	-3.80	25.58	-8.41	2.81	2.89	22.60	22.60	198.01
GTWN	Georgetown Bancorp, Inc.	MA	19.40	1,828	35.5	20.00	17.55	18.87	2.81	8.08	2.54	0.84	0.84	17.24	17.24	157.22
HBK	Hamilton Bancorp, Inc.	MD	14.14	3,418	48.3	16.00	12.61	14.00	1.00	10.47	-0.84	-0.05	-0.01	17.84	15.75	106.46
HIFS	Hingham Institution for Savings	MA	120.02	2,129	255.5	135.03	86.21	123.01	-2.43	36.39	0.18	8.70	8.69	62.94	62.94	794.34
HMNF	HMN Financial, Inc.	MN	11.64	4,483	52.2	12.61	10.18	11.52	1.04	-4.98	0.78	0.69	0.65	15.33	15.24	138.06
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	22.40	2,038	45.6	27.37	19.06	22.00	1.82	13.71	-3.66	1.73	1.73	20.96	20.96	179.67
HMST	HomeStreet, Inc.	WA	19.43	24,539	476.8	24.43	17.00	20.48	-5.13	10.34	-10.50	1.98	2.21	20.87	19.95	202.77
IROQ	IF Bancorp, Inc.	IL	17.46	4,014	70.1	19.97	16.35	18.02	-3.11	4.55	-5.62	0.85	0.81	20.14	20.14	139.02
ISBC	Investors Bancorp, Inc.	NJ	11.48	334,894	3,842.9	13.13	11.05	11.69	-1.84	-0.56	-7.76	0.53	0.53	9.87	9.61	60.71
JXSB	Jacksonville Bancorp, Inc.	IL	25.75	1,793	46.2	33.08	21.97	25.75	0.00	14.44	-2.02	1.66	1.52	26.10	24.58	170.82
KRNY	Kearny Financial Corp.	NJ	11.51	93,528	1,076.5	13.00	9.49	12.09	-4.80	19.91	-9.16	0.06	0.12	12.44	11.27	46.00
LPSB	La Porte Bancorp, Inc.	IN	14.65	5,569	81.6	15.50	12.49	14.70	-0.34	16.59	-3.62	0.82	0.82	15.15	13.61	97.80
LSBG	Lake Sunapee Bank Group	NH	13.63	8,377	114.2	16.35	13.36	13.74	-0.80	-11.43	-2.85	1.16	1.24	16.30	9.98	177.97
MLVF	Malvern Bancorp, Inc.	PA	16.80	6,558	110.2	17.70	12.00	16.79	0.06	38.96	-4.33	0.58	0.53	12.41	12.41	99.98
MELR	Melrose Bancorp, Inc.	MA	15.00	2,830	42.4	15.69	13.20	15.02	-0.13	14.07	-1.83	NA	NA	16.23	16.23	79.02
EBSB	Meridian Bancorp, Inc.	MA	13.72	54,875	752.9	14.91	11.87	14.05	-2.35	10.65	-2.70	0.45	0.40	10.71	10.46	61.52
CASH	Meta Financial Group, Inc.	SD	40.67	8,495	345.5	53.51	33.61	43.36	-6.20	19.30	-11.45	2.66	3.30	33.24	24.60	297.78
MSBF	MSB Financial Corp.	NJ	12.43	5,954	74.0	12.89	8.86	12.39	0.32	34.92	-0.56	0.07	0.07	12.82	12.82	62.28
NYCB	New York Community Bancorp, Inc.	NY	15.38	484,943	7,458.4	19.18	14.26	15.48	-0.65	-2.78	-5.76	1.11	1.10	13.11	7.62	101.14
NFBK	Northfield Bancorp, Inc.	NJ	14.95	48,273	721.7	16.40	14.28	15.48	-3.42	1.98	-6.09	0.43	0.44	12.25	11.89	65.91
NWBI	Northwest Bancshares, Inc.	PA	12.05	101,872	1,227.6	14.11	11.52	12.57	-4.14	1.69	-10.01	0.67	0.73	11.42	8.75	87.71
OSHC	Ocean Shore Holding Co.	NJ	17.75	6,403	113.7	18.06	13.91	17.97	-1.22	24.61	3.50	1.10	1.12	17.29	16.49	166.71
OCFC	OceanFirst Financial Corp.	NJ	16.30	17,287	281.8	21.00	16.25	17.72	-8.01	-1.75	-18.62	1.21	1.24	13.58	13.46	147.97
ORIT	Oritani Financial Corp.	NJ	15.48	44,398	687.3	17.43	14.18	16.72	-7.42	7.50	-6.18	1.16	0.90	11.88	11.88	75.42
PBHC	Pathfinder Bancorp, Inc.	NY	12.19	4,352	53.1	13.32	9.81	12.39	-1.61	23.26	-5.54	0.67	0.57	13.27	12.18	139.52
PBBI	PB Bancorp, Inc.	CT	8.62	7,881	67.9	10.15	6.17	8.80	-2.05	36.13	1.12	0.08	0.09	6.67	5.79	59.48
PBSK	Poage Bankshares, Inc.	KY	17.28	3,923	67.8	18.85	14.63	17.29	-0.06	15.59	1.05	1.02	0.88	18.06	17.36	108.42
PROV	Provident Financial Holdings, Inc.	CA	17.08	8,346	142.5	19.19	15.06	17.48	-2.29	9.21	-9.58	1.10	1.10	16.52	16.52	141.06
PFS	Provident Financial Services, Inc.	NJ	18.57	65,489	1,216.1	21.20	17.71	19.64	-5.45	1.42	-7.84	1.34	1.38	18.11	11.56	135.27
PBIP	Prudential Bancorp, Inc.	PA	15.62	8,395	131.1	16.20	12.15	15.62	0.00	27.51	2.76	0.26	0.10	13.85	13.85	58.04
RVSB	Riverview Bancorp, Inc.	WA	4.35	22,500	97.9	5.48	4.00	4.32	0.69	-0.46	-7.25	0.26	0.25	4.73	3.59	39.84
SVBI	Severn Bancorp, Inc.	MD	5.22	10,086	52.6	5.88	4.25	5.53	-5.61	15.74	-9.22	0.26	0.26	5.87	5.84	76.74
SIFI	SI Financial Group, Inc.	CT	13.91	12,218	170.0	14.47	11.00	13.96	-0.36	25.32	1.90	0.34	0.36	12.60	11.10	118.97
SBCP	Sunshine Bancorp, Inc.	FL	14.12	5,259	74.3	15.50	11.80	14.28	-1.14	19.44	-7.12	-0.64	-0.46	14.47	12.29	84.06
TBNK	Territorial Bancorp Inc.	HI	25.40	9,660	245.4	29.44	21.45	26.65	-4.69	16.78	-8.44	1.56	1.51	22.52	22.52	184.63
TSBK	Timberland Bancorp, Inc.	WA	12.39	6,994	86.7	13.86	9.28	12.49	-0.80	15.69	-0.16	1.17	1.14	12.76	11.95	116.64
TRST	TrustCo Bank Corp NY	NY	5.49	95,262	523.0	7.20	5.17	5.50	-0.18	-18.79	-10.59	0.45	0.45	4.33	4.33	49.61
UCBA	United Community Bancorp	IN	13.70	4,201	57.6	15.42	11.77	13.80	-0.72	14.17	-8.61	0.63	0.71	15.75	15.11	123.75
UCFC	United Community Financial Corp.	OH	5.71	47,518	271.3	6.33	3.58	6.13	-6.85	3.82	-3.22	0.30	0.30	5.12	5.12	41.48
UBNK	United Financial Bancorp, Inc.	CT	11.25	49,922	561.6	14.16	10.28	11.30	-0.44	-12.79	-12.66	0.83	1.08	12.55	10.06	117.04
WSBF	Waterstone Financial, Inc.	WI	13.42	29,429	394.9	14.48	12.38	13.85	-3.10	3.79	-4.82	0.53	0.53	13.27	13.25	59.28

Exhibit IV-1A

Weekly Thrift Market Line - Part One

Prices As of February 6, 2016

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
Companies			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

WAYN	Wayne Savings Bancshares, Inc.	OH	12.85	2,782	35.7	14.49	11.69	12.57	2.21	-7.97	-2.74	0.62	0.62	14.28	13.67	152.41
WEBK	Wellesley Bancorp, Inc.	MA	18.42	2,462	45.4	20.59	18.05	18.54	-0.65	-3.46	-3.05	0.94	0.93	20.90	20.90	239.41
WBB	Westbury Bancorp, Inc.	WI	18.70	4,229	79.1	19.63	16.05	18.35	1.88	15.40	3.86	0.85	0.87	18.21	18.21	151.08
WFD	Westfield Financial, Inc.	MA	7.84	18,279	143.3	8.60	7.06	7.98	-1.75	6.81	-6.67	0.34	0.28	7.59	7.59	74.25
WBKC	Wolverine Bancorp, Inc.	MI	25.50	2,180	55.6	27.73	23.70	25.75	-0.97	7.37	-4.28	1.70	1.46	28.51	28.51	157.79
WSFS	WSFS Financial Corporation	DE	27.88	29,763	829.8	35.42	23.59	29.06	-4.06	6.12	-13.84	1.83	1.95	18.46	16.42	170.28
WVFC	WVS Financial Corp.	PA	11.58	2,040	23.6	12.60	10.75	11.51	0.61	3.58	-5.85	0.70	0.70	15.85	15.85	163.79

MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	IN	31.00	4,229	131.1	33.00	25.20	31.43	-1.37	5.08	-2.97	1.79	1.81	16.28	16.28	181.54
KFFB	Kentucky First Federal Bancorp (MHC)	OH	9.17	8,440	77.4	10.37	7.95	9.30	-1.40	15.35	-1.82	0.26	0.26	7.96	6.25	35.06
LSBK	Lake Shore Bancorp, Inc. (MHC)	CT	13.40	5,979	80.1	15.85	13.00	13.42	-0.15	-0.74	0.00	0.57	0.50	12.27	12.27	79.00
MGYR	Magyar Bancorp, Inc. (MHC)	WI	9.75	5,819	56.7	11.15	8.35	9.80	-0.51	17.47	-2.60	0.15	0.16	8.02	8.02	94.61
OFED	Oconee Federal Financial Corp. (MHC)	OH	19.40	5,882	114.1	20.95	16.50	18.91	2.59	-3.05	4.02	0.85	0.87	13.99	13.41	79.65
PVBC	Provident Bancorp, Inc. (MHC)	MA	13.01	9,499	123.6	13.49	11.26	12.90	0.85	NA	0.15	NA	NA	10.51	10.51	73.60
TFSL	TFS Financial Corporation (MHC)	WI	16.33	289,244	4,723.3	19.42	13.94	17.45	-6.42	14.92	-13.28	0.25	NA	5.95	5.91	42.76

Under Acquisition
ABCW	Anchor BanCorp Wisconsin Inc.	MA	40.93	9,597	392.8	45.75	32.57	42.68	-4.10	22.36	-5.95	14.19	13.93	37.49	37.49	233.07
AF	Astoria Financial Corporation	MI	15.12	100,721	1,522.9	18.13	12.47	15.13	-0.07	17.30	-4.61	0.84	0.84	15.06	13.22	149.91
CBNJ	Cape Bancorp, Inc.	DE	12.47	13,541	168.9	14.15	8.63	13.25	-5.89	42.35	0.32	0.86	0.65	12.45	10.63	115.45
CHEV	Cheviot Financial Corp.	PA	14.29	6,803	97.2	16.35	13.81	15.04	-4.99	1.49	-6.78	0.26	0.24	14.24	12.68	84.75
FXCB	Fox Chase Bancorp, Inc.	NY	19.13	11,768	225.1	20.78	16.05	19.57	-2.25	15.52	-5.72	0.88	0.94	15.18	15.18	93.37

(1)   Average of High/Low or Bid/Ask price per share.

(2)   Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.

(3)   EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.

(4)   Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)   ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(6)   Annualized based on last regular quarterly cash dividend announcement.

(7)   Indicated dividend as a percent of trailing 12 month earnings.

(8)   Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)   For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source:   SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2015 by RP® Financial, LC.

Exhibit IV-1B

Weekly Thrift Market Line - Part Two

Prices As of February 6, 2016

		Key Financial Ratios							Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
Companies			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)

ANCB	Anchor Bancorp	WA	16.62	16.62	2.65	16.22	2.71	16.58	NA	NA	61.97	96.30	15.26	96.30	50.37	NA	NA	NM
ASBB	ASB Bancorp, Inc.	NC	12.38	12.38	0.42	3.39	0.39	3.12	2.06	83.46	27.99	110.70	12.68	110.70	31.26	NA	NA	NM
ACFC	Atlantic Coast Financial Corporation	FL	9.79	9.79	1.00	9.92	1.44	14.31	5.13	19.84	11.10	107.14	10.04	107.14	7.72	0.00	0.00	NM
BKMU	Bank Mutual Corporation	WI	11.26	11.26	0.60	5.07	NA	NA	0.66	148.19	23.26	117.27	13.09	117.27	22.40	0.20	2.77	64.52
BFIN	BankFinancial Corporation	IL	14.89	14.80	2.87	19.87	2.89	20.04	1.00	106.43	27.27	114.69	16.10	115.40	26.19	0.20	1.67	47.73
BYBK	Bay Bancorp, Inc.	MD	14.10	13.59	0.55	3.98	0.67	4.82	2.00	21.57	28.24	78.34	10.80	81.50	23.58	0.00	0.00	NM
BNCL	Beneficial Bancorp, Inc.	PA	23.51	21.40	0.48	2.41	0.52	2.60	0.30	374.27	43.21	93.35	NA	105.38	40.18	NA	NA	NM
BHBK	Blue Hills Bancorp, Inc.	MA	21.07	20.57	0.42	1.83	0.40	1.71	0.27	288.04	49.36	98.73	18.62	101.74	51.02	0.08	0.58	14.29
BOFI	BofI Holding, Inc.	CA	9.24	9.24	1.64	18.39	1.65	18.48	0.50	101.66	9.47	153.36	14.01	153.36	9.47	NA	NA	NM
BYFC	Broadway Financial Corporation	CA	10.06	10.06	1.16	10.97	1.10	10.35	4.78	35.89	10.71	107.30	10.80	107.30	11.53	0.04	0.00	NM
BLMT	BSB Bancorp, Inc.	MA	8.48	8.48	0.42	4.45	NA	NA	0.58	124.66	30.11	135.31	11.48	135.31	NA	NA	NA	NM
CFFN	Capitol Federal Financial, Inc.	KS	14.39	14.39	0.70	5.32	0.70	5.32	0.55	18.79	20.69	118.32	18.02	118.32	20.69	0.34	2.83	144.83
CARV	Carver Bancorp, Inc.	NY	7.50	7.50	-0.02	-0.28	0.00	-0.01	2.62	29.36	NM	116.71	1.70	116.71	63.76	0.00	0.00	NM
CFBK	Central Federal Corporation	OH	10.60	10.60	0.42	3.91	0.42	3.93	2.44	100.87	33.75	89.92	6.67	89.92	33.75	0.00	0.00	NM
CHFN	Charter Financial Corporation	GA	19.95	19.60	0.56	2.62	0.58	2.71	1.32	93.40	24.09	99.88	19.72	102.16	23.70	0.20	1.54	37.04
CBNK	Chicopee Bancorp, Inc.	MA	12.73	12.73	0.36	2.61	0.36	2.61	1.18	78.23	29.97	104.95	13.81	104.95	29.97	0.36	2.00	53.33
CSBK	Clifton Bancorp Inc.	NJ	29.32	29.32	0.73	2.42	0.58	1.92	0.44	71.02	44.77	105.54	30.18	105.54	56.93	0.24	1.73	77.42
CWAY	Coastway Bancorp, Inc.	RI	13.39	13.39	0.26	1.75	0.26	1.75	2.31	26.41	43.91	84.60	11.33	84.60	43.91	NA	NA	NM
DCOM	Dime Community Bancshares, Inc.	NY	10.01	8.96	1.00	9.68	0.92	8.88	0.25	177.15	13.35	124.23	12.19	140.00	14.34	0.56	3.41	45.53
ESBK	Elmira Savings Bank	NY	9.65	7.63	0.74	7.41	0.71	7.16	0.80	91.16	15.48	109.52	8.94	151.07	16.22	0.92	5.08	78.63
ENFC	Entegra Financial Corp.	NC	13.29	13.29	2.51	20.34	2.62	21.17	2.60	47.59	4.66	84.35	10.75	85.19	NA	NA	NA	NM
EQFN	Equitable Financial Corp.	NE	16.59	16.59	NA	NA	NA	NA	NA	NA	20.36	83.87	13.92	83.87	20.23	NA	NA	NM
ESSA	ESSA Bancorp, Inc.	PA	10.66	9.99	0.62	5.68	0.62	5.73	1.53	40.35	15.33	88.90	8.57	98.69	14.92	0.36	2.70	41.38
EVER	EverBank Financial Corp	FL	7.23	7.05	0.55	6.95	0.59	7.46	0.62	51.16	14.45	99.90	6.49	102.81	NA	0.24	1.75	23.16
FCAP	First Capital, Inc.	IN	12.81	11.79	1.14	9.24	1.17	9.51	0.82	106.04	13.37	115.92	NA	127.46	NA	0.84	3.36	44.92
FBNK	First Connecticut Bancorp, Inc.	CT	8.98	8.98	0.52	5.57	0.48	5.16	1.26	59.41	19.53	104.77	9.50	104.77	21.66	0.24	1.48	26.51
FDEF	First Defiance Financial Corp.	OH	12.50	9.92	1.19	9.44	1.22	9.63	1.59	82.93	13.34	122.17	14.90	158.10	13.12	0.88	2.34	29.08
FFNW	First Financial Northwest, Inc.	WA	17.78	17.78	1.06	5.56	1.05	5.53	5.41	20.69	19.43	105.04	18.29	105.04	19.56	0.24	1.84	44.78
FNWB	First Northwest Bancorp	WA	20.07	NA	-0.51	-3.13	0.17	1.06	1.05	74.19	NM	86.13	17.03	NA	111.59	NA	NA	NM
FBC	Flagstar Bancorp, Inc.	MI	12.01	12.01	1.21	9.39	1.20	9.35	1.53	113.22	7.93	79.51	7.46	79.51	NA	0.00	0.00	NM
FSBW	FS Bancorp, Inc.	WA	11.41	11.41	1.54	12.41	1.59	12.75	0.16	702.28	8.13	102.46	11.39	102.46	7.68	0.28	1.18	9.56
GTWN	Georgetown Bancorp, Inc.	MA	10.97	10.97	0.54	4.88	0.54	4.88	NA	NA	22.56	111.19	11.98	111.19	22.56	0.19	0.98	22.09
HBK	Hamilton Bancorp, Inc.	MD	16.76	15.09	-0.05	-0.25	0.00	-0.01	2.40	20.93	NM	79.27	NA	89.76	NM	NA	NA	NM
HIFS	Hingham Institution for Savings	MA	7.92	7.92	1.17	14.72	1.17	14.71	0.40	143.42	13.31	185.12	14.45	185.12	13.32	1.20	1.00	16.19
HMNF	HMN Financial, Inc.	MN	11.10	11.04	0.61	5.00	0.58	4.75	2.15	81.36	19.08	74.92	8.11	75.35	20.32	0.00	0.00	NM
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	12.02	12.02	0.97	7.80	0.97	7.78	0.00	NM	13.41	106.58	12.65	106.58	13.41	0.32	1.43	18.56
HMST	HomeStreet, Inc.	WA	9.25	8.88	0.91	9.62	1.01	10.67	1.74	34.41	9.91	92.19	8.76	96.39	9.32	NA	NA	NM
IROQ	IF Bancorp, Inc.	IL	14.54	14.54	0.60	3.97	0.57	3.79	0.90	94.57	20.79	86.98	12.51	86.98	NA	0.10	0.57	11.90
ISBC	Investors Bancorp, Inc.	NJ	16.54	16.17	0.93	5.14	0.94	5.17	0.77	146.24	20.86	116.04	18.40	119.45	20.94	0.24	2.09	38.18
JXSB	Jacksonville Bancorp, Inc.	IL	15.25	14.49	0.97	6.52	0.89	5.98	1.16	90.73	15.24	101.26	14.96	107.70	16.37	0.32	1.24	78.11
KRNY	Kearny Financial Corp.	NJ	27.05	25.15	0.15	0.76	0.29	1.53	0.61	71.97	NM	92.29	24.44	102.09	82.49	0.08	0.70	54.45
LPSB	La Porte Bancorp, Inc.	IN	15.49	14.13	0.85	5.24	0.85	5.22	1.09	68.33	17.87	96.71	14.98	107.68	17.93	0.16	1.09	19.51
LSBG	Lake Sunapee Bank Group	NH	9.67	6.36	0.65	6.79	0.69	7.24	0.88	69.01	12.62	83.52	7.52	135.42	NA	0.56	4.11	50.93
MLVF	Malvern Bancorp, Inc.	PA	12.41	12.41	0.60	4.65	0.54	4.23	0.56	187.43	22.70	133.30	15.15	133.30	24.83	0.11	0.00	NM
MELR	Melrose Bancorp, Inc.	MA	20.53	20.53	-0.09	-0.44	0.00	-0.02	0.13	198.25	NA	92.45	18.98	92.45	NA	NA	NA	NA
EBSB	Meridian Bancorp, Inc.	MA	17.27	16.94	0.72	4.07	0.64	3.59	1.47	66.40	29.83	128.01	21.36	131.06	31.87	0.12	0.87	13.04
CASH	Meta Financial Group, Inc.	SD	10.73	8.17	0.78	8.83	0.96	10.94	0.26	94.57	15.89	119.27	11.67	156.82	13.07	0.52	1.28	20.31
MSBF	MSB Financial Corp.	NJ	20.59	20.59	0.12	0.95	0.12	0.95	4.87	20.46	NM	96.93	19.96	96.93	187.42	0.00	0.00	NM
NYCB	New York Community Bancorp, Inc.	NY	11.88	7.27	1.00	8.42	1.00	8.38	0.18	290.08	NM	125.67	14.82	213.34	12.16	0.68	4.42	NM
NFBK	Northfield Bancorp, Inc.	NJ	17.54	17.12	0.62	3.24	0.63	3.29	1.16	70.10	33.22	121.69	21.27	125.35	32.33	0.28	1.87	62.22
NWBI	Northwest Bancshares, Inc.	PA	13.00	10.28	0.77	5.71	0.84	6.24	1.17	64.37	18.83	105.54	13.71	137.55	16.94	0.60	4.98	89.06
OSHC	Ocean Shore Holding Co.	NJ	10.37	9.94	0.64	6.28	0.65	6.36	1.05	33.52	15.85	101.67	10.89	107.62	15.85	0.24	1.35	21.43
OCFC	OceanFirst Financial Corp.	NJ	9.18	9.10	0.83	8.97	0.86	9.22	2.13	32.41	13.47	118.17	10.87	119.21	12.70	0.52	3.19	42.98
ORIT	Oritani Financial Corp.	NJ	15.60	15.60	1.49	9.51	1.16	7.41	0.42	271.36	12.00	132.59	19.56	132.59	24.13	0.70	4.52	93.02
PBHC	Pathfinder Bancorp, Inc.	NY	11.72	11.03	0.51	4.30	0.44	3.71	1.26	79.76	18.47	91.78	8.70	100.00	21.55	0.20	1.64	24.24
PBBI	PB Bancorp, Inc.	CT	11.09	9.76	0.14	1.26	0.15	1.37	NA	NA	NM	129.17	14.32	148.98	94.19	0.10	1.16	139.77
PBSK	Poage Bankshares, Inc.	KY	16.65	16.12	0.88	5.40	0.76	4.68	1.40	52.02	16.94	95.70	15.94	99.52	19.67	0.24	1.39	23.53
PROV	Provident Financial Holdings, Inc.	CA	11.83	11.83	0.86	6.90	0.86	6.90	1.65	57.38	17.79	103.39	12.24	103.39	17.79	0.48	2.81	50.00
PFS	Provident Financial Services, Inc.	NJ	13.37	8.97	0.97	7.17	1.00	7.41	1.10	69.07	13.96	101.68	13.65	160.61	13.99	0.68	3.66	49.62
PBIP	Prudential Bancorp, Inc.	PA	24.02	24.02	0.43	1.78	0.17	0.71	3.51	18.05	65.08	113.11	25.08	113.11	184.19	0.12	0.77	112.50
RVSB	Riverview Bancorp, Inc.	WA	11.93	9.34	0.70	5.71	0.68	5.63	2.32	50.93	15.00	92.37	11.05	121.75	NA	0.07	1.61	19.40
SVBI	Severn Bancorp, Inc.	MD	11.10	11.06	0.65	5.98	0.65	5.98	4.54	26.15	24.86	88.03	7.16	88.52	NA	0.00	0.00	NM
SIFI	SI Financial Group, Inc.	CT	10.59	9.46	0.31	2.75	0.33	2.94	0.85	84.49	40.91	110.43	11.70	125.27	38.28	0.16	1.15	47.06
SBCP	Sunshine Bancorp, Inc.	FL	13.85	12.01	-0.91	-4.23	-0.68	-3.15	0.50	88.58	NM	104.00	14.64	121.14	NM	NA	NA	NM
TBNK	Territorial Bancorp Inc.	HI	12.24	12.24	0.84	6.65	0.82	6.45	0.42	31.24	15.97	111.71	13.47	111.71	16.48	0.72	2.83	49.06
TSBK	Timberland Bancorp, Inc.	WA	10.93	10.31	1.07	9.70	1.04	9.46	3.35	53.57	9.53	95.17	10.35	101.47	9.73	0.32	2.58	25.38
TRST	TrustCo Bank Corp NY	NY	8.72	8.71	0.91	10.65	0.90	10.56	1.04	104.66	12.36	126.54	11.05	126.71	12.41	0.26	4.78	59.12
UCBA	United Community Bancorp	IN	13.73	13.24	0.53	3.86	0.60	4.35	2.16	46.99	19.03	85.52	11.28	89.36	17.43	0.24	1.75	33.33
UCFC	United Community Financial Corp.	OH	12.38	12.37	0.79	6.09	0.79	6.08	2.24	42.81	16.79	111.09	13.65	111.10	16.85	0.10	1.75	25.00
UBNK	United Financial Bancorp, Inc.	CT	10.64	8.71	0.74	6.68	0.96	8.61	0.83	63.90	11.25	89.78	9.02	111.71	10.51	0.48	4.27	48.00
WSBF	Waterstone Financial, Inc.	WI	22.39	22.36	0.90	3.68	0.90	3.68	2.50	53.75	25.32	101.14	22.64	101.29	25.34	0.20	1.49	37.74

Exhibit IV-1B

Weekly Thrift Market Line - Part Two

Prices As of February 6, 2016

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
WAYN	Wayne Savings Bancshares, Inc.	OH	9.37	9.00	0.41	4.36	0.41	4.36	1.26	52.74	20.72	89.94	8.43	94.01	20.72	0.36	2.80	58.06
WEBK	Wellesley Bancorp, Inc.	MA	8.72	8.72	0.40	4.37	0.40	4.33	NA	130.10	16.16	86.93	7.30	86.93	NA	0.12	0.65	10.09
WBB	Westbury Bancorp, Inc.	WI	12.34	12.34	0.57	4.28	0.58	4.39	0.80	116.79	17.80	101.75	12.01	101.75	17.11	NA	NA	NM
WFD	Westfield Financial, Inc.	MA	10.29	10.29	0.45	4.25	0.36	3.47	0.57	108.46	23.76	102.75	10.69	102.75	29.19	0.12	1.53	36.36
WBKC	Wolverine Bancorp, Inc.	MI	18.18	18.18	1.02	5.74	0.88	4.95	2.36	120.94	15.00	89.44	16.26	89.44	17.41	NA	NA	58.82
WSFS	WSFS Financial Corporation	DE	9.98	8.97	1.07	10.43	1.14	11.17	0.81	97.02	15.07	142.95	14.85	169.79	13.59	0.24	0.86	11.89
WVFC	WVS Financial Corp.	PA	9.67	9.67	0.43	4.25	0.43	4.25	0.08	124.71	16.31	73.06	7.15	73.06	16.31	0.16	1.38	28.17

MHCs
GCBC	Greene County Bancorp, Inc. (MHC)	IN	8.96	8.96	1.05	11.51	1.06	11.67	0.78	164.87	16.23	185.30	16.45	185.30	16.23	0.74	2.39	38.48
KFFB	Kentucky First Federal Bancorp (MHC)	OH	22.81	18.84	0.74	3.26	0.74	3.26	NA	NA	38.21	114.50	25.22	145.79	NA	0.40	4.36	166.67
LSBK	Lake Shore Bancorp, Inc. (MHC)	CT	15.53	15.53	0.68	4.57	0.60	4.03	1.28	36.80	23.93	109.21	NA	109.21	27.09	0.28	2.09	37.50
MGYR	Magyar Bancorp, Inc. (MHC)	WI	8.48	8.48	0.17	1.91	0.18	2.04	4.14	43.65	54.17	121.05	9.93	121.05	50.71	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	OH	17.57	16.96	1.07	6.13	1.10	6.27	1.11	28.64	22.82	138.65	24.36	144.68	22.31	0.40	2.06	47.06
PVBC	Provident Bancorp, Inc. (MHC)	MA	16.74	16.74	NA	4.05	NA	5.48	NA	NA	NA	121.86	16.62	121.86	NA	NA	NA	NA
TFSL	TFS Financial Corporation (MHC)	WI	13.98	13.91	0.57	4.04	NA	NA	1.88	33.35	65.32	277.45	38.12	279.04	NA	0.40	2.45	136.00

Under Acquisition
ABCW	Anchor BanCorp Wisconsin Inc.	MA	16.09	16.09	6.30	51.74	6.18	50.81	4.30	41.22	2.81	107.15	17.47	107.15	2.83	NA	NA	NM
AF	Astoria Financial Corporation	MI	10.91	9.80	0.60	5.78	0.60	5.77	1.68	44.04	19.14	99.30	10.19	112.93	18.54	0.16	1.06	20.25
CBNJ	Cape Bancorp, Inc.	DE	10.85	9.41	0.85	7.16	0.63	5.28	1.07	78.67	12.99	100.28	10.54	117.36	17.22	0.40	3.21	37.50
CHEV	Cheviot Financial Corp.	PA	16.80	15.24	0.30	1.78	0.28	1.69	NA	NA	NM	100.77	17.00	112.67	76.28	0.40	2.80	278.57
FXCB	Fox Chase Bancorp, Inc.	NY	16.02	16.02	0.91	5.62	0.97	5.98	1.11	112.81	22.51	127.24	20.00	127.24	20.10	0.56	2.93	82.35

(1)       Average of High/Low or Bid/Ask price per share.

(2)       Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.

(3)       EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.

(4)       Exludes intangibles (such as goodwill, value of core deposits, etc.).

(5)       ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(6)       Annualized based on last regular quarterly cash dividend announcement.

(7)       Indicated dividend as a percent of trailing 12 month earnings.

(8)       Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)       For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source:   SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2015 by RP® Financial, LC.

EXHIBIT IV-2

Historical Stock Prices Indices

Exhibit IV-2

Historical Stock Price Indices(1)

					SNL	SNL
				NASDAQ	Thrift	Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index

2004:	Quarter 1	10357.7	1126.2	1994.2	1585.3	562.20
	Quarter 2	10435.5	1140.8	2047.8	1437.8	546.62
	Quarter 3	10080.3	1114.6	1896.8	1495.1	556.00
	Quarter 4	10783.0	1211.9	2175.4	1605.6	595.10

2005:	Quarter 1	10503.8	1180.6	1999.2	1516.6	551.00
	Quarter 2	10275.0	1191.3	2057.0	1577.1	563.27
	Quarter 3	10568.7	1228.8	2151.7	1527.2	546.30
	Quarter 4	10717.5	1248.3	2205.3	1616.4	582.80

2006:	Quarter 1	11109.3	1294.8	2339.8	1661.1	595.50
	Quarter 2	11150.2	1270.2	2172.1	1717.9	601.14
	Quarter 3	11679.1	1335.9	2258.4	1727.1	634.00
	Quarter 4	12463.2	1418.3	2415.3	1829.3	658.60

2007:	Quarter 1	12354.4	1420.9	2421.6	1703.6	634.40
	Quarter 2	13408.6	1503.4	2603.2	1645.9	622.63
	Quarter 3	13895.6	1526.8	2701.5	1523.3	595.80
	Quarter 4	13264.8	1468.4	2652.3	1058.0	492.85

2008:	Quarter 1	12262.9	1322.7	2279.1	1001.5	442.5
	Quarter 2	11350.0	1280.0	2293.0	822.6	332.2
	Quarter 3	10850.7	1166.4	2082.3	760.1	414.8
	Quarter 4	8776.4	903.3	1577.0	653.9	268.3

2009:	Quarter 1	7608.9	797.9	1528.6	542.8	170.1
	Quarter 2	8447.0	919.3	1835.0	538.8	227.6
	Quarter 3	9712.3	1057.1	2122.4	561.4	282.9
	Quarter 4	10428.1	1115.1	2269.2	587.0	260.8

2010:	Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
	Quarter 2	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 3	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 4	11577.5	1257.6	2652.9	592.2	290.1

2011:	Quarter 1	12319.7	1325.8	2781.1	578.1	293.1
	Quarter 2	12414.3	1320.6	2773.5	540.8	266.8
	Quarter 3	10913.4	1131.4	2415.4	443.2	198.9
	Quarter 4	12217.6	1257.6	2605.2	481.4	221.3

2012:	Quarter 1	13212.0	1408.5	3091.6	529.3	284.9
	Quarter 2	12880.1	1362.2	2935.1	511.6	257.3
	Quarter 3	13437.1	1440.7	3116.2	557.6	276.8
	Quarter 4	13104.1	1426.2	3019.5	565.8	292.7

2013:	Quarter 1	14578.5	1569.2	3267.5	602.3	318.9
	Quarter 2	14909.6	1606.3	3404.3	625.3	346.7
	Quarter 3	15129.7	1681.6	3771.5	650.8	354.4
	Quarter 4	16576.7	1848.4	4176.6	706.5	394.4

2014:	Quarter 1	16457.7	1872.3	4199.0	718.9	410.8
	Quarter 2	16826.6	1960.2	4408.2	723.9	405.2
	Quarter 3	17042.9	1972.3	4493.4	697.7	411.0
	Quarter 4	17823.1	2058.9	4736.1	738.7	432.8

2015:	Quarter 1	17776.1	2067.9	4900.9	749.3	418.8
	Quarter 2	17619.5	2063.1	4986.9	795.7	448.4
	Quarter 3	16284.7	1920.0	4620.2	811.7	409.4
	Quarter 4	17425.0	2043.9	5007.4	809.1	431.5
As of Feb. 5, 2016		16205.0	1880.1	4363.1	738.0	366.1

(1)         End of period data.

Sources:       SNL Financial and The Wall Street Journal.

EXHIBIT IV-3

Stock Indices as of February 5, 2016

SNL Financial

Current Values

Industry: Banking

Geography:         United States and Canada

						Day’s
	Index		Last	Day’s		Change		Market Breadth
	Value		Update	Change		(%)						—
SNL Custom** Indexes
SNL Banking Indexes
SNL U.S. Bank and Thrift	352.21	*	2/5/2016	(4.88	)*	(1.37	)*	58	*	335	*	32	*
SNL U.S. Bank	366.14	*	2/5/2016	(5.13	)*	(1.38	)*	48	*	268	*	19	*
SNL U.S. Thrift	738.02	*	2/5/2016	(7.23	)*	(0.97	)*	10	*	67	*	13	*
SNL TARP Participants	43.09	*	2/5/2016	(0.50	)*	(1.15	)*	4	*	2	*	13	*
KBW Nasdaq Bank	61.38	*	2/5/2016	(0.79	)*	(1.27	)*	NA	*	NA	*	NA	*
KBW Nasdaq Regional Bank	71.70	*	2/5/2016	(1.27	)*	(1.74	)*	NA	*	NA	*	NA	*
S&P 500 Bank	197.16	*	2/5/2016	(2.58	)*	(1.29	)*	NA	*	NA	*	NA	*
NASDAQ Bank	2,479.51	*	2/5/2016	(41.20	)*	(1.63	)*	NA	*	NA	*	NA	*
S&P 500 Commercial Banks	281.68	*	2/5/2016	(3.69	)*	(1.29	)*	NA	*	NA	*	NA	*
S&P 500 Diversified Banks	339.73	*	2/5/2016	(4.55	)*	(1.32	)*	NA	*	NA	*	NA	*
S&P 500 Regional Banks	66.37	*	2/5/2016	(0.77	)*	(1.15	)*	NA	*	NA	*	NA	*
S&P 500 Thrifts & Mortgage Finance	4.56	*	11/2/2015	(0.01	)*	(0.31	)*	NA	*	NA	*	NA	*
SNL Asset Size Indexes
SNL U.S. Bank < $250M	33.15	*	2/5/2016	(0.41	)*	(1.23	)*	0	*	1	*	0	*
SNL U.S. Bank $250M-$500M	310.42	*	2/5/2016	(5.40	)*	(1.71	)*	1	*	4	*	4	*
SNL U.S. Thrift < $250M	1,053.03	*	2/5/2016	(15.18	)*	(1.42	)*	0	*	2	*	0	*
SNL U.S. Thrift $250M-$500M	4,996.71	*	2/5/2016	(16.63	)*	(0.33	)*	2	*	7	*	8	*
SNL U.S. Bank < $500M	595.65	*	2/5/2016	(10.33	)*	(1.70	)*	1	*	5	*	4	*
SNL U.S. Thrift < $500M	1,705.21	*	2/5/2016	(7.02	)*	(0.41	)*	2	*	9	*	8	*
SNL U.S. Bank $500M-$1B	664.00	*	2/5/2016	(1.50	)*	(0.23	)*	20	*	28	*	11	*
SNL U.S. Thrift $500M-$1B	2,140.78	*	2/5/2016	(16.32	)*	(0.76	)*	4	*	19	*	4	*
SNL U.S. Bank $1B-$5B	735.78	*	2/5/2016	(14.11	)*	(1.88	)*	19	*	127	*	4	*
SNL U.S. Thrift $1B-$5B	2,552.04	*	2/5/2016	(32.46	)*	(1.26	)*	1	*	29	*	1	*
SNL U.S. Bank $5B-$10B	872.33	*	2/5/2016	(15.19	)*	(1.71	)*	5	*	48	*	0	*
SNL U.S. Thrift $5B-$10B	703.85	*	2/5/2016	(11.88	)*	(1.66	)*	1	*	6	*	0	*
SNL U.S. Bank > $10B	318.27	*	2/5/2016	(4.35	)*	(1.35	)*	3	*	60	*	0	*
SNL U.S. Thrift > $10B	147.08	*	2/5/2016	(0.92	)*	(0.62	)*	2	*	4	*	0	*
SNL Market Cap Indexes
SNL Micro Cap U.S. Bank	466.13	*	2/5/2016	(2.59	)*	(0.55	)*	76	*	144	*	416	*
SNL Micro Cap U.S. Thrift	847.85	*	2/5/2016	(5.36	)*	(0.63	)*	15	*	47	*	79	*
SNL Micro Cap U.S. Bank & Thrift	547.50	*	2/5/2016	(3.11	)*	(0.57	)*	91	*	191	*	495	*
SNL Small Cap U.S. Bank	423.85	*	2/5/2016	(7.48	)*	(1.74	)*	9	*	94	*	12	*
SNL Small Cap U.S. Thrift	547.21	*	2/5/2016	(9.42	)*	(1.69	)*	2	*	18	*	1	*
SNL Small Cap U.S. Bank & Thrift	445.41	*	2/5/2016	(7.84	)*	(1.73	)*	11	*	112	*	13	*
SNL Mid Cap U.S. Bank	280.79	*	2/5/2016	(5.10	)*	(1.78	)*	5	*	64	*	2	*
SNL Mid Cap U.S. Thrift	265.95	*	2/5/2016	(3.03	)*	(1.13	)*	1	*	9	*	0	*
SNL Mid Cap U.S. Bank & Thrift	282.06	*	2/5/2016	(4.91	)*	(1.71	)*	6	*	73	*	2	*
SNL Large Cap U.S. Bank	227.43	*	2/5/2016	(2.98	)*	(1.29	)*	0	*	21	*	0	*

SNL Large Cap U.S. Thrift	159.11	*	2/5/2016	0.62	*	0.39	*	1	*	0	*	0	*
SNL Large Cap U.S. Bank & Thrift	229.69	*	2/5/2016	(2.98	)*	(1.28	)*	1	*	21	*	0	*
SNL Geographic Indexes
SNL Mid-Atlantic U.S. Bank	330.48	*	2/5/2016	(4.96	)*	(1.48	)*	14	*	52	*	5	*
SNL Mid-Atlantic U.S. Thrift	2,921.87	*	2/5/2016	(17.02	)*	(0.58	)*	4	*	23	*	4	*
SNL Midwest U.S. Bank	435.99	*	2/5/2016	(3.49	)*	(0.79	)*	8	*	62	*	8	*
SNL Midwest U.S. Thrift	2,564.33	*	2/5/2016	(31.92	)*	(1.23	)*	4	*	17	*	3	*
SNL New England U.S. Bank	378.79	*	2/5/2016	(5.67	)*	(1.47	)*	1	*	19	*	0	*
SNL New England U.S. Thrift	2,129.22	*	2/5/2016	(28.50	)*	(1.32	)*	0	*	12	*	4	*
SNL Southeast U.S. Bank	202.36	*	2/5/2016	(3.51	)*	(1.71	)*	10	*	75	*	5	*
SNL Southeast U.S. Thrift	295.55	*	2/5/2016	(1.44	)*	(0.49	)*	1	*	5	*	1	*
SNL Southwest U.S. Bank	604.63	*	2/5/2016	(10.49	)*	(1.71	)*	3	*	25	*	0	*
SNL Southwest U.S. Thrift	660.63	*	2/5/2016	(2.95	)*	(0.44	)*	0	*	1	*	0	*
SNL Western U.S. Bank	1,168.74	*	2/5/2016	(13.93	)*	(1.18	)*	12	*	35	*	1	*
SNL Western U.S. Thrift	89.66	*	2/5/2016	(3.15	)*	(3.39	)*	1	*	9	*	1	*
SNL Stock Exchange Indexes
SNL U.S. Bank NYSE	316.11	*	2/5/2016	(4.25	)*	(1.33	)*	4	*	44	*	0	*
SNL U.S. Thrift NYSE	125.97	*	2/5/2016	(0.19	)*	(0.15	)*	2	*	3	*	0	*
SNL U.S. Bank NYSE MKT	612.14	*	2/5/2016	(19.42	)*	(3.08	)*	1	*	5	*	0	*
SNL U.S. Bank NASDAQ	586.32	*	2/5/2016	(9.73	)*	(1.63	)*	43	*	219	*	19	*
SNL U.S. Thrift NASDAQ	2,104.46	*	2/5/2016	(28.41	)*	(1.33	)*	8	*	64	*	13	*
SNL U.S. Bank Pink	304.43	*	2/5/2016	0.03	*	0.01	*	42	*	55	*	415	*
SNL U.S. Thrift Pink	270.16	*	2/5/2016	0.04	*	0.01	*	9	*	7	*	67	*
SNL Bank TSX	852.58	*	2/5/2016	(1.29	)*	(0.15	)*	3	*	8	*	1	*
SNL Other Indexes
SNL U.S. Thrift MHCs	5,360.33	*	2/5/2016	(68.63	)*	(1.26	)*	0	*	6	*	1	*
SNL Pink Asset Size Indexes
SNL U.S. Bank Pink < $100M	173.90	*	2/5/2016	6.41	*	3.83	*	3	*	0	*	27	*
SNL U.S. Bank Pink $100M-$500M	335.45	*	2/5/2016	(0.24	)*	(0.07	)*	26	*	23	*	285	*
SNL U.S. Bank Pink > $500M	265.68	*	2/5/2016	0.02	*	0.01	*	13	*	32	*	103	*
Broad Market Indexes
DJIA	16,204.83	*	2/5/2016	(211.75	)*	(1.29	)*
S&P 500	1,880.05	*	2/5/2016	(35.39	)*	(1.85	)*
S&P Mid-Cap	1,279.32	*	2/5/2016	(27.66	)*	(2.12	)*
S&P Small-Cap	605.16	*	2/5/2016	(14.62	)*	(2.36	)*
S&P 500 Financials	282.15	*	2/5/2016	(3.90	)*	(1.36	)*
SNL U.S. Financial Institutions	615.96	*	2/5/2016	(8.01	)*	(1.28	)*
MSCI US IMI Financials	1,045.65	*	2/5/2016	(14.94	)*	(1.41	)*
NASDAQ	4,363.14	*	2/5/2016	(146.42	)*	(3.25	)*
NASDAQ Finl	2,869.05	*	2/5/2016	(38.93	)*	(1.34	)*
NYSE	9,390.33	*	2/5/2016	(143.97	)*	(1.51	)*
Russell 1000	1,036.00	*	2/5/2016	(20.87	)*	(1.97	)*
Russell 2000	985.62	*	2/5/2016	(29.17	)*	(2.87	)*
Russell 3000	1,099.56	*	2/5/2016	(22.90	)*	(2.04	)*
S&P TSX Composite	12,763.99	*	2/5/2016	(10.51	)*	(0.08	)*
MSCI AC World (USD)	366.57	*	2/5/2016	(5.42	)*	(1.46	)*
MSCI World (USD)	1,523.87	*	2/5/2016	(24.99	)*	(1.61	)*
Bermuda Royal Gazette/BSX	1,220.18	*	2/5/2016	(4.41	)*	(0.36	)*

Intraday data is available for certain exchanges. In all cases, the data is at least 15 minutes delayed.

* - Intraday data is not currently available. Data is as of the previous close.

** - Non-publicly traded institutions and institutions outside of your current subscription are not included in custom indexes. Custom indexes including foreign institutions do not take into account currency translations. Data is as of the previous close.

All SNL indexes are market-value weighted; i.e., an institution’s effect on an index is proportional to that institution’s market capitalization.

Source: MSCI. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR                           Midwest: IA, IN, IL, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI

New England: CT, ME, MA, NH, RI, VT                                          Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV

Southwest: CO, LA, NM, OK, TX, UT                                                          West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

Copyright © 2016, SNL Financial LC

Usage of this product is governed by the License Agreement.

SNL Financial LC, One SNL Plaza, PO Box 2124, Charlottesville, Virginia 22902 USA, (434) 977-1600

EXHIBIT IV-4

Massachusetts Thrift Acquistions 2011 - Present

Exhibit IV-4

Massachusetts Thrift Acquisitions 2011-Present

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
						Total			LTM	LTM	NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce	Complete					Assets	E/A	TE/A	ROAA	ROAE	Assets	NPLs	Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Short Name		Target Name		($000)	(%)	(%)	(%)	(%)	(%)	(%)	($M)	($)	(%)	(%)	(x)	(%)	(%)

11/04/2014	Def. Agrmt	Investor group		Radius Bancorp, Inc.	MA	744,135	8.15	8.15	0.25	3.05	0.68	137.52	47.0	NA	81.57	81.57	27.14	6.65	-2.33
08/05/2014	Def. Agrmt	Fidelity MHC	MA	Barre Savings Bank	MA	152,983	9.67	9.67	0.43	4.47	0.94	119.10	NA	NA	NA	NA	NA	NA	NA
07/16/2014	11/01/2015	North Shore Bancorp	MA	Merrimac Savings Bank	MA	73,637	6.97	6.97	0.37	5.63	1.66	32.68	NA	NA	NA	NA	NA	NA	NA
02/13/2014	04/17/2015	Berkshire Hills Bancorp Inc.	MA	Hampden Bancorp, Inc.	MA	705,681	12.14	12.14	0.64	5.20	1.48	55.99	114.5	20.882	134.81	134.81	25.16	16.86	6.00
12/31/2013	02/20/2015	Independent Bank Corp.	MA	Peoples Federal Bancshares, Inc.	MA	606,201	17.11	17.11	0.35	1.96	0.30	220.44	130.6	20.386	122.66	122.66	59.96	21.55	7.28
11/15/2013	01/17/2015	Cape Ann SB	MA	Granite Savings Bank	MA	70,076	13.95	13.95	-0.09	-0.64	0.00	NA	NA	NA	NA	NA	NA	NA	NA
05/14/2013	09/01/2014	North Shore Bancorp	MA	Saugusbank, a Co-operative Bank	MA	206,232	8.91	8.91	0.31	3.56	3.02	25.84	NA	NA	NA	NA	NA	NA	NA
05/01/2012	06/01/2014	North Brookfield SB	MA	FamilyFirst Bank	MA	51,905	9.17	9.15	-0.39	-4.03	1.47	31.54	NA	NA	NA	NA	NA	NA	NA
	04/30/2014	Rockville Financial Inc.	CT	United Financial Bancorp, Inc.	MA	2,490,737	12.16	10.56	0.37	2.93	0.76	81.88	370.7	18.416	119.66	140.26	48.46	14.88	7.21
	11/15/2013	Independent Bank Corp.	MA	Mayflower Bancorp, Inc.	MA	261,344	8.66	8.66	0.58	6.56	0.36	151.76	37.4	17.918	163.48	163.48	25.24	14.29	7.20
	11/09/2012	Independent Bank Corp.	MA	Central Bancorp, Inc.	MA	521,350	8.59	8.20	0.21	2.23	2.75	29.08	54.8	32.006	154.47	164.98	NM	10.51	8.43
	07/01/2012	Framingham Co-operative Bank	MA	Natick Federal Savings Bank	MA	155,587	9.23	9.23	-0.05	-0.53	1.26	11.04	NA	NA	NA	NA	NA	NA	NA
03/14/2012	02/25/2012	South Adams Savings Bank	MA	Adams Co-operative Bank	MA	196,056	9.47	9.47	0.16	1.73	6.05	14.25	NA	NA	NA	NA	NA	NA	NA
09/13/2011	01/03/2012	Haverhill Bank	MA	Economy Co-operative Bank	MA	24,145	10.33	10.33	0.13	1.33	0.31	127.03	NA	NA	NA	NA	NA	NA	NA
09/08/2011	02/01/2012	Salem Five Bancorp	MA	Stoneham Savings Bank	MA	366,819	6.43	5.58	-1.29	-19.55	4.93	18.98	NA	NA	NA	NA	NA	NA	NA
09/01/2011	04/01/2011	Hometown Bank A Co-Op Bank	MA	Athol-Clinton Co-operative Bank	MA	89,181	9.17	9.17	-1.50	-15.30	13.20	20.47	NA	NA	NA	NA	NA	NA	NA
01/20/2011	06/30/2011	People’s United Financial Inc.	CT	Danvers Bancorp, Inc.	MA	2,630,968	11.16	10.01	0.65	5.71	0.73	89.87	488.9	22.810	163.16	184.10	28.51	18.58	13.37

				Average:		549,826	10.08	9.84	0.07	0.25	2.35	72.97			134.26	141.69	35.75	14.76	6.74
				Median:		206,232	9.23	9.23	0.25	2.23	1.26	44.33			134.81	140.26	27.83	14.88	7.21

Source: SNL Financial, LC.

EXHIBIT IV-5

HarborOne Bank

Director and Senior Management Summary Resumes

Exhibit IV-5

HarborOne Bank

Director and Senior Management Summary Resumes

The following includes a brief biography for each of our directors. The biography of each director also includes information regarding the experience, qualifications, attributes or skills that caused our board of directors to determine that such member of our board of directors should serve as a director. There are no family relationships among any of our directors or executive officers. Unless otherwise stated, each director has held his or her current occupation for the last five years.

Joseph F. Barry retired in 2003 as Senior Vice President of HMI, Inc., a travel marketing firm located in Norwood, Massachusetts, after 14 years with the company. Before joining HMI, Inc., Mr. Barry was Vice President at Knapp Shoes, Inc. from 1986 to 1989 and Vice President at Herman Shoe International, Inc. from 1983 to 1986. Mr. Barry was selected to serve as a director because of his business experience and ability to assist us in strategic planning.

James W. Blake has served as President and Chief Executive Officer of HarborOne Bank since 1995, after serving as Chief Operating Officer in 1993. Prior to joining HarborOne Bank, Mr. Blake was Senior Vice President of Retail Banking and Marketing at Mechanics Bank in Worcester, Massachusetts, from 1986 to 1993. Mr. Blake has served on the Community Depository Institutions Advisory Council of the Federal Reserve Bank of Boston. Since 2011, he has served on the Signature Healthcare Executive Business Council, and the YMCA Foundation. He also currently serves on the board of the Connecticut Online Computer Center, a position he has held since 2003. He also served on the board of the Massachusetts Credit Union League, from 1998 to 2012. As President and Chief Executive Officer, Mr. Blake is familiar with our banking operations and provides the board of directors with insight into our challenges, opportunities and operations. In addition, he was selected to serve as a director because of his extensive banking experience and familiarity with our market area.

David P. Frenette, Esq. is an attorney in solo practice in Brockton, Massachusetts, focusing primarily on elder care law, estate planning, residential and commercial real estate and business organization. Mr. Frenette has practiced law for nearly 25 years. Mr. Frenette was a partner at Frenette & Dukess from 1995 to 2012 and with Wheatley, Frenette & Dukess from 1990 to 1995, specializing in real estate closings for local banks, including HarborOne Bank. Mr. Frenette has served on the Board of Trustees of Signature Healthcare Brockton Hospital, since 1999, as well as on the Boards at the Old Colony YMCA since 1993. He is also an active member at Rotary Club of Brockton. Mr. Frenette was selected to serve as a director because of his extensive experience in the practice of law, particularly in real estate, and because of his involvement and knowledge of the local community.

Gordon Jezard retired in 2012 after a 28-year career in the automotive parts and supplies retail business, as owner of and director of operations at Bettridge Auto Parts, Inc. in Brockton, Massachusetts, which he sold in 2012. Prior to his tenure at Bettridge Auto Parts, Inc., Mr. Jezard held management positions at Eastern Edison Co., an electric company in Brockton, Massachusetts. Mr. Jezard is a graduate of Northeastern University with degrees in Business Management and Electrical Engineering. Mr. Jezard was selected to serve as a director because of his knowledge of and experience working with small businesses.

Edward F. Kent retired in 1999. Prior to retiring, Mr. Kent served as Vice President, Regulatory Affairs at Mitek Surgical Products Inc., a Johnson & Johnson Company, in Norwood, Massachusetts, and held management positions at Accumetrics, Inc., a healthcare company in San Diego, California, providing diagnostic testing, Beaver Surgical in Norwood, Massachusetts, and Acufex Microsurgical, Inc. in Norwood, Massachusetts. Mr. Kent is also the former owner of Kent Products Inc., a manufacturing company in Easton, Massachusetts. He graduated from Wentworth Institute of Technology with an aerospace engineering license and Boston University with a B.S. degree in aeronautical engineering. Mr. Kent also served in the U.S. Navy, receiving an honorable discharge in 1955. He has been an active member in the community, including having been a member of the board of the Goddard Hospital from 1983 to 1987, and a tutor at Trinity Catholic Academy in Brockton, Massachusetts and the Adult Learning Center in Brockton, Massachusetts. Mr. Kent was selected to serve as a director because of his knowledge of and service to our local community.

Exhibit IV-5 (continued)

HarborOne Bank

Director and Senior Management Summary Resumes

Barry R. Koretz is President and founder of BKA Architects, Inc. in Brockton, Massachusetts, a full-service commercial architecture and design firm he started in 1974. As President of BKA Architects, Inc., Mr. Koretz is responsible for matters related to finance, administration, business development and project management of the 50-person firm with approximately $7 million in annual billings. Mr. Koretz has served as co-chair of the Signature Healthcare Executive Business Council since 2012 and the Signature Healthcare Capital Campaign Steering Committee since 2015, and as a director of the Brockton Boys and Girls Club since 2000. Previously, Mr. Koretz was a member of the Board of Trustees of Brockton Hospital and the boards of directors of Metro South Chamber of Commerce and the United Way of Greater Plymouth County. Mr. Koretz was selected to serve as a director because of his experience owning and managing a business in our market area, which, together with his knowledge of and service to our local community, provides a unique perspective on the needs of customers in our market area.

Timothy R. Lynch has served as Chief Medical Officer at South Shore Physician Ambulatory Enterprise (SSPAE) in Weymouth, Massachusetts, since 2015, and practicing internist at South Shore Medical Center since 2013. Prior to joining SSPAE, Dr. Lynch was Lead Hospital Physician, South Region at Atrius Health from 2013 to 2015. From 1996 to 2013, Dr. Lynch held the following positions at Signature Healthcare: Vice President of Quality from 2011 to 2013; Vice President of the Medical Staff from 2010 to 2013; Vice Chairman, Physician Hospital Organization Board of Directors from 2003 to 2008; Trustee, Signature Healthcare Corporation from 2002 to 2013; Trustee, Signature Healthcare Brockton Hospital Incorporated from 2002 to 2013; and Patient Care Assessment Coordinator from 1996 to 2013. Dr. Lynch currently serves as a member of the board of directors of Health Provider Services Organization. Dr. Lynch was selected to serve as a director because of his management experience, including strategic planning, budget development and state, federal and industry regulatory compliance.

Wallace H. Peckham, III retired in 2015 from Conley & Wood, CPA’s P.C., in South Easton, Massachusetts, where he had worked since 2013 following its merger with the company he founded in 2010, Peckham & Eidlin, CPA’s, P.C., in Brockton, Massachusetts. Mr. Peckham has been self-employed since 1982 as a certified public accountant in private practice throughout Brockton, Massachusetts, providing professional services to individuals and the business community. Mr. Peckham has been a member of the Board of Trustees of Signature Healthcare, Brockton Hospital since 2007 and served as chairman from 2013 to 2014. He is a member of the Rotary Club of Brockton. Mr. Peckham was selected to serve as a director because of his financial and accounting experience, which provides a unique perspective with respect to the preparation and review of our financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures, accounting practices and tax matters.

Michael Sullivan has been a partner at the Ashcroft Law Firm, LLC in Boston, Massachusetts since 2009. Mr. Sullivan is recognized as an expert in government investigations, corporate compliance and ethics, fraud, corruption, health care and corporate security, with extensive policy and regulatory experience. Prior to joining the Ashcroft Law Firm, LLC, Mr. Sullivan was a United States Attorney for the District of Massachusetts from 2001 to 2009. From 2006 through 2008, Mr. Sullivan served as Director of the Bureau of Alcohol, Tobacco, Firearms and Explosives in Washington, DC and from 1995 to 2001 he served as the District Attorney for Plymouth County, Massachusetts. Mr. Sullivan has been a member of the board of directors of Signature Healthcare since May 2009, Old Colony YMCA since 1995, Continuing Education Institute from 1989 to 1994 and Consumer Credit Counseling Services from 1986 to 1989. Mr. Sullivan was selected to serve as a director because of his extensive policy and regulatory legal experience and continued service to the community.

Exhibit IV-5 (continued)

HarborOne Bank

Director and Senior Management Summary Resumes

Executive Officers

The following table provides information regarding our executive officers who were not directors as of December 31, 2015. Our executive officers serve at the discretion of our board of directors and hold office until their successors are duly elected and qualified or until the earlier of their death, resignation or removal.

Name	Age	Position(s)

Joseph F. Casey	55	Executive Vice President, Chief Operating Officer and Chief Financial Officer at HarborOne Bancorp and HarborOne Bank

Leo C. Donahue	66	Senior Vice President — Retail Officer at HarborOne Bank

Wayne F. Dunn	60	Senior Vice President — Chief Technology Officer at HarborOne Bank

Christopher K. Gibbons	63	Senior Vice President — Consumer Lending at HarborOne Bank

Mark T. Langone	47	Senior Vice President — Chief Enterprise Risk Officer at HarborOne Bank

Peter F. Makowiecki	55	Senior Vice President — Residential Lending at HarborOne Bank

David B. Reilly	50	Senior Vice President — Operations at HarborOne Bank

H. Scott Sanborn	52	Senior Vice President — Commercial Lending at HarborOne Bank

David E. Tryder	50	Senior Vice President and Chief Marketing Officer at HarborOne Bank

Patricia M. Williams	55	Senior Vice President — Human Resources at HarborOne Bank

The following is a brief biography of each of our executive officers.

Joseph F. Casey joined HarborOne Bank in 2004 and has served as Executive Vice President, Chief Operating Officer and Chief Financial Officer since 2015. Prior to his current position, he served as Executive Vice President and Chief Financial Officer from 2006 to 2015 and Senior Vice President and Chief Financial Officer from 2004 to 2006. Before joining HarborOne Bank, Mr. Casey was Vice President at Seacoast Financial Services in New Bedford, Massachusetts and Senior Vice President, Chief Financial Officer and Treasurer at Compass Bank for Savings in New Bedford, Massachusetts from 2003 to 2004, and prior to that held various titles, including Chief Financial Officer, Treasurer, Controller and Internal Auditor during his 17 years with Andover Bancorp, Inc. in Andover, Massachusetts.

Leo C. Donahue has served as Senior Vice President — Retail Officer since joining HarborOne Bank in 2007. Prior to joining HarborOne Bank, Mr. Donahue was a self-employed consultant from 2005 to 2007; Senior Vice President — Division Manager, Personal Banking Group at North Shore Bank in Peabody, Massachusetts from 2003 — 2004; and Senior Vice President — Division Manager, Personal Banking Group at Warren Five Cent Savings Bank in Peabody, Massachusetts from 1987 to 2003.

Wayne F. Dunn has served as Senior Vice President — Chief Technology Officer since joining HarborOne Bank in 2008. Prior to joining HarborOne Bank, Mr. Dunn was Director, Enterprise Solutions at NWN Corporation in Waltham, Massachusetts from 2007 to 2008; Chief Technology Officer at Clearway Technology Partners in Medway, Massachusetts in 2007; and Senior Director, Enterprise Computing and Principal Consultant at AimNet Solutions, Inc. (acquired by Cognizant Technology Solutions Corporation) in Holliston, Massachusetts from 2001 to 2007.

Exhibit IV-5 (continued)

HarborOne Bank

Director and Senior Management Summary Resumes

Christopher K. Gibbons joined HarborOne bank in August 1994 and has been the Senior Vice President — Consumer Lending since 1999. Prior to his current position, he served as Senior Vice President — Consumer Lending & Collections from 1999 to 2015 and Vice President - Consumer Lending from 1994 to 1999. Before joining HarborOne Bank, Mr. Gibbons worked at several banks in Abington, Massachusetts and Brockton, Massachusetts as Vice President — Consumer Lending.

Mark T. Langone has served as Senior Vice President — Chief Enterprise Risk Officer since joining HarborOne Bank in 2015. Prior to joining HarborOne Bank, Mr. Langone was a bank examiner at the FDIC in Foxboro, Massachusetts, from 1990 to 2003 and 2012 to 2015; Senior Vice President — Director of Risk Governance and Senior Vice President — Credit Risk Management at Sovereign Bank (now Santander Bank, N.A.) in Boston, Massachusetts from 2004 to 2012; and Senior Vice President — Senior Risk Management at Compass Bank for Savings in New Bedford, Massachusetts, from 2003 to 2004.

Peter F. Makowiecki has served as Senior Vice President — Residential Lending since joining HarborOne Bank in 2013. Prior to joining HarborOne Bank, Mr. Makowiecki held various titles, including Senior Vice President — Sales & Marketing and President of MetLife Home Loans, at MetLife Bank in Irving, Texas, from 2008 to 2010. Mr. Makowiecki was President and Chief Executive Officer of First Horizon Home Loan Corporation from 2005 to 2008 and Senior Executive Vice President — Chief Financial Officer of First Horizon Home Loan Corporation from 2000 to 2005.

David B. Reilly has served as Senior Vice President — Operations since joining HarborOne Bank in 2008. Prior to joining HarborOne Bank, Mr. Reilly was Senior Vice President — Operations from 2004 to 2008 and Vice President — Director Alternative Delivery and Customer Service in 2004 at Rockland Trust Company in Rockland, Massachusetts; Technology Integration On-Site Coordinator at Citizens Bank in Providence, Rhode Island in 2003; and Director, Information Technology from 2000 to 2003 and Vice President — Call Center Operations and Retail Delivery from 1996 to 2003 at Cambridgeport Bank in Cambridge, Massachusetts.

H. Scott Sanborn has served as Senior Vice President — Commercial Lending since joining HarborOne Bank in 2014. Prior to joining HarborOne Bank, Mr. Sanborn was Regional Vice President — Metro Boston & Rhode Island/Southeastern Massachusetts from 2011 to 2014 and Professionals Group Leader, Wealth from 2010 to 2011 at TD Bank in Boston, Massachusetts and Senior Vice President — Regional Executive & Professionals Market Leader from 2005 to 2010 and Senior Vice President — Market Manager from 2000 to 2004 at Sovereign Bank (now Santander Bank, N.A.) based in Boston, Massachusetts.

David E. Tryder has served as Senior Vice President — Chief Marketing Officer since joining HarborOne Bank in 2014. Prior to joining HarborOne Bank, Mr. Tryder was Director — Digital Strategy Group in 2013, Director — Interactive & Relationship Marketing from 2009 to 2013, and Senior Manager — Interactive Marketing from 2005 to 2009 at Dunkin’ Donuts in Canton, Massachusetts; Vice President — Marketing Director at Modem Media in Norwalk, Connecticut, from 2004 to 2005; Vice President — Marketing Director at Digitas, LLC in Boston, Massachusetts, from 2000 to 2004; and Product Manager — ATM Network and Online Banking at Fleet Bank in Boston, Massachusetts, from 1997 to 2000.

Patricia M. Williams, Senior Vice President of Human Resources, joined HarborOne in 1986. During her tenure she has held the leadership role in the Human Resources Division and has been responsible for the development, implementation and oversight of Human Resources policies, training and development, benefits, talent acquisition and retention and culture.

Source:    HarborOne Bank’s prospectus.

EXHIBIT IV-6

HarborOne Bank

Pro Forma Regulatory Capital Ratios

Exhibit IV-6

HarborOne Bank

Pro Forma Regulatory Capital Ratios

			Pro Forma at December 31, 2015
			Based Upon the Sale in the Offering of
			8,709,525 Shares		10,246,500 Shares		11,783,475 Shares		13,550,996 Shares
	Historical		(Minimum of		(Midpoint of		(Maximum of		(Adjusted Maximum of
	at December 31, 2015		Offering Range)		Offering Range)		Offering Range)		Offering Range) (1)
		Percent of		Percent of		Percent of		Percent of		Percent of
	Amount	Assets(2)	Amount	Assets(2)	Amount	Assets(2)	Amount	Assets(2)	Amount	Assets(2)
	(Dollars in thousands)

Capital and Retained Earnings	$190,688	8.81%	$221,780	10.07%	$227,511	10.30%	$233,243	10.52%	$239,834	10.78%

Common equity tier 1 capital(3)	$177,809	10.84%	$208,901	12.68%	$214,632	13.02%	$220,364	13.35%	$226,955	13.74%
Common equity tier 1 requirement(4)	106,601	6.50%	107,098	6.50%	107,189	6.50%	107,2800	6.50%	107,384	6.50%
Excess	$71,208	4.34%	$101,803	6.18%	$107,443	6.52%	$113,084	6.85%	$119,571	7.24%

Tier 1 leverage capital(3)	$177,809	8.30%	$208,901	9.58%	$214,632	9.81%	$220,364	13.35%	$226,955	10.31%
Tier 1 leverage requirement(4)	107,082	5.00%	108,994	5.00%	109,344	5.00%	109,693	5.00%	110,095	5.00%
Excess	$70,727	3.30%	$99,907	4.58%	$105,288	4.81%	$110,671	5.04%	$116,860	5.31%

Tier 1 risk-based capital(3)	$177,809	10.84%	$208,901	12.68%	$214,632	13.02%	$220,364	13.35%	$226,955	13.74%
Tier 1 risk-based requirement(4)	171,331	8.00%	174,390	8.00%	174,950	8.00%	175,509	8.00%	176,153	8.00%
Excess	$6,478	2.84%	$34,511	4.68%	$39,682	5.02%	$44,855	5.35%	$50,802	5.74%

Total risk-based capital(3)	$191,509	11.68%	$222,601	13.51%	$228,332	13.85%	$234,064	14.18%	$240,655	14.57%
Total risk-based requirement(4)	164,001	10.00%	164,766	10.00%	164,906	10.00%	165,045	10.00%	165,206	10.00%
Excess	$27,508	1.68%	$57,835	3.51%	$63,426	3.85%	$69,019	4.18%	$75,449	4.57%

Net proceeds invested in HarborOne Bank	$41,822	$49,447	$57,072	$65,840
Less: Common stock acquired by employee stock ownership plan	(7,153)	(8,416)	(9,678)	(11,130)
Less: Common stock acquired by equity incentive plan	(3,577)	(4,208)	(4,839)	(5,565)
Pro forma increase in Tier 1 and total risk- based capital	$31,092	$36,823	$42,555	$49,145

(1)                           Pro forma capital levels assume that the employee stock ownership plan purchases 8.0% of the shares of common stock sold in the stock offering and issued to the Foundation with funds HarborOne Bancorp lends to such plan. Pro forma generally accepted accounting principles (“GAAP”) capital and regulatory capital have been reduced by the amount required to fund this plan. See “Management” for a discussion of the employee stock ownership plan.

(2)                           Equity and Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets. HarborOne Bank obtained FDIC deposit insurance in 2013, and is treated as a de novo institution and required by the FDIC to maintain a Tier 1 leverage ratio of not less than 8.0% for the first seven years of operation following the effectiveness of its deposit insurance.

(3)                           Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20.0% risk weighting.

(4)                           Reflects regulatory requirements to be considered “well-capitalized.” HarborOne Bank obtained FDIC deposit insurance in 2013, and is treated as a de novo institution and required by the FDIC to maintain a Tier 1 leverage ratio of not less than 8.0% for the first seven years of operation following the effectiveness of its deposit insurance.

EXHIBIT IV-7

HarborOne Bank

Pro Forma Analysis Sheet — Fully Converted Basis

Exhibit IV-7

PRO FORMA ANALYSIS SHEET - FULLY CONVERTED BASIS

HarborOne Bank

Prices as of February 5, 2016

					Peer Group				Massachusetts Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	45.63	x	21.13	x	19.53	x	23.67	x	23.76	x	17.93	x	16.55	x
Price-core earnings ratio (x)		P/Core	47.31	x	21.03	x	18.76	x	25.38	x	29.19	x	18.53	x	17.41	x
Price-book ratio (%)	=	P/B	59.56%		109.43%		105.16%		118.34%		108.07%		104.85%		102.61%
Price-tangible book ratio (%)	=	P/TB	61.77%		113.20%		106.58%		118.72%		108.07%		113.19%		107.14%
Price-assets ratio (%)	=	P/A	9.67%		14.39%		11.19%		13.76%		12.89%		13.38%		12.65%

Valuation Parameters

Pre-Conversion Earnings (Y)	$5,768,000
Pre-Conversion Earnings (CY)	$5,591,000
Pre-Conversion Book Value (B)	$190,688,000
Pre-Conv. Tang. Book Val. (TB)	$177,014,000
Pre-Conversion Assets (A)	$2,163,142,000
Reinvestment Rate (2)(R)	1.76%
Est. Conversion Expenses (3)(X)	3.00%
Tax Rate (TAX)	40.00%
Shares Tax	$0
ESOP Stock Purchases (E)	8.00	%(5)
Cost of ESOP Borrowings (S)	0.00	%(4)
ESOP Amortization (T)	20.00	years
RRP Amount (M)	4.00%
RRP Vesting (N)	5.00	years (5)
Foundation (F)	1.50%
Tax Benefit (Z)	1,350,000
Percentage Sold (PCT)	100.00%
Option (O1)	10.00	%(6)
Estimated Option Value (O2)	28.00	%(6)
Option vesting (O3)	5.00	(6)
Option pct taxable (O4)	25.00	%(6)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$227,700,000
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$227,700,000
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$227,700,000
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$227,700,000
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$227,700,000
		1 - P/A * PCT * (1-X-E-M-F)

				Shares		Aggregate
	Shares Issued	Price Per	Gross Offering	Issued To	Total Shares	Market Value
Conclusion	To the Public	Share	Proceeds	Foundation	Issued	of Shares Issued
Supermaximum	29,756,250	10.00	$297,562,500	357,075	30,113,325	$301,133,250
Maximum	25,875,000	10.00	258,750,000	310,500	26,185,500	261,855,000
Midpoint	22,500,000	10.00	225,000,000	270,000	22,770,000	227,700,000
Minimum	19,125,000	10.00	191,250,000	229,500	19,354,500	193,545,000

(1)    Pricing ratios shown reflect the midpoint value.

(2)    Net return reflects a reinvestment rate of 1.76 percent and a tax rate of 40.0 percent.

(3)    Offering expenses shown at estimated midpoint value.

(4)    No cost is applicable since holding company will fund the ESOP loan.

(5)    ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 40.0 percent.

(6)    10 percent option plan with an estimated Black-Scholes valuation of 28.0 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 40.0 percent.

EXHIBIT IV-8

HarborOne Bank

Pro Forma Effect of Conversion Proceeds — Fully Converted Basis

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Minimum

1.	Pro Forma Market Capitalization	$193,545,000
	Less: Foundation Shares	2,295,000
2.	Offering Proceeds	$191,250,000
	Less: Estimated Offering Expenses	5,737,500
	Net Conversion Proceeds	$185,512,500

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$185,512,500
	Less: Cash Contribution to Foundation	573,750
	Less: Non-Cash Stock Purchases (1)	23,225,400
	Net Proceeds Reinvested	$161,713,350
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$1,707,693
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	464,508
	Less: Amortization of Options (4)	975,467
	Less: Recognition Plan Vesting (5)	929,016
	Net Earnings Impact	$(661,298)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2015 (reported)	$5,768,000	$(661,298)	$5,106,702
	12 Months ended December 31, 2015 (core)	$5,591,000	$(661,298)	$4,929,702

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2015	$190,688,000	$161,713,350	$1,147,500	$353,548,850
	December 31, 2015 (Tangible)	$177,014,000	$161,713,350	$1,147,500	$339,874,850

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2015	$2,163,142,000	$161,713,350	$1,147,500	$2,326,002,850

(1)      Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)      ESOP stock purchases are internally financed by a loan from the holding company.

(3)      ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4)      Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)      RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Midpoint

1.	Pro Forma Market Capitalization	$227,700,000
	Less: Foundation Shares	2,700,000
2.	Offering Proceeds	$225,000,000
	Less: Estimated Offering Expenses	6,750,000
	Net Conversion Proceeds	$218,250,000

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$218,250,000
	Less: Cash Contribution to Foundation	675,000
	Less: Non-Cash Stock Purchases (1)	27,324,000
	Net Proceeds Reinvested	$190,251,000
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$2,009,051
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	546,480
	Less: Amortization of Options (4)	1,147,608
	Less: Recognition Plan Vesting (5)	1,092,960
	Net Earnings Impact	$(777,997)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2015 (reported)	$5,768,000	$(777,997)	$4,990,003
	12 Months ended December 31, 2015 (core)	$5,591,000	$(777,997)	$4,813,003

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2015	$190,688,000	$190,251,000	$1,350,000	$382,289,000
	December 31, 2015 (Tangible)	$177,014,000	$190,251,000	$1,350,000	$368,615,000

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2015	$2,163,142,000	$190,251,000	$1,350,000	$2,354,743,000

(1)      Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)      ESOP stock purchases are internally financed by a loan from the holding company.

(3)      ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4)      Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)      RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Maximum Value

1.	Pro Forma Market Capitalization	$261,855,000
	Less: Foundation Shares	3,105,000
2.	Offering Proceeds	$258,750,000
	Less: Estimated Offering Expenses	7,762,500
	Net Conversion Proceeds	$250,987,500

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$250,987,500
	Less: Cash Contribution to Foundation	776,250
	Less: Non-Cash Stock Purchases (1)	31,422,600
	Net Proceeds Reinvested	$218,788,650
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$2,310,408
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	628,452
	Less: Amortization of Options (4)	1,319,749
	Less: Recognition Plan Vesting (5)	1,256,904
	Net Earnings Impact	$(894,697)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2015 (reported)	$5,768,000	$(894,697)	$4,873,303
	12 Months ended December 31, 2015 (core)	$5,591,000	$(894,697)	$4,696,303

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2015	$190,688,000	$218,788,650	$1,552,500	$411,029,150
	December 31, 2015 (Tangible)	$177,014,000	$218,788,650	$1,552,500	$397,355,150

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2015	$2,163,142,000	$218,788,650	$1,552,500	$2,383,483,150

(1)      Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)      ESOP stock purchases are internally financed by a loan from the holding company.

(3)      ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4)      Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)      RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$301,133,250
	Less: Foundation Shares	3,570,750
2.	Offering Proceeds	$297,562,500
	Less: Estimated Offering Expenses	8,926,875
	Net Conversion Proceeds	$288,635,625

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$288,635,625
	Less: Cash Contribution to Foundation	892,688
	Less: Non-Cash Stock Purchases (1)	36,135,990
	Net Proceeds Reinvested	$251,606,947
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$2,656,969
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	722,720
	Less: Amortization of Options (4)	1,517,712
	Less: Recognition Plan Vesting (5)	1,445,440
	Net Earnings Impact	$(1,028,902)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2015 (reported)	$5,768,000	$(1,028,902)	$4,739,098
	12 Months ended December 31, 2015 (core)	$5,591,000	$(1,028,902)	$4,562,098

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2015	$190,688,000	$251,606,947	$1,785,375	$444,080,322
	December 31, 2015 (Tangible)	$177,014,000	$251,606,947	$1,785,375	$430,406,322

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2015	$2,163,142,000	$251,606,947	$1,785,375	$2,416,534,322

(1)      Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)      ESOP stock purchases are internally financed by a loan from the holding company.

(3)      ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4)      Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)      RRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

EXHIBIT IV-9

HarborOne Bank

Pro Forma Analysis Sheet — Minority Stock Offering

EXHIBIT IV-9

PRO FORMA ANALYSIS SHEET - MINORITY STOCK OFFERING

HarborOne Bank

February 5, 2016

				Peer Group		Massachusetts Companies		All Publicly-Traded
Price Multiple		Symbol	Subject (1)	Mean	Median	Mean	Median	Mean	Median
Price-earnings ratio (x)		P/E	42.34x	21.13x	19.53x	23.67x	23.76x	17.93x	16.55x
Price-core earnings ratio (x)		P/Core	43.78x	21.03x	18.76x	25.38x	29.19x	18.53x	17.41x
Price-book ratio (%)	=	P/B	82.03%	109.43%	105.16%	118.34%	108.07%	104.85%	102.61%
Price-tangible book ratio (%)	=	P/TB	86.28%	113.20%	106.58%	118.72%	108.07%	113.19%	107.14%
Price-assets ratio (%)	=	P/A	10.12%	14.39%	11.19%	13.76%	12.89%	13.38%	12.65%

Valuation Parameters

Pre-Conversion Earnings (Y)(2)	$5,767,000
Pre-Conversion Earnings (CY)(2)	$5,590,000
Pre-Conversion Book Value (B)(2)	$190,588,000
Pre-Conv. Tang. Book Value (TB)(2)	$176,914,000
Pre-Conversion Assets (A)(2)	$2,163,042,000
Reinvestment Rate (3)(R)	1.76%
Est. Conversion Expenses (4)(X)	3.49%
Tax Rate (TAX)	40.00%

ESOP Stock Purchases (E)	8.00	%(6)
Cost of ESOP Borrowings (S)	0.00	%(5)
ESOP Amortization (T)	20.00	years
MRP Amount (M)	4.00%
MRP Vesting (N)	5.00	years(6)
Foundation (F)	2.67%
Tax Benefit (Z)	1,366,200
Percentage Sold (PCT)	46.20%
Option (O1)	10.00	%(7)
Estimated Option Value (O2)	28.30	%(7)
Option vesting (O3)	5.00	(7)
Option pct taxable (O4)	25.00	%(7)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$227,700,000
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$227,700,000
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$227,700,000
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$227,700,000
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$227,700,000
		1 - P/A * PCT * (1-X-E-M-F)

							Aggregate
					Shares		Market Value
	Shares Owned by	Shares Issued	Price Per	Gross Offering	Issued to	Total Shares	of Shares Issued	Full Value
Conclusion	The MHC	To the Public	Share	Proceeds	Foundation	Issued Publicly	Publicly	Total Shares
Super Maximum	16,200,969	13,550,996	10.00	$135,509,960	361,360	13,912,356	$139,123,563	30,113,325
Maximum	14,087,799	11,783,475	10.00	$117,834,750	314,226	12,097,701	120,977,010	26,185,500
Midpoint	12,250,260	10,246,500	10.00	$102,465,000	273,240	10,519,740	105,197,400	22,770,000
Minimum	10,412,721	8,709,525	10.00	$87,095,250	232,254	8,941,779	89,417,790	19,354,500

(1)      Pricing ratios shown reflect the midpoint value.

(2)      Adjusted for capitalizing MHC with $100,000.

(3)      Net return reflects a reinvestment rate of 1.76 percent, and a tax rate of 40.0 percent.

(4)      Offering expenses shown at estimated midpoint value.

(5)      No cost is applicable since holding company will fund the ESOP loan.

(6)      ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 40.0 percent.

(7)      10 percent option plan with an estimated Black-Scholes valuation of 28.30 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 40.0 percent.

EXHIBIT IV-10

HarborOne Bank

Pro Forma Effect of Conversion Proceeds — Minority Stock Offering

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Minimum

1.	Pro Forma Market Capitalization	$89,417,790
	Less: Foundation Shares	2,322,540
2.	Offering Proceeds	$87,095,250
	Less: Estimated Offering Expenses	3,451,243
	Net Conversion Proceeds	$83,644,007

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$83,644,007
	Less: Cash Contribution to Foundation	580,635
	Less: Non-Cash Stock Purchases (1)	10,730,135
	Net Proceeds Reinvested	$72,333,237
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$763,839
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	214,603
	Less: Amortization of Options (4)	455,494
	Less: Recognition Plan Vesting (5)	429,205
	Net Earnings Impact	$(335,463)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2015 (reported)	$5,767,000	$(335,463)	$5,431,537
	12 Months ended December 31, 2015 (core)	$5,590,000	$(335,463)	$5,254,537

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2015	$190,588,000	$72,333,237	$1,161,270	$264,082,507
	December 31, 2015 (Tangible)	$176,914,000	$72,333,237	$1,161,270	$250,408,507

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2015	$2,163,042,000	$72,333,237	$1,161,270	$2,236,536,507

(1)      Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.

(2)      ESOP stock purchases are internally financed by a loan from the holding company.

(3)      ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4)      Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5)      MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Midpoint

1.	Pro Forma Market Capitalization	$105,197,400
	Less: Foundation Shares	2,732,400
2.	Offering Proceeds	$102,465,000
	Less: Estimated Offering Expenses	3,571,156
	Net Conversion Proceeds	$98,893,844

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$98,893,844
	Less: Cash Contribution to Foundation	683,100
	Less: Non-Cash Stock Purchases (1)	12,623,688
	Net Proceeds Reinvested	$85,587,056
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$903,799
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	252,474
	Less: Amortization of Options (4)	535,876
	Less: Recognition Plan Vesting (5)	504,948
	Net Earnings Impact	$(389,498)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2015 (reported)	$5,767,000	$(389,498)	$5,377,502
	12 Months ended December 31, 2015 (core)	$5,590,000	$(389,498)	$5,200,502

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2015	$190,588,000	$85,587,056	$1,366,200	$277,541,256
	December 31, 2015 (Tangible)	$176,914,000	$85,587,056	$1,366,200	$263,867,256

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2015	$2,163,042,000	$85,587,056	$1,366,200	$2,249,995,256

(1)  Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.

(2)  ESOP stock purchases are internally financed by a loan from the holding company.

(3)  ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4)  Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5)  MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Maximum

1.	Pro Forma Market Capitalization	$120,977,010
	Less: Foundation Shares	3,142,260
2.	Offering Proceeds	$117,834,750
	Less: Estimated Offering Expenses	3,691,069
	Net Conversion Proceeds	$114,143,681

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$114,143,681
	Less: Cash Contribution to Foundation	785,565
	Less: Non-Cash Stock Purchases (1)	14,517,241
	Net Proceeds Reinvested	$98,840,875
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$1,043,760
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	290,345
	Less: Amortization of Options (4)	616,257
	Less: Recognition Plan Vesting (5)	580,690
	Net Earnings Impact	$(443,532)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2015 (reported)	$5,767,000	$(443,532)	$5,323,468
	12 Months ended December 31, 2015 (core)	$5,590,000	$(443,532)	$5,146,468

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2015	$190,588,000	$98,840,875	$1,571,130	$291,000,005
	December 31, 2015 (Tangible)	$176,914,000	$98,840,875	$1,571,130	$277,326,005

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2015	$2,163,042,000	$98,840,875	$1,571,130	$2,263,454,005

(1)  Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.

(2)  ESOP stock purchases are internally financed by a loan from the holding company.

(3)  ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4)  Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5)  MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

HarborOne Bank

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$139,123,563
	Less: Foundation Shares	3,613,600
2.	Offering Proceeds	$135,509,960
	Less: Estimated Offering Expenses	3,828,968
	Net Conversion Proceeds	$131,680,992

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$131,680,992
	Less: Cash Contribution to Foundation	903,400
	Less: Non-Cash Stock Purchases (1)	16,694,828
	Net Proceeds Reinvested	$114,082,764
	Estimated net incremental rate of return	1.06%
	Reinvestment Income	$1,204,714
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	333,897
	Less: Amortization of Options (4)	708,695
	Less: Recognition Plan Vesting (5)	667,793
	Net Earnings Impact	$(505,671)

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
4.	Pro Forma Earnings

	12 Months ended December 31, 2015 (reported)	$5,767,000	$(505,671)	$5,261,329
	12 Months ended December 31, 2015 (core)	$5,590,000	$(505,671)	$5,084,329

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth

	December 31, 2015	$190,588,000	$114,082,764	$1,806,800	$306,477,564
	December 31, 2015 (Tangible)	$176,914,000	$114,082,764	$1,806,800	$292,803,564

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets

	December 31, 2015	$2,163,042,000	$114,082,764	$1,806,800	$2,278,931,564

(1)  Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the public shares, respectively.

(2)  ESOP stock purchases are internally financed by a loan from the holding company.

(3)  ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 40.0 percent rate.

(4)  Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5)  MRP is amortized over 5 years, and amortization expense is tax effected at 40.0 percent.

EXHIBIT V-1

RP® Financial, LC.

Firm Qualifications Statement

RP FINANCIAL, LC.

Advisory | Planning | Valuation

FIRM QUALIFICATION STATEMENT

RP ® Financial, LC. (“RP Financial”) provides financial and management consulting, merger advisory and valuation services to the financial services companies, including banks, thrifts, credit unions, insurance companies, mortgage companies and others. We offer a broad array of services, high quality and prompt service, hands-on involvement by our senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff has extensive consulting, valuation, financial advisory and industry backgrounds.

STRATEGIC PLANNING SERVICES

RP Financial’s strategic planning services, for established or de novo banking companies, provide effective feasible plans with quantifiable results to enhance shareholder value, achieve regulatory approval or realize other objectives. We conduct situation analyses; establish mission/vision statements, develope strategic goals and objectives; and identify strategies to enhance value, address capital, increase earnings, manage risk and tackle operational or organizational matters. Our proprietary financial simulation models facilitate the evaluation of the feasibility, impact and merit of alternative financial strategies.

MERGER ADVISORY SERVICES

RP Financial’s merger advisory services include targeting buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring deal terms, preparing merger business plans and financial simulations, rendering fairness opinions, preparing fair valuation analyses and supporting post-merger strategies. RP Financial is also expert in de novo charters, shelf charters and failed bank deals with loss sharing or other assistance. Through financial simulations, valuation proficiency and regulatory familiarity, RP Financial’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP Financial’s extensive valuation practice includes mergers, thrift stock conversions, insurance company demutualizations, merger valuation and goodwill impairment, ESOPs, going private, secondary offerings and other purposes. We are highly experienced in performing appraisals conforming with regulatory guidelines and appraisal standards. RP Financial is the nation’s leading valuation firm for thrift stock conversions, with offerings ranging up to $4 billion.

MANAGEMENT STUDIES

RP Financial provides effective organizational planning, and we are often engaged to prepare independent management studies required for regulatory enforcement actions. We evaluate Board, management and staffing needs, assess existing talent and capabilities and make strategic recommendations for new positions, replacement, succession and other organizational matters.

ENTERPRISE RISK ASSESSMENT SERVICES

RP Financial provides effective enterprise risk assessment consulting services to assist our clients in evaluating the degree to which they have properly identified, understood, measured, monitored and controlled enterprise risk as part of a deliberate risk/reward strategy and to help them implement strategies to mitigate risk, enhance performance, ensure effective reporting and compliance with laws and regulations and avoid potential future damage to their reputation and associated consequences and to mitigate residual risk and unanticipated losses.

OTHER CONSULTING SERVICES

RP Financial provides other consulting services including evaluating regulatory changes, development diversification and branching strategies, conducting feasibility studies and other research, and preparing management studies in response to regulatory enforcement actions. We assist clients with CRA plans and revising policies and procedures. Our other consulting services are aided by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (35)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (32)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Managing Director (30)	(703) 647-6553	mfaust@rpfinancial.com
Gregory E. Dunn, Director (33)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (30)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (29)	(703) 647-6549	joren@rpfinancial.com
Carla H. Pollard, Senior Vice President (27)	(703) 647-6556	cpollard@rpfinancial.com

RP Financial, LC.	Phone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax: (703) 528-1788
Arlington, VA 22201	www.rpfinancial.com

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